EXHIBIT (c)(ii)

Consolidated Financial Statements of the Co-registrant

2009–10 Report on State Finances

of the Queensland Government – 30 June 2010

Queensland Government

Contents

Page
Message from the Treasurer	2

Scope of the Report	3

Outcomes Report - Uniform Presentation Framework

Overview and Analysis	4-01

Operating Statement by Sector	4-07

Balance Sheet by Sector	4-08

Cash Flow Statement by Sector	4-09

General Government Sector Taxes	4-10

General Government Sector Dividend and Income Tax Equivalent Income	4-10

General Government Sector Grant Revenue	4-11

General Government Sector Grant Expenses	4-11

General Government Sector Expenses by Function	4-12

General Government Sector Purchases of Non-financial Assets by Function	4-13

Loan Council Allocation	4-13

Certification of Outcomes Report	4-14

AASB 1049 Financial Statements

Overview and Analysis	5-01

Audited Financial Statements

Operating Statement	6-01

Balance Sheet	6-03

Statement of Changes in Net Assets (Equity)	6-04

Cash Flow Statement	6-06

Notes to the Financial Statements	6-07

Certification of Queensland State Government Financial Statements	6-98

Independent Auditor’s Report to the Treasurer of Queensland	6-99

Report on State Finances 2009–10 – Government of Queensland	1

Message from the Treasurer

As outlined in the Charter of Social and Fiscal Responsibility, the Government is committed to fiscal transparency and accountability. A key objective of this report is to facilitate a meaningful assessment of the State’s financial performance over the 2009-10 financial year and its net worth at balance date.

This report provides details of the General Government Sector’s and Total State Sector’s financial operations and position on both a Uniform Presentation Framework (Outcomes Report) and Australian Accounting Standards basis.

Accounting standard, AASB 1049 Whole of Government and General Government Sector Financial Reporting aims to harmonise Government Finance Statistics (GFS) and Generally Accepted Accounting Principles (GAAP), with the objective of improving the clarity and transparency of government financial statements.

In endorsing this report, I place on record my appreciation of the professionalism and co-operation extended to Queensland Treasury by agency personnel and of the Treasury staff involved in its preparation.

ANDREW FRASER

Treasurer

Minister for Employment and Economic Development

Report on State Finances 2009–10 – Government of Queensland	2

Scope of the Report

The Report on State Finances, incorporating the Outcomes Report and AASB1049 Financial Statements for the General Government Sector (GGS) and Whole of Government (Total State Sector), provides a comprehensive analysis of Government finances for the 2009-10 financial year.

The Outcomes Report

The Outcomes Report contains financial statements that are prepared and presented in accordance with the Uniform Presentation Framework (UPF) agreed to at the 1991 Premiers’ Conference and recently revised to align with AASB 1049 Whole of Government and General Government Sector Financial Reporting. The primary objective of the UPF is to provide uniform and comparable reporting of Commonwealth, State and Territory governments’ financial information.

Queensland’s annual Budget was prepared in accordance with the revised UPF, and the Outcomes Report compares achieved financial results with revised forecasts as per the 2010-11 Budget papers.

The UPF presentation is primarily structured on a sectoral basis with a focus on the General Government and Public Non-financial Corporations sectors.

The AASB 1049 Financial Statements

The AASB 1049 Financial Statements outline the operations of the Queensland Government on an accrual basis in accordance with Australian Accounting Standard AASB 1049 Whole of Government and General Government Sector Financial Reporting and other applicable standards. The statements present the operating statement, balance sheet and cash flows of the Queensland Total State Sector on a consolidated basis and the GGS on a partially consolidated basis.

AASB 1049 Whole of Government and General Government Sector Financial Reporting was released in October 2007. The standard aims to harmonise the Government Finance Statistics (GFS) and Accounting Standard frameworks. The GFS reporting framework, developed by the Australian Bureau of Statistics (ABS), is based on international statistical standards and allows comprehensive assessments to be made of the economic impact of government. A full set of financial statements is required for both the GGS and Total State Sector. Comparison is with the prior year, though the GGS financial statements also require analysis of variances between original published budget and actuals.

Financial statements for the General Government, Public Non-financial Corporations and Public Financial Corporations sectors are disclosed in the disaggregated information note to the financial statements (Note 2).

Refer Note 54 of the financial statements for a full list of consolidated entities.

Where applicable, comparatives have been restated to agree with changes in presentation in the financial statements for the current reporting period and to correct timing differences and/or errors from prior periods.

Related Publications

This report complements other key publications relating to the financial performance of the Queensland Public Sector including:

•	the annual Budget papers;

•	Budget updates including the Mid Year Update;

•	the Treasurer’s Consolidated Fund Financial Report; and

•	the annual reports of the various departments, statutory bodies, Government-owned corporations and other entities that comprise the Queensland Government.

Report on State Finances 2009–10 – Government of Queensland	3

2009-10
Outcomes Report

Uniform Presentation Framework of the Queensland Government – 30 June 2010

Queensland Government

Outcomes Report - Overview and Analysis

Overview

The General Government UPF net operating balance for 2009-10 was a deficit of $56 million, compared to the budgeted deficit of $287 million. The improvement in the result is due to marginally lower expenses.

A cash deficit of $5.305 billion was recorded for 2009-10 in the General Government Sector, compared to a budgeted deficit of $5.254 billion.

The State’s net worth decreased to $175.655 billion as at 30 June 2010, mainly due to revaluation decrements to non-financial assets.

Payments for capital purchases in the General Government Sector were slightly higher than forecast mainly due to the purchase of the Traveston land from the Public Non-financial Corporations Sector.

Summary of Key UPF Financial Aggregates

Outlined in the table below are the key aggregates, by sector.

	General Government Sector		Public Non-financial Corporations Sector		Non-financial Public Sector
	Est. Actual	Outcome	Est. Actual	Outcome	Est. Actual	Outcome
	$ million	$ million	$ million	$ million	$ million	$ million
Revenue	39,689	39,729	11,994	11,939	47,988	47,882
Expenses	39,976	39,785	11,750	11,499	48,779	48,150
Net operating balance	(287)	(56)	244	440	(791)	(267)
Cash surplus/(deficit)	(5,254)	(5,305)	(5,508)	(3,319)	(10,763)	(8,625)
Capital purchases	(8,626)	(8,767)	(7,682)	(6,505)	(16,305)	(14,818)
Net worth	187,607	175,655	27,213	22,499	187,607	175,655
Net debt	(13,206)	(13,342)	33,831	32,555	20,626	19,214
Net borrowing	5,182	5,182	3,966	2,465	9,148	7,646
Borrowing	15,524	15,916	36,080	35,782	51,604	51,697

Note:

1.	Numbers may not add due to rounding

Report on State Finances 2009–10 – Government of Queensland	4-01

Outcomes Report - Overview and Analysis

General Government Revenue	2009-10 Est. Actual	2009-10 Outcome
	$ million	$ million
Taxation revenue	9,474	9,375
Grants revenue	20,375	20,205
Sales of goods and services	3,928	3,962
Interest income	2,230	2,205
Dividend and income tax equivalent income	1,005	950
Other revenue	2,678	3,032

Total Revenue	39,689	39,729

Note:

1.	Numbers may not add due to rounding

Total revenue was only $40 million higher than the 2009-10 estimated actual. This was largely due to:

•	other revenue being boosted by land contributions from developers and higher royalties from increased prices and volumes of coal sales, offset by;

•	lower than budgeted grants from the Australian Government, particularly for GST; and

•	taxation revenue being marginally (1%) lower than forecast, primarily transfer duty on motor vehicles and competitive neutrality fees.

General Government Expenses	2009-10 Est. Actual	2009-10 Outcome
	$ million	$ million
Employee expenses	15,395	15,566
Superannuation expenses
Superannuation interest cost	1,329	1,320
Other superannuation expenses	2,019	2,051
Other operating expenses	8,124	7,756
Depreciation and amortisation	2,479	2,500
Other interest expenses	827	803
Grant expenses	9,802	9,789

Total Expenses	39,976	39,785

Note:

1.	Numbers may not add due to rounding

Total expenses were marginally changed from forecast due to:

•	other operating expenses being lower than expected as a result of changes in timing of payments between financial years as well as reallocations to employee expenses; and

•	employee expenses being higher than budgeted mainly due to increased Health employee costs and reallocations from other operating expenses.

Report on State Finances 2009–10 – Government of Queensland	4-02

Outcomes Report - Overview and Analysis

General Government expenditure is focussed on the delivery of core services to the community. As shown in the chart below, education and health account for the largest share of expenses.

Cash Flows

A cash deficit of $5.305 billion was recorded for 2009-10 in the General Government sector, compared to the estimated actual forecast of $5.254 billion. This is the result of the improved net operating position being offset by higher than expected capital works.

Capital Purchases and Borrowings

Purchases of non-financial assets (i.e. capital expenditure) totalled $8.767 billion, $141 million more than forecast. This increase is primarily due to the purchase of the Traveston land from the Public Non-financial Sector. However, as a result of the improved net operating position, net borrowing was as forecast.

The gross borrowing for the General Government was $15.916 billion, $392 million more than forecast due to market movements in the value of debt.

Report on State Finances 2009–10 – Government of Queensland	4-03

Queensland’s capital spend per capita is $1,960 in 2009-10 which is almost double the average of the other states.

Report on State Finances 2009–10 – Government of Queensland	4-04

Outcomes Report - Overview and Analysis

Net Worth

The State’s net worth was $175.655 billion as at 30 June 2010, $11.952 billion lower than budgeted. A large portion of the decrease relates to the revaluation of land and other fixed assets to reflect the market value. These revaluations were only finalised after the Budget was published.

In addition there has been a decrease in the value of the Public Non-financial and Financial Corporations sectors due mainly to changes in the valuation of transport infrastructure.

Net Debt

Net debt is the most common measure used to judge the overall strength of a jurisdiction’s fiscal position. High levels of net debt impose a call on future revenue flows to service that debt and can limit government flexibility to adjust outlays.

In 2009-10, Queensland’s net debt is strongly negative due to the investments it holds for employee and other obligations.

Queensland’s net debt position improved marginally compared to budget to an outcome of negative $13.342 billion.

Queensland’s negative net debt of $2,983 per capita compares favourably to the average net debt of $1,000 per capita of the other states.

Report on State Finances 2009–10 – Government of Queensland	4-05

Outcomes Report - Overview and Analysis

Operating Result

The operating result represents the result for the State under the Accounting Standards framework. The GGS operating result of negative $956 million differs from the net operating balance as it includes valuation adjustments such as gains and losses on financial and non-financial assets, and deferred tax revenue.

Comprehensive Result - Total Change in Net Worth

The comprehensive result includes revaluation of assets taken to reserves. The decrease between the estimated actual and the actual result is due mainly to revaluations of property, plant and equipment of the Departments of Transport and Main Roads and Environment and Resource Management which were completed subsequent to the release of the Budget. The net worth was also impacted by the decline in value of the PNFC sector due to rail infrastructure and plant and equipment revaluations.

Public Non-financial Corporations (PNFC) Sector

The Public Non-financial Corporations Sector comprises bodies such as Government-owned corporations that mainly engage in the production of goods and services (of a non-financial nature) for sale in the market place at prices that aim to recover most of the costs involved.

•	The PNFC sector recorded a net operating surplus of $440 million, $196 million higher then forecast due to lower than budgeted interest expenses.

•	The cash deficit of $3.319 billion is $2.189 billion lower than forecast mainly due to lower than forecast capital expenditure for transport, water and electricity infrastructure; and

•	The net worth of the sector has decreased due to the improved operating result being more than offset by market value interest adjustments and asset revaluations.

State Financial (Total State) Sector

The Total State Sector includes all State Government departments and statutory authorities, public non-financial corporations, public financial corporations and their controlled entities. All material inter-entity and intra-entity transactions and balances have been eliminated to the extent practicable.

•

A negative net operating balance of $2.237 billion was recorded in 2009-10. However, this excludes earnings on QIC trust of $2.3 billion which are included in “Other economic flows” in accordance with GFS conventions.

•	The Total State Sector cash deficit was $10.343 billion for 2009-10 after allowing for purchases of non-financial assets of $14.908 billion; and

•	The Total State Sector net debt position was $20.246 billion.

Report on State Finances 2009–10 – Government of Queensland	4-06

2009-10 Operating Statement by Sector ($million)

		General Government Sector		Public Non-financial Corporations Sector		Non-financial Public Sector		Public Financial Corporations Sector	State Financial Sector
		Est. Actual	Actual	Est. Actual	Actual	Est. Actual	Actual	Actual (b)	Actual (b)
	Revenue from Transactions
	Taxation revenue	9,474	9,375	—	—	9,182	9,105	—	9,101
	Grants revenue	20,375	20,205	2,200	2,203	20,492	20,352	—	20,352
	Sales of goods and services	3,928	3,962	9,290	9,248	12,876	12,649	1,127	13,546
	Interest income	2,230	2,205	91	110	2,320	2,314	4,062	1,922
	Dividend and income tax equivalent income	1,005	950	—	—	31	57	—	—
	Other revenue	2,678	3,032	413	379	3,088	3,406	66	3,473
	Total Revenue from Transactions	39,689	39,729	11,994	11,939	47,988	47,882	5,255	48,393
Less	Expenses from Transactions
	Employee expenses	15,395	15,566	2,347	2,290	17,612	17,730	196	17,778
	Superannuation expenses
	Superannuation interest cost	1,329	1,320	—	(8)	1,329	1,312	—	1,312
	Other superannuation expenses	2,019	2,051	189	181	2,208	2,232	13	2,245
	Other operating expenses	8,124	7,756	4,185	4,154	11,934	11,302	1,646	12,863
	Depreciation and amortisation	2,479	2,500	2,455	2,467	4,934	4,968	28	4,996
	Other interest expenses	827	803	2,252	2,093	2,939	2,794	5,285	3,625
	Grants expenses	9,802	9,789	91	79	7,822	7,811	—	7,811
	Other property expenses	—	—	232	243	—	—	43	—
	Total Expenses from Transactions	39,976	39,785	11,750	11,499	48,779	48,150	7,212	50,631
Equals	Net Operating Balance	(287)	(56)	244	440	(791)	(267)	(1,957)	(2,237)

	Other economic flows - included in operating result	54	(900)	(758)	(2,769)	(704)	(3,670)	2,519	(1,150)
	Operating Result	(233)	(956)	(514)	(2,329)	(1,494)	(3,937)	562	(3,388)
	Other economic flows - other movements in equity	3,221	(8,008)	132	(2,767)	4,483	(5,027)	(17)	(5,576)
	Comprehensive Result - Total Change in Net Worth	2,989	(8,964)	(383)	(5,096)	2,989	(8,964)	546	(8,964)
	KEY FISCAL AGGREGATES
	Net Operating Balance	(287)	(56)	244	440	(791)	(267)	(1,957)	(2,237)
Less	Net Acquisition of Non-financial Assets
	Purchases of non-financial assets	8,626	8,767	7,682	6,505	16,305	14,818	90	14,908
	Less Sales of non-financial assets	214	218	33	618	247	387	—	387
	Less Depreciation	2,479	2,500	2,455	2,467	4,934	4,968	28	4,996
	Plus Change in inventories	150	82	(101)	(330)	49	(247)	—	(247)
	Plus Other movements in non-financial assets	172	363	(28)	26	143	390	—	390
	Equals Total Net Acquisition of Non-financial Assets	6,254	6,494	5,065	3,117	11,316	9,606	61	9,667
	Equals Net Lending / (Borrowing)	(6,541)	(6,550)	(4,821)	(2,676)	(12,107)	(9,873)	(2,018)	(11,904)

Notes	(a)	Numbers may not add due to rounding.

(b)	In accordance with UPF requirements, estimates for Public Financial Corporations and State Financial sectors are not included in Budget documentation.

Report on State Finances 2009–10 – Government of Queensland	4-07

2009-10 Balance Sheet by Sector ($million)

	General Government Sector		Public Non-financial Corporation Sector		Non-financial Public Sector		Public Financial Corporations Sector	State Financial Sector
	Est. Actual	Actual	Est. Actual	Actual	Est. Actual	Actual	Actual (b)	Actual (b)
Assets
Financial assets
Cash and deposits	451	904	1,363	2,050	1,815	2,955	28	1,319
Advances paid	569	570	267	310	823	867	—	867
Investments, loans and placements	28,182	28,246	650	894	28,832	29,141	95,820	50,960
Receivables	3,174	3,497	1,926	1,489	3,825	3,922	180	3,982
Equity
Investments in other public sector entities	24,898	19,402	—	—	(2,250)	(3,032)	—	—
Investments - other	46	54	81	75	126	129	4	130
Total financial assets	57,319	52,675	4,288	4,818	33,170	33,982	96,031	57,258

Non-financial Assets
Land and other fixed assets	174,531	168,651	68,514	63,212	243,010	231,829	290	232,119
Other non-financial assets	6,451	6,965	1,513	1,869	803	741	564	744
Total Non-financial Assets	180,982	175,617	70,026	65,081	243,813	232,570	854	232,863

Total assets	238,301	228,292	74,314	69,899	276,983	266,551	96,885	290,121

Liabilities
Payables	3,155	3,749	2,445	2,121	4,353	4,827	232	4,939
Superannuation liability	24,563	24,687	131	95	24,694	24,782	—	24,782
Other employee benefits	3,945	4,176	895	560	4,839	4,736	66	4,802
Deposits held	—	—	20	16	20	16	27,913	2,993
Advances received	472	463	12	12	472	463	—	463
Borrowing	15,524	15,916	36,080	35,782	51,604	51,697	68,967	69,936
Other liabilities	3,035	3,645	7,519	8,814	3,394	4,375	2,739	6,550
Total liabilities	50,694	52,636	47,102	47,400	89,376	90,896	99,918	114,466

Net Worth	187,607	175,655	27,213	22,499	187,607	175,655	(3,032)	175,655

Net Financial Worth	6,625	39	(42,814)	(42,582)	(56,206)	(56,915)	(3,886)	(57,208)
Net Financial Liabilities	18,273	19,364	42,814	42,582	53,955	53,882	3,886	57,208
Net Debt	(13,206)	(13,342)	33,831	32,555	20,626	19,214	1,032	20,246

(a)	Numbers may not add due to rounding.

(b)	In accordance with UPF requirements, estimates for Public Financial Corporations and State Financial sectors are not included in Budget documentation.

(c)	Estimated Actuals have been restated where subsequent changes in classification have occurred, to ensure comparability with estimates.

Report on State Finances 2009–10 – Government of Queensland	4-08

2009-10 Cash Flow Statement by Sector ($million)

	General Government Sector		Public Non-financial Corporations Sector		Non-financial Public Sector		Public Financial Corporations Sector	State Financial Sector
	Est. Actual	Actual	Est. Actual	Actual	Est. Actual	Actual	Actual (b)	Actual (b)
Cash Receipts from Operating Activities
Taxes received	9,473	9,311	—	—	9,181	9,021	—	9,017
Grants and subsidies received	20,380	20,078	2,306	2,138	20,577	20,218	—	20,218
Sales of goods and services	4,482	4,433	9,889	10,281	14,021	14,008	1,281	15,068
Interest receipts	2,231	2,205	91	111	2,321	2,316	3,931	2,144
Dividends and income tax equivalents	1,089	1,102	—	—	53	43	—	—
Other receipts	3,630	4,342	832	776	4,459	5,113	14	5,128
Total	41,284	41,470	13,118	13,306	50,612	50,719	5,226	51,574
Cash Payments for Operating Activities
Payments for employees	(17,663)	(17,684)	(2,494)	(2,410)	(20,027)	(19,968)	(202)	(20,022)
Payments for goods and services	(9,128)	(9,351)	(4,406)	(4,475)	(13,208)	(13,135)	(175)	(13,232)
Grants and subsidies	(9,789)	(9,627)	(38)	(71)	(7,729)	(7,699)	—	(7,699)
Interest paid	(827)	(803)	(2,030)	(1,749)	(2,717)	(2,441)	(5,207)	(3,545)
Other payments	(720)	(763)	(1,100)	(1,121)	(1,636)	(1,670)	(1,254)	(2,898)
Total	(38,127)	(38,227)	(10,069)	(9,825)	(45,317)	(44,913)	(6,838)	(47,396)

Net Cash Inflows from Operating Activities	3,158	3,244	3,050	3,480	5,295	5,806	(1,612)	4,178

Cash Flows from Investments in Non-financial Assets
Purchases of non-financial assets	(8,626)	(8,767)	(7,682)	(6,505)	(16,305)	(14,818)	(90)	(14,908)
Sales of non-financial assets	214	218	33	618	247	387	—	387
Total	(8,411)	(8,549)	(7,649)	(5,887)	(16,058)	(14,431)	(90)	(14,521)

Net Cash Flows from Investments in Financial Assets for Policy Purposes	(789)	(217)	109	137	102	560	—	560

Net Cash Flows for Investments in Financial Assets for Liquidity Purposes	(1,516)	(1,578)	(118)	(4)	(1,634)	(1,582)	10,584	10,093

Receipts from Financing Activities
Advances received (net)	(16)	(21)	—	—	(16)	(21)	—	(21)
Borrowing (net)	5,182	5,182	3,966	2,465	9,148	7,646	(10,530)	(2,885)
Dividends paid	—	—	(908)	(912)	—	—	(18)	—
Deposits received (net)	—	—	4	—	4	—	(1,884)	(697)
Other financing (net)	—	—	775	637	(8)	(2)	3,563	3,561
Total	5,166	5,161	3,838	2,190	9,128	7,623	(8,869)	(42)

Net Increase/(Decrease) in Cash Held	(2,393)	(1,939)	(772)	(84)	(3,166)	(2,023)	13	269

Net cash from operating activities	3,158	3,244	3,050	3,480	5,295	5,806	(1,612)	4,178
Net cash from investments in non-financial assets	(8,411)	(8,549)	(7,649)	(5,887)	(16,058)	(14,431)	(90)	(14,521)
Dividends paid	—	—	(908)	(912)	—	—	(18)	—
Cash Surplus/(Deficit)	(5,254)	(5,305)	(5,508)	(3,319)	(10,763)	(8,625)	(1,720)	(10,343)

Derivation of ABS GFS Cash Surplus/Deficit
Cash surplus/(deficit)	(5,254)	(5,305)	(5,508)	(3,319)	(10,763)	(8,625)	(1,720)	(10,343)
Acquisitions under finance leases and similar arrangements	(59)	(61)	—	(1)	(59)	(61)	—	(61)
ABS GFS Cash Surplus/(Deficit) Including Finance Leases and Similar Arrangements	(5,313)	(5,366)	(5,508)	(3,320)	(10,822)	(8,687)	(1,720)	(10,404)

Notes	(a)	Numbers may not add due to rounding.

(b)	In accordance with UPF requirements, estimates for Public Financial Corporations and State Financial sectors are not included in Budget documentation.

Report on State Finances 2009–10 – Government of Queensland	4-09

Other General Government UPF Data

Data in the following tables is presented in accordance with the Uniform Presentation Framework.

General Government Sector Taxes

2009-10 Outcome
$ million
Taxes on employers’ payroll and labour force	2,687

Taxes on property
Land taxes	1,033
Stamp duties on financial and capital transactions	1,978
Other	436

Taxes on the provision of goods and services
Taxes on gambling	927
Taxes on insurance	508

Taxes on use of goods and performance of activities
Motor vehicle taxes	1,651
Other	155

Total Taxation Revenue	9,375

Note:

1.	Numbers may not add due to rounding.

General Government Sector

Dividend and Income Tax Equivalent Income

2009-10 Outcome
$ million
Dividend and Income Tax Equivalent income from PNFC sector	893
Dividend and Income Tax Equivalent income from PFC sector	56

Total Dividend and Income Tax Equivalent income	950

Note:

1.	Numbers may not add due to rounding.

Report on State Finances 2009–10 – Government of Queensland	4-10

Other General Government UPF Data

General Government Sector Grant Revenue

2009-10 Outcome
$ million
Current grant revenue

Current grants from the Commonwealth
General purpose grants	8,115
Specific purpose grants	4,764
Specific purpose grants for on-passing	2,494
Total current grants from the Commonwealth	15,373
Other contributions and grants	492
Total current grant revenue	15,866

Capital grant revenue

Capital grants from the Commonwealth
Specific purpose grants	4,117
Specific purpose grants for on-passing	176
Total capital grants from the Commonwealth	4,293
Other contributions and grants	47
Total capital grant revenue	4,340

Total grant revenue	20,205

Note:

1. Numbers may not add due to rounding.

General Government Sector Grant Expenses

2009-10 Outcome
$ million
Current grant expenses

Private and Not-for-profit sector	3,225
Private and Not-for-profit sector on-passing	2,101
Local Government	212
Local Government on-passing	385
Grants to other sectors of Government	1,643
Other	272
Total current grant expense	7,838

Capital grant expenses

Private and Not-for-profit sector	287
Local Government	750
Households sector on-passing	186
Grants to other sectors of Government	473
Other	255
Total capital grant expenses	1,950

Total grant expenses	9,789

Note:

1. Numbers may not add due to rounding.

Report on State Finances 2009–10 – Government of Queensland	4-11

General Government Sector Expenses by Function

2009-10 Outcome
million
General Public Services	1,892
Other general public services	1,892

Public Order and Safety	3,413
Police and fire protection services	2,088
Law courts and legal services	665
Prisons and corrective services	560
Other public order and safety	100

Education	9,371
Primary and secondary education	7,467
Tertiary education	769
Pre-school education and education not
definable by level	927
Transportation of students	143
Education n.e.c.	65

Health	10,267
Acute care institutions	7,088
Mental health institutions	275
Nursing homes for the aged	228
Community health services	2,070
Public health services	340
Health research	126
Health administration n.e.c.	140

Social Security and Welfare	2,399
Welfare services	2,359
Social security and welfare n.e.c.	40

Housing and Community Amenities	1,383
Housing and community development	1,263
Sanitation and protection of the environment	120

Recreation and Culture	909
Recreation facilities and services	511
Cultural facilities and services	288
Recreation and cultural n.e.c.	110

2009-10 Outcome
million
Fuel and Energy	376
Fuel affairs and services	62
Electricity and other energy	314

Agriculture, Forestry, Fishing and	971
Hunting
Agriculture	859
Forestry, fishing and hunting	112

Mining, manufacturing and construction	248
Mining and mineral resources other than fuels	87
Construction	162

Transport and Communications	4,552
Road transport	2,168
Water transport	134
Rail transport	273
Air transport	15
Other transport	1,935
Communications	27

Other Economic Affairs	956
Tourism and area promotion	94
Labour and employment affairs	550
Other economic affairs	312

Other Purposes	3,048
Nominal superannuation interest	1,320
Public debt transactions	812
General purpose inter-government transactions	611
Natural disaster relief	305

Total	39,785

Report on State Finances 2009–10 – Government of Queensland	4-12

General Government Sector Purchases of Non-financial Assets by

Function and Loan Council Allocation

General Government Sector

Purchases of Non-financial Assets by Function

2009-10 Outcome
$ million
General public services	744
Public order and safety	785
Education	1,573
Health	1,093
Social security and welfare	84
Housing and community amenities	691
Recreation and culture	90
Fuel and energy	1
Agriculture, forestry, fishing and hunting	79
Mining, manufacturing and construction	8
Transport and communications	3,474
Other economic affairs	146

Total	8,767

Note:

1.	Numbers may not add due to rounding

Loan Council Allocation

The Australian Loan Council requires all jurisdictions to advise the Loan Council Allocation (LCA) outcome for the last financial year as part of the annual Outcomes Report. The LCA represents each government’s call on financial markets for a given financial year. A tolerance limit of two percent of non-financial public sector receipts applies between the LCA budget update and the outcome. The LCA outcome exceeds the Budget estimate by more than this.

The main reasons for the lower Non-financial Public Sector cash deficit are increased Commonwealth grants and lower than budgeted capital spending particularly on water, transport and electricity infrastructure. Memorandum items have increased as more accurate information on local government borrowings has become available.

	2009-10 Budget	2009-10 Outcome
	$ million	$ million
General Government Sector cash deficit/(surplus) [1]	6,838	5,305
PNFC Sector cash deficit/(surplus)[1]	6,169	3,319
Non-financial Public Sector cash deficit/(surplus) [1]	13,009	8,625
Acquisitions under finance leases and similar arrangements		(61)
ABS GFS cash deficit/(surplus)	13,009	8,687
Net cash flows from investments in financial assets for policy purposes	188	560
Memorandum items [2]	(1,411)	1,902

LOAN COUNCIL ALLOCATION	11,410	10,029

Notes:

1.	Figures in brackets represent surpluses

2.	Other memorandum items include operating leases and local government borrowings

Report on State Finances 2009–10 – Government of Queensland	4-13

Certification of Outcomes Report

Management Certification

The foregoing Outcomes Report contains financial statements prepared and presented in accordance with the Uniform Presentation Framework (UPF) agreed to at the 1991 Premiers' Conference and revised in October 2007 to align with AASB 1049 Whole of Government and General Government Sector Financial Reporting.

This report separately discloses outcomes for the General Government, Public Non-financial Corporations, Public Financial Corporations and State Financial sectors within Queensland. Entities excluded from this report include local governments and universities. Queensland public sector entities consolidated for this report are listed in the AASB 1049 Financial Statements, taking into account intra and inter-agency eliminations.

Only those agencies considered material by virtue of their financial transactions and balances are consolidated in this report.

In our opinion, we certify that the Outcomes Report has been properly drawn up, in accordance with UPF requirements, to present a true and fair view of:

(i)	the operating statement and cash flows of the Queensland State Government for the financial year; and

(ii)	the balance sheet of the Government at 30 June 2010.

At the date of certification of this report, we are not aware of any material circumstances that would render any particulars included in the Outcomes Report misleading or inaccurate.

Dennis Molloy	Gerard Bradley, CPA FCA
Assistant Under Treasurer (Fiscal)	Under Treasurer
Queensland Treasury	Queensland Treasury

Date 30 November 2010

Report on State Finances 2009–10 – Government of Queensland	4-14

2009-10
AASB 1049 Financial Statements

Overview and Analysis – 30 June 2010

Queensland Government

AASB 1049 - Overview and Analysis

The following analysis compares current year General Government Sector (GGS) and Total State Sector performance with last year’s balances, restated for changes in accounting policies, presentational and timing differences and errors.

AASB 1049 Whole of Government and General Government Sector Financial Reporting has harmonised the disclosure presentation to be consistent with the Uniform Presentation Framework disclosed in the Outcomes Report.

Summary of Key Financial Aggregates of the Consolidated Financial Statements

The table below provides aggregate information under AASB1049:

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$ million	$ million	$ million	$ million
Continuing Revenue from Transactions
Taxation revenue	9,375	8,866	9,101	8,604
Grants revenue	20,205	17,481	20,352	17,601
Sales of goods and services	3,962	3,648	10,708	9,642
Interest income	2,205	1,482	1,922	995
Dividend and income tax equivalents income	950	1,180	—	—
Other revenue	3,032	4,421	3,473	4,901

	39,729	37,078	45,555	41,742

Continuing Expenses from Transactions
Employee expenses	15,566	14,310	16,707	15,468
Superannuation expenses	3,371	2,869	3,557	3,039
Other operating expenses and property expenses	7,756	7,300	11,484	10,886
Depreciation and amortisation	2,500	2,496	4,389	4,039
Other interest expense	803	599	3,625	2,859
Grants expenses	9,789	9,525	7,811	7,615

	39,785	37,099	47,575	43,905

Net Operating Balance from Continuing Operations	(56)	(21)	(2,020)	(2,163)
Net Operating Balance from Discontinued Operations	—	—	(218)	(9)

Net Operating Balance	(56)	(21)	(2,237)	(2,172)

Other Economic Flows—Included in Operating Result	(900)	(163)	(1,150)	(5,069)

Operating Result	(956)	(185)	(3,388)	(7,241)

Other Economic Flows—Other Movements in Equity	(7,665)	(9,377)	(5,234)	(2,320)

Comprehensive Result	(8,621)	(9,561)	(8,621)	(9,561)

Assets	228,292	229,405	290,121	291,245
Liabilities	52,636	45,128	114,466	106,969

Net Worth	175,655	184,277	175,655	184,277

Report on State Finances 2009–10 – Government of Queensland	5-01

AASB 1049 - Overview and Analysis

Net Operating Balance - Continuing Operations

The GGS net operating balance was a deficit of $56 million compared to the deficit (restated) of $21 million in 2008-09.

The Total State Sector net operating balance from continuing operations was a deficit of $2.020 billion compared to a restated deficit of $2.163 billion in 2008-09.

Revenue

Revenue from transactions has increased from 2008-09 by $2.651 billion to be $39.729 billion in the GGS and totals $45.555 billion in the Total State Sector, an increase of $3.813 billion over 2008-09.

Revenues by type for the GGS and Total State Sector are shown in the following chart:

Commonwealth and other grants comprised 51% of GGS revenue and 45% of Total State Sector revenue. Grant revenue increased by $2.724 billion for GGS (up from $17.481 billion) and increased by $2.751 billion for the State (up from $17.601 billion). The majority of this was due to increases in Commonwealth Specific Purpose and National Partnership Payments in the areas of transport, education and health.

Taxation revenue increased in 2009-10 by $509 million for GGS and $497 million for the Total State Sector. Transfer duty collections on property and motor vehicles improved as the economy recovered. Land tax collections increased due to the surcharge on higher value properties as well as the effect of three year averaging.

Interest income in the GGS grew by $723 million, mainly reflecting improved returns on investments held for former defined benefit members. These investments returned -11% in 2008-09 and 11.9% in 2009-10.

Interest income for the Total State Sector increased by $927 million to $1.922 billion due to the abovementioned former defined benefit investments as well as interest from capital markets operations.

Other revenue decreased by $1.4 billion in both sectors due to lower royalty income as coal prices declined in 2009-10, compared to the previous year.

Report on State Finances 2009–10 – Government of Queensland	5-02

AASB 1049 - Overview and Analysis

Expenses

Total expenses for 2009-10 were $39.785 billion for the GGS and $47.575 billion for the Total State Sector, an increase from 2008-09 of $2.686 billion and $3.670 billion respectively.

Expenses by type are shown in the following chart:

Employee expenses increased in 2009-10 for both the GGS and Total State Sector as a result of enterprise bargaining agreements and increased service delivery, particularly in the areas of Health and Education.

Superannuation expenses increased for both sectors due to the higher returns on the former defined benefit members’ investments, which results in a matching cost.

Depreciation costs increased by $350 million to $4.389 billion for Total State Sector. The increase is mainly due to rail infrastructure revaluations in 2008-09, flowing through to the 2009-10 depreciation expense.

Other interest expenses increased as the State borrows to fund its infrastructure program.

The other categories of expenses have not moved significantly since the prior year.

Operating Result

The operating result is the surplus or deficit for the year under the Accounting Standards framework. Valuation and other adjustments such as deferred tax and privatisation dividends are shown as other economic flows and are included in the operating result.

The GGS operating result for the 2009-10 year was a deficit of $956 million (2009, $185 million deficit). Other economic flows included in the operating result were negative $900 million in 2009-10 compared to negative $163 million for 2008-09. The difference in flows largely arises from a positive privatisation dividend of $609 million in 2008-09.

The Total State Sector operating result was a deficit of $3.388 billion (2009, $7.241 billion deficit). The operating result from continuing operations was a deficit of $1.128 billion (2009 $7.094 billion). The larger deficit in 2008-09 was due mainly to market value interest adjustments which were negative in 2008-09 and positive in 2009-10.

Discontinued Operations

As part of its asset sales program, the State disposed of its forestry plantations business through a trade sale in June 2010, and floated its interest in QR National via an Initial Public Offering (IPO) in November 2010. These two businesses have been separately disclosed as discontinued operations in these financial statements.

Report on State Finances 2009–10 – Government of Queensland	5-03

AASB 1049 - Overview and Analysis

Assets

Assets controlled by the GGS at 30 June 2010 totalled $228.292 billion (2009, $229.405 billion).

Financial assets decreased by $4.503 billion, due mainly to a reduction in the value of investments in other public sector entities of $4,295 billion, as rail infrastructure was revalued. Cash was reallocated to reduce borrowings ($1.940 billion reduction) but this was offset by an increase in the long term loan to QTC which increased by $1.151 billion in line with the increase in the superannuation liability.

Non-financial assets increased by $3.390 billion, mainly in relation to Property, plant and equipment ($2.487 billion). The capital purchases for the year were offset by revaluation decrements of $3.906 billion as land values declined.

Assets controlled by the State at 30 June 2010 totalled $290.121 billion (2009, $291.245 billion).

Financial assets decreased by a net $3.297 billion, as QTC reduced its forward borrowings and increased its onlending to local councils. Property, plant and equipment reduced following revaluation decrements and the transfer of QR National assets to the held for sale category.

The main types of assets owned by the State are detailed in the following chart:

Of the Total State Sector assets, GGS assets comprise 79%, made up of:

$M
Financial	52,675
Infrastructure	38,391
Land and buildings	115,303
Plant and equipment and other	21,923

Report on State Finances 2009–10 – Government of Queensland	5-04

AASB 1049 - Overview and Analysis

Liabilities

Liabilities of the Queensland Government at 30 June 2010 totalled $52.636 billion for the GGS and $114.466 billion for the Total State Sector. This was an increase of $7.508 billion over 2008-09 for the GGS and $7.497 billion for the State.

The increase in liabilities for the GGS is largely due to:

•	an increase in interest bearing liabilities ($5.587 billion) reflecting increased borrowing by the GGS to fund major capital projects; and

•	employee benefit obligations such as superannuation and long service leave liabilities increasing by $1.241 billion.

The increase in liabilities for the State is largely due to:

•	Government issued securities, to finance capital acquisitions increased by $5.750 billion; and

•	employee benefit obligations such as superannuation and long service leave liabilities increasing by $921 million.

The components of State liabilities are shown in the following chart:

Of the Total State Sector liabilities, GGS liabilities comprise 46%, made up of:

$M
Deposits held, borrowing and advances	16,379
Employee benefit obligations	28,863
Other liabilities	7,394

Cash Flow Statement

The GGS recorded net cash flows from operating activities of $3.244 billion and borrowings and advances of $5.161 billion to fund capital purchases of $8.767 billion, up $1.995 billion from 2008-09.

The Total State Sector recorded net cash flows from operating activities for the 2009-10 financial year of $4.178 billion. This was used to fund capital purchases of $14.908 billion and onlendings to local government in excess of $2 billion. In addition, forward funding from the prior year was run down and new borrowing taken up to finance these outlays.

Report on State Finances 2009–10 – Government of Queensland	5-05

2009-10
Audited Information

Queensland General Government and
Whole of Government Consolidated
Financial Statements
30 June 2010

Queensland Government

Operating Statement for Queensland

for the Year Ended 30 June 2010

			General Government Sector		Total State Sector
			2010	2009	2010	2009
		Notes	$M	$M	$M	$M
	Continuing Operations Revenue from Transactions
	Taxation revenue	3	9,375	8,866	9,101	8,604
	Grants revenue	4	20,205	17,481	20,352	17,601
	Sales of goods and services	5	3,962	3,648	10,708	9,642
	Interest income	6	2,205	1,482	1,922	995
	Dividend and income tax equivalents income	7	950	1,180	—	—
	Other revenue	8	3,032	4,421	3,473	4,901
	Continuing Operations Total Revenue from Transactions		39,729	37,078	45,555	41,742

Less	Continuing Operations Expenses from Transactions
	Employee expenses	9	15,566	14,310	16,707	15,468
	Superannuation expenses
	Superannuation interest cost	10	1,320	858	1,312	844
	Other superannuation expenses	10	2,051	2,012	2,245	2,196
	Other operating expenses	11	7,756	7,300	11,484	10,886
	Depreciation and amortisation	12	2,500	2,496	4,389	4,039
	Other interest expense	13	803	599	3,625	2,859
	Grants expenses	14	9,789	9,525	7,811	7,615
	Continuing Operations Total Expenses from Transactions		39,785	37,099	47,575	43,905

Equals	Net Operating Balance from Continuing Operations		(56)	(21)	(2,020)	(2,163)
Add	Net Operating Balance from Discontinued Operations		—	—	(218)	(9)
Equals	Net Operating Balance		(56)	(21)	(2,237)	(2,172)

	Continuing Operations Other Economic Flows - Included in Operating Result
	Gain on sale of assets and investments	15	—	31	—	942
	Revaluation increments and impairment loss reversals	16	27	1	737	558
	Loss on sale of assets and investments	17	(13)	(41)	(896)	(864)
	Asset write-down, revaluation decrements and impairment loss	18	(399)	(503)	(1,176)	(1,736)
	Actuarial adjustments to liabilities	19	(56)	12	(79)	12
	Deferred income tax equivalents		(139)	(150)	—	—
	Dividends and tax equivalents from privatisations	20	—	609	—	—
	Other	21	(320)	(123)	2,306	(3,844)

Equals	Continuing Operations Other Economic Flows Included in Operating Result		(900)	(163)	892	(4,931)
Add	Discontinued Operations Other Economic Flows Included in Operating Result		—	—	(2,042)	(138)

Equals	Total Other Economic Flows Included in Operating Result		(900)	(163)	(1,150)	(5,069)

	Operating Result from Continuing Operations		(956)	(185)	(1,128)	(7,094)
Add	Operating Result from Discontinued Operations		—	—	(2,260)	(147)
Equals	Operating Result		(956)	(185)	(3,388)	(7,241)

	Other Economic Flows - Other Movements in Equity
	Adjustments to opening balances		—	(24)	—	(79)
	Revaluations	22	(7,586)	(9,353)	(5,233)	(2,240)
	Other	23	(79)	—	(1)	(1)
	Total Other Economic Flows
	Other Movements in Equity		(7,665)	(9,377)	(5,234)	(2,320)

	Comprehensive Result		(8,621)	(9,561)	(8,621)	(9,561)

	Transactions With Owners In Their Capacity as Owners
	Equity injections/(withdrawals)		—	—	—	—
	Total Transactions With Owners In Their Capacity as Owners		—	—	—	—

	Total Change In Net Worth		(8,621)	(9,561)	(8,621)	(9,561)

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-01

Operating Statement for Queensland

for the Year Ended 30 June 2010—(continued)

			General Government Sector		Total State Sector
			2010	2009	2010	2009
		Notes	$M	$M	$M	$M
	KEY FISCAL AGGREGATES

	Net Operating Balance		(56)	(21)	(2,237)	(2,172)

Less	Net Acquisition/(Disposal) of Non-Financial Assets
	Purchases of non-financial assets		8,767	6,772	14,908	15,210
	Less Sales of non-financial assets		218	311	387	384
	Less Depreciation		2,500	2,496	4,996	4,391
	Plus Change in inventories		82	97	(247)	241
	Plus Other movement in non-financial assets		363	288	390	277
	Equals Total Net Acquisition/(Disposal) of Non-Financial Assets		6,494	4,349	9,667	10,953
	Equals Net Lending/(Borrowing)		(6,550)	(4,371)	(11,904)	(13,124)

This Operating Statement should be read in conjunction with the accompanying notes. Note 2 provides disaggregated information in relation to the above components.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-02

Balance Sheet for Queensland

as at 30 June 2010

		General Government Sector		Total State Sector
		2010	2009	2010	2009
	Notes	$M	$M	$M	$M
Assets
Financial Assets
Cash and deposits	24	904	2,844	1,319	1,051
Receivables and loans
Receivables	25	3,497	3,400	3,982	3,915
Advances paid	25	570	575	867	873
Loans paid	25	23,350	22,199	4,601	2,899
Securities other than shares	26	4,896	4,425	46,359	51,704
Shares and other equity investments
Investments in public sector entities	27	19,402	23,697	—	—
Investments in other entities	27	3	2	22	34
Investments accounted for using equity method	27	51	37	108	79
Total Financial Assets		52,675	57,178	57,258	60,555

Non-Financial Assets
Inventories	30	603	516	1,122	1,356
Assets held for sale	31	129	101	7,501	199
Investment properties	32	254	51	1,810	1,340
Biological assets	33	10	9	10	1,177
Property, plant and equipment	36	166,817	164,330	220,678	224,945
Intangibles	37	858	757	1,180	1,173
Deferred tax asset		6,622	6,230	—	—
Other non-financial assets	34	324	232	561	500
Total Non-Financial Assets		175,617	172,227	232,863	230,690

Total Assets		228,292	229,405	290,121	291,245

Liabilities
Payables	38	3,749	3,395	4,939	4,855
Employee benefit obligations
Superannuation liability	39	24,687	23,424	24,782	23,554
Other employee benefits	39	4,176	4,198	4,802	5,109
Deposits held	40	—	—	2,993	3,690
Borrowings and advances
Advances received	41	463	484	463	484
Borrowings	41	15,916	10,308	736	638
Securities and derivatives	42	—	—	69,200	63,450
Deferred tax liability		1,947	1,709	—	—
Provisions	44	1,141	949	4,503	3,869
Other liabilities	45	557	661	2,047	1,320
Total Liabilities		52,636	45,128	114,466	106,969

Net Assets		175,655	184,277	175,655	184,277

Net Worth
Accumulated surplus/(deficit)		89,156	89,952	84,579	87,497
Reserves		86,500	94,324	91,076	96,779
Total Net Worth		175,655	184,277	175,655	184,277

KEY FISCAL AGGREGATES
Net Financial Worth		39	12,050	(57,208)	(46,413)
Net Financial Liabilities		19,364	11,647	57,208	46,413
Net Debt		(13,342)	(19,251)	20,246	11,734

This Balance Sheet should be read in conjunction with the accompanying notes. Note 2 provides disaggregated information in relation to the components of the net assets.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-03

Statement of Changes in Net Assets (Equity) for Queensland General Government Sector

for the year ended 30 June 2010

			Comprehensive Result for Period
	Opening Balance	Adjustments to Opening Balances	Movements	Transfers / Entity Cessation [1]	Actuarial Gain / Loss on Superannuation	Closing Balance
	$M	$M	$M	$M	$M	$M
2010
Accumulated surplus	89,952	—	(956)	90	70	89,156
Revaluation reserve - financial assets	14,048	—	(3,750)	(78)	—	10,220
Revaluation reserve - non-financial assets	80,144	—	(3,906)	(92)	—	76,147
Other reserves	133	—	—	1	—	133

Total equity at the end of the financial year	184,277	—	(8,612)	(80)	70	175,655

			Comprehensive Result for Period [4]
	Opening Balance	Adjustments to Opening Balances [4]	Movements	Transfers / Entity Cessation	Actuarial Gain / Loss on Superannuation	Closing Balance
	$M	$M	$M	$M	$M	$M
2009
Accumulated surplus [2]	90,538	7	(185)	28	(436)	89,952
Revaluation reserve - financial assets [3]	12,499	(30)	1,586	(7)	—	14,048
Revaluation reserve - non-financial assets	90,664	—	(10,502)	(18)	—	80,144
Other reserves	137	—	(1)	(3)	—	133

Total equity at the end of the financial year	193,838	(24)	(9,102)	—	(436)	184,277

1	This balance relates to the write off of tax assets resulting from the transfer of net assets from Port of Brisbane to general government sector entities.

2	The opening accumulated surplus has been adjusted by $7 million as a result of a number of minor changes. The movement in the accumulated surplus for the period includes a reduction of $62 million for the Department of Transport and Main Roads including adjustments to the original recognition of land under roads in accordance with AASB 1051 Land Under Roads. A reduction of $27 million was also made by the Department of Employment, Economic Development and Innovation to reclassify grant revenue in relation to the Ecoscience Precinct at Coopers Plains as a loan.

3	A reduction of $30 million, representing a change in the net worth for QR Limited has been made to the opening financial assets revaluation reserve. The movement in the revaluation reserve for financial assets includes a reduction of $217 million in relation to the value of the investment in the Public Non-financial Corporation sector also relating mainly to QR Limited.

4	Adjustments to opening balances are included as part of the comprehensive result on the face of the Operating Statement as they represent changes to the comprehensive result in prior periods.

This Statement of Changes in Net Assets (Equity) should be read in conjunction with the accompanying notes.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-04

Statement of Changes in Net Assets (Equity) for Queensland Total State Sector

for the year ended 30 June 2010

			Comprehensive Result for Period
	Opening Balance	Adjustments to Opening Balances	Movements	Transfers /Entity Cessation	Actuarial Gain /Loss on Superannuation	Closing Balance
	$M	$M	$M	$M	$M	$M
2010
Accumulated surplus	87,497	—	(3,388)	401	68	84,578
Revaluation reserve - financial assets	2,224	—	257	(93)	—	2,388
Revaluation reserve - non-financial assets	94,074	—	(5,558)	(157)	—	88,358
Other reserves	481	—		(152)	—	330

Total equity at the end of the financial year	184,277	—	(8,689)	(1)	68	175,654

			Comprehensive Result for Period [4]
	Opening Balance	Adjustments to Opening Balances [4]	Movements	Transfers /Entity Cessation	Actuarial Gain /Loss on Superannuation	Closing Balance
	$M	$M	$M	$M	$M	$M
2009
Accumulated surplus [1]	94,671	30	(7,241)	692	(654)	87,497
Revaluation reserve - financial assets [2]	1,858	(109)	481	(6)	—	2,224
Revaluation reserve - non-financial assets [3]	96,333	—	(2,066)	(193)	—	94,074
Other reserves	976	—	(2)	(494)	—	481

Total equity at the end of the financial year	193,838	(79)	(8,827)	(1)	(654)	184,277

1	The opening accumulated surplus has been adjusted by $30 million. This adjustment consists of an increase of $37 million by Queensland Bulk Water Supply Authority (QBWSA) made to derecognise unearned revenue and a number of other minor changes to accumulated funds. Similarly, the movement in accumulated surplus for the period includes a reduction of $19 million for QBWSA to unwind revenue recognised in 2008-09. Reductions of $62 million for the Department of Transport and Main Roads, including corrections to the original recognition of land under roads in accordance with AASB 1051 Land Under Roads , and $27 million by the Department of Employment, Economic Development and Innovation to reclassify grant revenue in relation to the Ecoscience Precinct as a loan, have also been made to the accumulated surplus movements. QR Limited has made a reduction of $125 million in accumulated surplus mainly in relation to cash flow hedges.

2	There has been a decrease of $109 million in the opening financial assets revaluation reserve representing adjustments to cash flow hedge reserves by QR Limited. Similarly, QR Limited has adjusted the movement in the reserve by $94 million.

3	The movement in the non-financial assets revaluation reserve includes an adjustment of $88 million to the fair value of QR Limited infrastructure assets as a result of reassessing their useful lives.

4	Adjustments to opening balances are included as part of the comprehensive result on the face of the Operating Statement as they represent changes to the comprehensive result in prior periods.

This Statement of Changes in Net Assets (Equity) should be read in conjunction with the accompanying notes.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-05

Cash Flow Statement for Queensland

for the Year Ended 30 June 2010

		General Government Sector		Total State Sector
		2010	2009	2010	2009
	Notes	$M	$M	$M	$M
Cash Flows from Operating Activities
Cash received
Taxes received		9,311	8,824	9,017	8,586
Grants and subsidies received		20,078	17,372	20,218	17,463
Sales of goods and services		4,433	4,181	15,068	13,719
Interest receipts		2,205	1,482	2,144	1,000
Dividends and income tax equivalents		1,102	1,139	—	—
Other receipts		4,342	5,423	5,128	6,468
		41,470	38,421	51,574	47,236

Cash paid
Payments for employees		(17,684)	(15,795)	(20,022)	(17,986)
Payments for goods and services		(9,351)	(8,489)	(13,232)	(12,816)
Grants and subsidies		(9,627)	(9,194)	(7,699)	(7,352)
Interest paid		(803)	(597)	(3,545)	(3,240)
Other payments		(763)	(751)	(2,898)	(2,387)
		(38,227)	(34,826)	(47,396)	(43,781)

Net Cash Flows from Operating Activities	46(a)	3,244	3,595	4,178	3,455

Cash Flows from Investing Activities
Non-Financial Assets
Purchases of non-financial assets		(8,767)	(6,772)	(14,908)	(15,210)
Sales of non-financial assets		218	311	387	384
		(8,549)	(6,461)	(14,521)	(14,825)
Financial Assets (Policy Purposes)
Equity acquisitions		(1,102)	(1,243)	(14)	(1,752)
Equity disposals		885	990	574	1,019
		(217)	(253)	560	(733)
Financial Assets (Liquidity Purposes)
Sales of investments		1,754	1,517	64,282	68,995
Purchases of investments		(3,332)	(2,385)	(54,189)	(74,217)
		(1,578)	(869)	10,093	(5,222)

Net Cash Flows from Investing Activities		(10,344)	(7,583)	(3,868)	(20,780)

Cash Flows from Financing Activities
Cash received
Advances received		—	4	—	4
Proceeds of borrowing		5,621	4,516	538	83
Deposits received		1	—	700	914
Other financing (including interest bearing liabilities)		—	—	48,313	51,421
		5,622	4,520	49,551	52,422
Cash paid
Advances paid		(21)	(30)	(21)	(30)
Borrowing repaid		(439)	(763)	(3,423)	(940)
Deposits withdrawn		(1)	—	(1,397)	(1,047)
Other financing		—	—	(44,752)	(33,211)
		(461)	(793)	(49,593)	(35,229)

Net Cash Flows from Financing Activities		5,161	3,727	(42)	17,194

Net increase/(decreased) in Cash and Deposits Held		(1,939)	(261)	269	(131)
Cash and deposits at the beginning of the financial year		2,844	3,105	1,051	1,183
Cash and Cash Equivalents Held at the End of the Financial Year	24	904	2,844	1,319	1,051

KEY FISCAL AGGREGATES
Net Cash from Operating Activities		3,244	3,595	4,178	3,455
Net Cash Flow from Investments in Non-Financial Assets		(8,549)	(6,461)	(14,521)	(14,825)
CASH SURPLUS/(DEFICIT)		(5,305)	(2,866)	(10,343)	(11,370)

Derivation of ABS GFS Cash Surplus/Deficit
Cash surplus/(deficit)		(5,305)	(2,866)	(10,343)	(11,370)
Acquisitions under finance leases and similar arrangements		(61)	(20)	(61)	(26)
ABS GFS Cash Surplus/(Deficit) Including Finance Leases and Similar Arrangements		(5,366)	(2,886)	(10,404)	(11,397)
This Cash Flow Statement should be read in conjunction with the accompanying notes. Note 2 provides disaggregated information in relation to the components of the net cash flows.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-06

Notes to the Financial Statements

1.	Significant Accounting Policies

The following summary presents the significant accounting policies that have been adopted in preparing and presenting financial statements of the Queensland General Government Sector (GGS) and the consolidated Total State Sector.

The GGS is a component of the Total State Sector. The GGS is determined in accordance with the principles and rules contained in the Australian Bureau of Statistics’ Australian System of Government Finance Statistics: Concepts, Sources and Methods 2005 (ABS GFS Manual). According to the ABS GFS Manual, the GGS consists of all government units and non-profit institutions controlled and mainly financed by government. Government units are legal entities established by political processes that have legislative, judicial or executive authority over other units and which provide goods and services to the community or to individuals on a non-market basis and make transfer payments to redistribute income and wealth. Non-profit institutions are created for the purpose of producing or distributing goods and services but are not a source of income, profit or other financial gain for the government.

Unless otherwise stated, references in this report to “the State” include both the GGS and Total State Sector.

(a)	Basis of Accounting

This financial report has been prepared in accordance with the Financial Accountability Act 2009. In addition, the financial statements comply with AASB 1049 Whole of Government and General Government Sector Financial Reporting which requires compliance with all Australian Accounting Standards and Concepts, Urgent Issues Group Consensus Views and other authoritative pronouncements, except those identified below.

AASB 1049 harmonises GFS with Generally Accepted Accounting Principles (GAAP) to the extent that GFS does not conflict with GAAP. This requires the selection of options within the Australian Accounting Standards that harmonise with the ABS GFS Manual.

The purpose of this financial report is to provide users with information about the stewardship by the Government in relation to the GGS and Total State Sector and accountability for the resources entrusted to it, information about the financial position, performance and cash flows of the GGS and Total State Sector and information that facilitates assessments of the macro-economic impact of the Government.

The financial report of the Total State Sector is a general purpose financial report. The financial report of the GGS is included as two separate columns adjacent to the Total State financial information. GGS information is highlighted in blue.

The statements have been prepared on an accrual basis that recognises the financial effects of transactions and events when they occur.

New or revised accounting standards and interpretations applicable to the reporting entity which have been published and are not mandatory for 30 June 2010 reporting periods are set out below:

AASB 1: First-Time Adoption of Australian Accounting Standards

AASB 2: Share-based Payment

AASB 5: Non-current Assets Held for Sale and Discontinued Operations

AASB 7: Financial Instruments: Disclosures

AASB 9: Financial Instruments

AASB 101: Presentation of Financial Statements

AASB 107: Statement of Cash Flows

AASB 108: Accounting Policies, Changes in Accounting Estimates and Errors

AASB 110: Events after the Reporting Period

AASB 112: Income Taxes

AASB 117: Leases

AASB 118: Revenue

AASB 119: Employee Benefits

AASB 132: Financial Instruments: Presentation

AASB 136: Impairment of Assets

AASB 137: Provisions, Contingent Liabilities and Contingent Assets

AASB 139: Financial Instruments: Recognition and Measurement

AASB 1023: General Insurance Contracts

AASB 1031: Materiality

AASB 1053: Application of Tiers of Australian Accounting Standards

AASB 2009-11: Amendments to Australian Accounting Standards arising from AASB 9 [AASB 1, 3, 4, 5, 7, 101, 102, 108, 112, 118, 121, 127, 128, 131, 132, 136, 139, 1023 & 1038 and Interpretations 10 & 12]

AASB 2010-2: Amendments to Australian Accounting Standards arising from Reduced Disclosure Requirements [AASB 1, 2, 3, 5, 7, 8, 101, 102, 107, 108, 110, 111, 112, 116, 117, 119, 121, 123, 124, 127, 128, 131, 133, 134, 136, 137, 138, 140, 141, 1050 & 1052 and Interpretations 2, 4, 5, 15, 17, 127, 129 & 1052]

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-07

Notes to the Financial Statements—(Continued)

AASB 2010-3: Amendments to Australian Accounting Standards arising from the Annual Improvements Project [AASB 3, AASB 7, AASB 121, AASB 128, AASB 131, AASB 132 & AASB 139]

AASB 2010-4: Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project [AASB 1, AASB 7, AASB 101 & AASB 134 and Interpretation 13]

Interpretation 2: Members’ Shares in Co-operative Entities and Similar Instruments

Interpretation 4: Determining whether an Arrangement contains a Lease

Interpretation 14: AASB 119 - The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction Interpretation 19: Extinguishing Financial Liabilities with Equity Instruments

Interpretation 1039: Substantive Enactment of Major Tax Bills in Australia

Interpretation 1052: Tax Consolidation Accounting

The State has not adopted these standards and interpretations early. Application of these standards will not materially affect any of the amounts recognised in the financial statements but will impact the type of information disclosed, with the following exceptions:

AASB 2009-5 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project includes certain amendments to AASB 117 Leases, effective from reporting periods beginning on or after 1 January 2010. These amendments revise the criteria for classifying leases involving land and building. The State will be required to reassess the classification of the land elements of all existing unexpired leases as at 1 July 2010, on the information existing at the inception of the relevant leases. If any such leases are reclassified to become finance leases, retrospective accounting adjustments will be processed as far as practicable.

AASB 9 Financial Instruments and AASB 2009-11 Amendments to Australian Accounting Standards arising from AASB 9 [AASB 1, 3, 4, 5, 7, 101, 102, 108, 112, 118, 121, 127, 128, 131, 132, 136, 139, 1023, & 1038 and Interpretations 10 & 12] resulting from the first phase of the project to replace AASB 139 Financial Instruments: Recognition and Measurement, will become mandatory for the State’s 30 June 2014 financial statements.

The main impacts of these Standards are that they will change the requirements for the classification, measurement and disclosures associated with financial assets. Under the new requirements, financial assets will be more simply classified according to whether they are measured at either amortised cost or fair value.

On initial application of AASB 9, the State will need to classify all existing financial assets according to the new criteria based on the facts and circumstances that exist at 1 July 2013. Such classifications will need to be applied retrospectively in accordance with AASB 108 Accounting Policies, Changes in Accounting Estimates and Errors.

(b)	The Government Reporting Entity

The Queensland Government economic entity (Total State) includes all State Government departments, Public Non-financial Corporations, Public Financial Corporations and their controlled entities. Refer Note 54 for a full list of entities included in each sector.

Under AASB 1049, the preparation of the GGS does not require full application of AASB 127 Consolidated and Separate Financial Statements and AASB 139 Financial Instruments: Recognition and Measurement. The GGS includes the value of all material assets, liabilities, equities, revenues and expenses of entities controlled by the GGS of Queensland. Assets, liabilities, income, expenses and cash flows of government controlled entities that are in the Public Non-Financial Corporations Sector and the Public Financial Corporations Sector are not separately recognised in the GGS. Instead, the GGS recognises an asset, being the controlling equity investment in those entities and recognises an increment or decrement relating to changes in the carrying amount of that asset, measured in accordance with AASB 1049.

Where control of an entity is obtained during the financial year, its results are included in the Operating Statement from the date control commences. Where control of an entity ceases during a financial year, its results are included for that part of the year during which control existed.

Only those agencies considered material by virtue of the size of their financial transactions and/or resources managed are consolidated for the purposes of this report.

In the process of reporting the Government of Queensland as a single economic entity, all material inter-entity and intra-entity transactions and balances have been eliminated to the extent practicable.

The ABS GFS Manual provides the basis upon which GFS information contained in the financial report is prepared. In particular, notes disclosing key fiscal aggregates of net worth, net operating balance, total change in net worth, net lending/(borrowing) and cash surplus/(deficit) determined using the principles and rules in the ABS GFS Manual are included in the financial report, together with a reconciliation of those key fiscal aggregates to the corresponding key fiscal aggregates determined in accordance with AASB 1049.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-08

Notes to the Financial Statements—(Continued)

(c)	Sectors

Assets, liabilities, revenues and expenses that are attributed reliably to each sector of the Queensland Government economic entity are disclosed in Note 2. For disclosure purposes, transactions and balances between sectors have not been eliminated but those between entities within each sector have been eliminated. The financial impact of inter-sector transactions and balances is disclosed in Note 2, under the heading of Consolidation Adjustments.

A brief description of each broad sector of the Government’s activities, determined in accordance with the Government Financial Statistics Standards (Australian Bureau of Statistics), follows:

General Government Sector (GGS)

The primary function of General Government Sector agencies is to provide public services that:

•	are non-trading in nature and that are for the collective benefit of the community;

•	are largely financed by way of taxes, fees and other compulsory charges; and

•	involve the transfer or redistribution of income.

Public Non-financial Corporations Sector (PNFC)

The primary function of enterprises in the Public Non-financial Corporations Sector is to provide goods and services that:

•	are trading, non-regulatory or non-financial in nature; and

•	are financed by way of sales of goods and services to consumers.

Public Financial Corporations Sector (PFC)

The Public Financial Corporations Sector comprises publicly owned institutions which provide financial services usually on a commercial basis.

Functions they perform may include:

•	central bank functions;

•	accepting on-call, term or savings deposits;

•	investment fund management;

•	having the authority to incur liabilities and acquire financial assets in the market on their own account; or

•	providing insurance services.

(d)	Reporting Period

The reporting period of the GGS and Total State Sector is the year ended 30 June 2010.

(e)	Basis of Measurement

The GGS financial report and Total State Sector consolidated financial report adopt the following valuation methodologies:

•

superannuation, WorkCover, motor vehicle accident liabilities, Queensland Government Insurance Fund and the Queensland Government Long Service Leave Central Scheme provisions are based on actuarial valuations;

•	investments and other financial assets are recorded at fair value, except as outlined in note 1(ai);

•	borrowings and other financial liabilities are recorded at fair value, except as outlined in note 1(ai);

•	power purchase agreements are valued at fair value;

•

land, buildings, other infrastructure, major plant and equipment and heritage and cultural assets are valued at fair value. Other classes of assets are valued at cost which approximates fair value due to their short useful lives; and

•	inventories (other than those held for distribution) are valued at the lower of cost and net realisable value under AASB 102 Inventories.

Historical cost accounting principles are otherwise employed.

Unless otherwise stated, the accounting policies adopted for the reporting period are consistent with those of the previous reporting period. In accordance with AASB 101 Presentation of Financial Statements and AASB 108

Accounting Policies, Changes in Accounting Estimates and Errors, changes to accounting policies are applied retrospectively unless specific transitional provisions apply.

(f)	Classification

AASB 1049 Whole of Government and General Government Sector Financial Reporting requires the Operating Statement to include all items of income and expense recognised in a period. All amounts relating to an item included in the determination of comprehensive result (total change in net worth) are classified as transactions or other economic flows in a manner that is consistent with the ABS GFS Manual. Key technical terms from the ABS GFS Manual that are used in this financial report are outlined in Note 1(ap).

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-09

Notes to the Financial Statements—(Continued)

Transactions are interactions between two units by mutual agreement or an action within a unit that is analytically useful to treat as a transaction. Other economic flows are changes in the volume or value of an asset or liability that do not result from transactions (i.e. revaluations and other changes in the volume of assets).

Where application of accounting standards results in a variance to GFS, a reconciliation to GFS is provided in Note 27 and 55.

(g)	Rounding

All amounts in these statements have been rounded to the nearest $1 million or where the amount is less than $500,000 to zero, unless otherwise indicated. Accordingly, numbers may not add due to rounding.

(h)	Comparative Information

Where applicable, comparatives have been restated, to be consistent with changes in the financial statements presentation for the current reporting period.

(i)	Errors

AASB 108 requires that material prior period errors be corrected retrospectively by either restating comparative amounts if the errors occurred in the prior year; or restating the opening balances of assets, liabilities and equity of the prior year where the error occurred before the prior year.

(j)	Business Combinations

Business combinations are recognised in accordance with AASB 3 Business Combinations and accounted for using the purchase method, regardless of whether equity instruments or other assets and liabilities are acquired.

Cost is measured as the fair value of the assets given or liabilities incurred or assumed at the date of exchange plus costs directly attributable to the acquisition.

Identifiable assets acquired, liabilities and contingent liabilities assumed in a business combination are measured initially at their fair value at the acquisition date, irrespective of the extent of any minority interest. The excess of cost of acquisition over the fair value of the State’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the State’s share of the fair value of the identifiable net assets of the subsidiary acquired, the difference is recognised directly in the Operating Statement, but only after a reassessment of the identification and measurement of the net assets acquired.

Where settlement of any part of the cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of the exchange. The discount rate used is the borrowing rate applicable to similar borrowing from independent financiers under comparable terms and conditions.

(k)	Revenue Recognition

Commonwealth and other grants are recognised as revenue when the recipient entity obtains control over the grant, usually upon receipt. Where the grant is of a reciprocal nature, revenue is recognised as and when the obligation is fulfilled. When revenue has been received in advance for services or works still to be completed at balance date, this revenue is considered to be unearned and is reported in other liabilities. Refer Note 45.

Assets received at below fair value, including those received free of charge and that can be measured reliably are recognised at their fair value as revenue when control over the assets is obtained, normally either on receipt of the assets or on notification that the assets have been secured.

Contributions of services are recognised only if the services would have been purchased if they had not been donated and their fair value can be reliably measured. Where this is the case, an equal amount is recognised as a revenue and an expense.

Non-repayable developer or customer contributions are recognised as revenue and as assets in accordance with Interpretation 18 Transfers of Assets from Customers .

To the extent practicable, revenues from the sale of goods and services (including gas and electricity), fines and regulatory fees are recognised when the transactions or events giving rise to the revenue occurs.

Taxation is recognised as revenue upon the earlier of receipt by the responsible agency of a taxpayer’s self-assessment or at the time the taxpayer’s obligation to pay arises pursuant to the issue of an assessment. Taxation also includes interest and penalties.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-10

Notes to the Financial Statements—(Continued)

The main types of taxation and fee revenues raised by the State Government are:

•	payroll tax;

•	transfer and other duties;

•	land tax; and

•	various gaming and lottery taxes.

Interest income includes investment income earned on financial assets during the financial year.

For the GGS, dividends from PNFC and PFC sector entities are recorded as revenue from transactions where the dividends are declared out of accumulated surpluses. Dividends paid out of reserves or from the sale of assets represent a return of Government’s initial equity investment under ABS GFS principles and are disclosed as other economic flows. Net profit/(loss) from associates (excluding dividend distributions) is included in other economic flows in the Operating Statement.

Dividends from the PNFC and PFC sectors are eliminated in the Total State Sector.

Other economic flows of a revenue nature included in the operating result incorporate gains/losses on disposal of non-financial assets, deferred income tax equivalents (for the GGS) and changes in fair value of financial instruments measured at fair value (after excluding dividend distributions).

Net increments in the market values of biological assets are recognised as other economic flows.

(l)	Other Interest Expense

Interest and other finance charges are recognised as expenses in the period in which they are incurred.

(m)	Taxation

The Government is exempt from Commonwealth taxation except for Fringe Benefits Tax and Goods and Services Tax (GST).

Revenues, expenses and assets are recognised net of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO). In these circumstances the GST is recognised as part of the acquisition cost of the asset or as part of the item of expense.

Receivables and payables are stated with the amount of GST included. The amounts of GST receivable from, or payable to, the ATO are included as a current asset or liability in the Balance Sheet.

Cash flows are included in the Cash Flow Statement on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

(n)	Cash and Deposits

Cash and deposits includes cash on hand, cash at bank and deposits at call which are readily convertible to cash on hand and are subject to an insignificant risk of changes in value, net of outstanding bank overdrafts.

(o)	Receivables and Loans

Trade debtors are recognised at the nominal amount due. Receivables are assessed periodically for impairment. Other receivables include lease payment receivables and accrued revenue, primarily from taxation revenue assessed as accruing to the State at 30 June. For further details on the State revenue recognition refer to Note 1(k).

Settlement by finance lease debtors is within the terms of the lease, ranging from 2 to 99 years. Title is passed to the purchaser on full repayment. Refer Note 25.

Loans are financial assets held by the State and includes loans supporting policy objectives of the Government rather than for liquidity management purposes. Due to the “partial consolidation” approach required by AASB1049, the GGS balances include a fixed rate note with the Queensland Treasury Corporation (QTC). These amounts are included in consolidation adjustments of the Total State Sector.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-11

Notes to the Financial Statements—(Continued)

(p)	Securities Other Than Shares

Securities are financial assets held by the State that may include fixed term deposits, managed fund investments, interest in purchase plan rental properties, government and corporate bonds, promissory notes, bills of exchange, certificates of deposits, redeemable preference shares, debentures, long term notes and the net value of swaps and other derivatives that are in a net asset position.

(q)	Shares and Other Equity Investments

Shares and other equity refers to claims on other entities entitling the State to a share of the income of the entity and a right to a share of the residual assets of the entity should it be wound up. It includes holdings of the market value of listed enterprises and the market value of assets (non-financial and financial) less liabilities of unlisted enterprises.

The Total State Sector has two main categories:

•	investments accounted for using the equity method (associates); and

•	investments in other entities that are not controlled or associated.

Investments accounted for using the equity method (Associates)

Associates are those entities over which the State has significant influence but not control. Such entities are accounted for using the equity method of accounting. The State’s share of its associates’ post-acquisition profits or losses (less dividends) is recognised in the Operating Statement as an other economic flow and its share of post-acquisition movements in reserves is recognised in the reserves. The cumulative post-acquisition movements are recognised against the carrying amount of the investment. Dividends from associates are recognised as revenue from transactions in the Operating Statement.

Investments - shares in entities that are not controlled or associated

Investments in entities that are neither controlled nor associates of the Government are valued at fair value with changes in valuation of these investments treated in a manner consistent with AASB 139 Financial Instruments: Recognition and Measurement.

Investments in public sector entities

In addition to the above two categories, the GGS has equity investments in PNFC and PFC are measured as the Government’s proportional share of the net asset value of the PNFC Sector and PFC Sector entities. Dividends from PNFCs and PFCs are recorded as revenue from transactions where the dividends are paid out of accumulated surpluses. Dividends paid out of reserves or from the sale of assets represent a return of Government initial equity investment under ABS GFS principles and are disclosed as other economic flows. Changes in the valuation of the GGS equity investments (other than dividends) are recognised as other economic flows.

Note 1(c) outlines the functions of these sectors. Refer to Note 54 for a comprehensive list of entities within the PNFC and PFC Sectors. Investments in the PNFC and PFC Sectors are eliminated on consolidation of the Total State Sector.

(r)	Inventories

Inventories (other than those held for distribution) are carried at the lower of cost and net realisable value under AASB 102 Inventories. Cost is determined on either a first-in-first-out or average cost basis and includes expenditure incurred in acquiring the inventories and bringing them to their existing condition and location, except for training costs which are expensed as incurred. Where inventories are acquired for no or nominal consideration, the cost is the current replacement cost as at the date of acquisition.

Inventories held for distribution are those inventories which the State distributes for no or nominal consideration. These are measured at the lower of cost and current replacement cost. Land held for resale is stated at the lower of cost and net realisable value. Cost is assigned by specific identification and includes the cost of acquisition and development.

All inventories are classified as current non-financial assets.

(s)	Other Non-Financial Assets

Other non-financial assets primarily represent prepayments by the State. These prepayments include salaries and wages, grant payments or payments of a more general nature made in advance.

(t)	Assets Held for Sale

In accordance with AASB 5 Non-current Assets Held for Sale and Discontinued Operations, non-current assets held for sale are assets measured at the lower of carrying amount and fair value less costs to sell and have not been depreciated or amortised.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-12

Notes to the Financial Statements—(Continued)

While an asset is classified as held for sale, an impairment loss is recognised for any write downs of the asset to fair value less estimated costs to sell. A gain is recognised for any subsequent increases in fair value less costs to sell of an asset, but not in excess of any cumulative impairment loss previously recognised.

(u)	Investment Properties

Pursuant to AASB 140 Investment Property, properties held to earn rental income or for capital gains purposes are classified as investment properties. Such properties are valued at fair value. Changes in fair value are recognised in the Operating Statement as Other economic flows and no depreciation expense or asset impairment is recognised. From 2009-10, investment buildings under construction are now included in the Investment property category, rather than the Property, plant and equipment category, following changes to AASB 140. In addition, investment buildings under construction are to be measured at fair value at balance date or at cost, if fair value cannot be reliably determined.

As a consequence, investment property under construction of $195 million has been reclassified from the Property, plant and equipment class to Investment property.

(v)	Biological Assets

Biological assets are recognised at net market value which is the amount that could be expected to be received from the disposal of the asset in an active and liquid market, after deducting costs expected to be incurred in realising the proceeds of such a disposal. Where no active and liquid market is available, the net present value methodology has been adopted under the provisions of AASB 141 Agriculture.

Biological assets held by the State and recognised in the Balance Sheet include:

•	livestock; and

•	the State’s plantation growing timber resources, mostly located in South East Queensland. All current stands of plantation growing timber are included, with the exception of the following:

(i)	plantings of minor species, small and fragmented plantation areas and areas subject to experimental treatments which are likely to be unmarketable or have a value which is considered to be unreliable; and

(ii)	hardwood plantations which are immaterial.

Biological assets held by the State and not recognised in the Balance Sheet include:

•

the right to harvest forest products from native forests pursuant to the Forestry Act 1959. Cash flows associated with these products have been examined and the net values of the access rights are considered to be immaterial. Accordingly, the value of access rights to native forest products have not been recognised. The State is currently overseeing the final harvesting of forest timber from native forests, as part of a process of transitioning native forests into nature conservations reserves; and

•

other biological assets such as tree seed orchards, tree hedges and nursery seedlings which have been assessed in accordance with AASB 141, found not to be material and accordingly not been recognised. This position will be reviewed annually.

Valuation of Biological Assets

Net present value is calculated as the net of the future cash inflows and outflows associated with forest production activities discounted back to current values at the specified weighted average cost of capital.

Under this methodology, valuation changes arise mainly from movements in:

•	timber volume associated with growth and changes to the overall estate, as a result of annual planting and harvesting activity;

•	timber prices;

•	forest production costs; and

•	the weighted average cost of capital rate used in the discounted cash flow calculation.

Reference should be made to individual agency reports for details of individual assumptions used in calculating the net present value of biological assets held by the State.

A reserve has been established to recognise the change in value of biological assets where amounts of unrealised revenue are brought to account through the Operating Statement.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-13

Notes to the Financial Statements—(Continued)

(w)	Property, Plant and Equipment

Acquisition

Items of property, plant and equipment with a cost or other value greater than the asset recognition threshold of the agency are initially capitalised and recorded at cost. The Queensland Treasury’s Non-Current Asset Policies for the Queensland Public Sector is applicable to departments and statutory bodies and mandates asset recognition thresholds as follows:

Asset Class	Asset Recognition Threshold
Land	$1 (all land)
Buildings	$10,000
Infrastructure	$10,000
Plant & Equipment	$5,000
Major Plant & Equipment	An amount greater than or equal to $5,000, the exact amount of which is at the agency’s discretion.
Leased Assets (finance leases)	The threshold for the class to which the asset would belong if it were not subject to a finance lease.
Heritage & Cultural Assets	$5,000
Work in Progress	n/a
Library Reference Collections	$1,000,000

Asset recognition thresholds for other entities do not exceed the thresholds above.

Items with a cost or other value below each entity’s recognition threshold are expensed in the year of acquisition. Cost is determined as the value given as consideration, plus costs incidental to the acquisition including all other costs incurred in getting the assets ready for use. Training, marketing and advertising costs are expensed as incurred.

In accordance with AASB 116 Property, Plant and Equipment, administration and other general overhead costs are expensed in the year they are incurred. Overhauls and major inspections are only capitalised if it is probable that future economic benefits associated with them will flow to the entity and their cost can be measured reliably. In addition, any remaining carrying amount of the cost of the previous inspection/overhaul (as distinct from physical parts) is derecognised.

Assets acquired at no cost, or for nominal consideration, that can be measured reliably are recognised initially as assets and revenues at their fair value at the date of acquisition.

Recording and Valuation

Land, buildings, infrastructure, major plant and equipment and heritage and cultural assets are valued at fair value in accordance with AASB 116 and Queensland Treasury’s Non-Current Asset Policies for the Queensland Public Sector.

Plant and equipment is recorded at cost.

On initial recognition, all costs incurred in purchasing or constructing the assets and getting it ready for use are capitalised to the value of the asset. Costs include the initial estimate of the costs of dismantling and restoring the site on which it is located, where that obligation is recognised and measure in accordance with AASB 137 Provisions, Contingent Liabilities and Contingent Assets.

Subsequent costs are added to the carrying amount of the asset when it improves the condition of the asset beyond its originally assessed standard of performance or capacity. Otherwise, subsequent costs are expensed.

Reference should be made to individual agency reports for valuation methodologies and names and qualifications of relevant valuers, where appropriate.

Non-current physical assets measured at fair value are comprehensively revalued once every five years or as appropriate, with interim valuations using relevant indices being otherwise performed on an annual basis. Separately identified components of assets are measured on the same basis as the assets to which they relate.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-14

Notes to the Financial Statements—(Continued)

Any revaluation increment arising on the revaluation of an asset is credited to the asset revaluation reserve for that class of assets, except to the extent it reverses a revaluation decrement for the class of assets previously recognised as an expense. A decrease in the carrying amount on revaluation is charged as an expense, to the extent it exceeds the balance of the relevant asset revaluation reserve.

Where an asset is acquired at no cost, or for nominal cost, the cost is its fair value as at the date of acquisition. All other non-current assets, principally plant and equipment, are measured at cost which equates to fair value due to their short useful lives.

Items or components that form an integral part of an asset are recognised as a single asset (functional asset). The recognition threshold is applied to the aggregate cost of each functional asset.

Non-reciprocal transfers of assets and liabilities between wholly-owned Queensland public sector entities, are accounted for as adjustments to contributed equity in accordance with UIG 1038 Contributions by Owners Made to Wholly-owned Public Sector Entities.

Land Under Roads

Land under roads acquired on or before 30 June 2008 was recognised at fair value with the corresponding adjustment against opening Accumulated Surplus (effective 1 July 2008) in accordance with AASB 1051 Land Under Roads. Land under roads acquired from 1 July 2008 was initially recognised at cost and thereafter at fair value in accordance with AASB 116 Property Plant and Equipment.

Land under roads is included in the asset class ‘land’. At reporting date all land under roads is re-valued at fair value. Any revaluation increment arising on the revaluation of land under roads is to be credited to the asset revaluation reserve for that asset/class of assets except to the extent it reverses a revaluation decrement for the asset/class of assets previously recognised as an expense. A decrease in the carrying amount on revaluation is charged as an expense, to the extent it exceeds the balance of the relevant asset revaluation reserve.

Fair value is determined using an acceptable, reliable valuation methodology which is undertaken by the State Valuation Services. The valuation methodology has been uniformly applied to the valuation of all land under roads. Where fair value cannot be reliably determined either at acquisition or at any reporting date, but is able to be determined subsequently, the fair value adjustment is treated as an adjustment to the revaluation reserve in accordance with Queensland Treasury’s Non-Current Asset Policies for the Queensland Public Sector.

Land under roads not subject to title or lease vests in the State in terms of the Land Act 1994. The Department of Environment and Resource Management administers the Land Act on behalf of the State. Therefore, untitled land under roads is an administered asset of the Department of Environment and Resource Management.

Land under roads subject to title or lease is controlled by the agency that holds the title or lease and is recorded by the relevant agency as a controlled asset.

Property, Plant and Equipment Held for Rental

Pursuant to paragraph 68A in AASB 116, where items of property, plant and equipment that have been held for rental to others are routinely sold in the course of the State’s ordinary business, these assets are now transferred to inventories at their carrying amount when they cease to be rented and become held for sale.

As a result, QFleet motor vehicles held for sale have been recognised as “Inventories” rather than “Non-current assets classified as held for sale”. Consequently, the gross proceeds of sale of these vehicles are recorded in “User Charges”, whilst the value of the vehicles sold will be recorded in “Supplies and services” (previously “Gain/loss on sale of property, plant and equipment” depending on whether profit or loss).

The gross proceeds of sale of QFleet vehicles in 2009-10 was $84 million and the written down value of vehicles sold was $75 million, resulting in a net profit of $9 million, net of selling costs.

The subsequent amendment to paragraph 14 of AASB 107 Statement of Cash Flows means that the cash received from the sale of these vehicles and cash paid to purchase these vehicles are recognised as operating activities rather than investing activities.

Comparative figures have been adjusted to reflect the above.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-15

Notes to the Financial Statements—(Continued)

(x)	Intangible Assets

Intangible assets are recognised in accordance with AASB 138 Intangible Assets. Queensland Treasury’s Non-Current Asset Policies for the Queensland Public Sector which is applicable to departments and statutory bodies, mandates classes of non-current physical and intangible assets. Software is classified as an intangible asset, rather than property, plant and equipment unless it is an integral part of the related hardware.

Internally generated goodwill, brands, and items of similar substance, as well as expenditure on initial research, are specifically excluded from being recognised in the Balance Sheet.

In accordance with the Non-Current Asset Policies for the Queensland Public Sector, the recognition threshold for departments and statutory bodies is $100,000. The threshold for other entities does not exceed this amount.

Purchased goodwill represents the excess of costs of acquisition over the fair value of the State’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is not amortised but instead is assessed annually for impairment.

Internally generated intangible assets are only revalued where an active market exists for the asset in question, otherwise they are measured at cost.

(y)	Assets not Recognised

The following assets are not recognised in the Balance Sheet:

Quarry Resources

The value of quarry resources held by the Department of Environment and Resource Management is not included in the financial statements as it is not practical to determine reliably the quantum of the resources available for extraction. Revenue from the sale of quarry materials is recognised as extractions are made.

Railway Corridor Land

Under the Transport Infrastructure Act 1994, railway corridor land was rendered State land under the control of the Department of Environment and Resource Management which for reporting purposes recorded the land at nil value. This land is on-leased to QR Limited via Department of Transport and Main Roads at no cost.

Library Collections

Library acquisitions are expensed as they are incurred, except for the General Reference and Rare Books Collections of the Library Board of Queensland. These are capitalised and held at fair value in accordance with Queensland Treasury’s Non-Current Asset Policies for the Queensland Public Sector and Queensland Treasury’s Accounting for Library Collections Policy except for certain heritage assets such as manuscripts whose value cannot be reliably measured.

Native Forests and Biological Assets

Disclosures are outlined in Note 1(v).

User Funded Assets

Certain wharf facilities, bulk sugar terminals, bulk molasses terminals, bulk grain terminals and grain loading facilities have been constructed on land controlled by Queensland port corporations. These assets are not included in the Balance Sheets as users of the assets have either fully or partially funded these facilities and they are either not considered to be controlled by the corporations or no income will flow from the facilities.

Heritage Assets

Certain heritage assets, including artefacts, memorabilia and other historical objects held by agencies, have not been valued or included in the Balance Sheet because of the unique nature of the items and the difficulty in determining a reliable value.

(z)	Depreciation and Amortisation

Land, General Reference and Rare Books Collections of the Library Board of Queensland, Museum collections, art works held by the Queensland Art Gallery Board of Trustees and certain other heritage and cultural assets are not depreciated.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-16

Notes to the Financial Statements—(Continued)

Other assets are depreciated or amortised on a straight-line basis from their date of acquisition (or in respect of internally constructed assets, from the time the asset is completed and held ready for use) and based on their estimated useful lives to the agency.

Where assets have separately identifiable components that are subject to regular replacement, these components are assigned useful lives distinct from the asset to which they relate and are depreciated accordingly. Any expenditure which increases the originally assessed capacity or service potential of an asset is capitalised and the new depreciable value is depreciated over the remaining useful life of the asset.

Leasehold improvements are amortised over the estimated useful lives of the improvements or the unexpired period of the lease, whichever is shorter. The unexpired period of the lease includes any option period where exercise of the option is probable.

Capital work in progress is not depreciated until it reaches service delivery capacity.

Major spares purchased specifically for particular assets are capitalised and depreciated on the same basis as the asset to which they relate.

Estimated useful lives, residual values and depreciation methods are reviewed at the end of each annual reporting period.

Reference should be made to individual agency reports for details of depreciation and amortisation methodologies. The following provides an indication of the estimated useful lives to agencies of the different asset classes:

Asset Class	Useful Life
Property Plant and Equipment
Buildings	1 - 100 years
Plant and equipment	1 - 100 years
Infrastructure assets	up to 200 years
Heritage and cultural assets	7 - 100 years

Intangibles
Computer software	2 - 20 years
Other intangibles (including intellectual property, licences and access rights)	1 - 99 years

The Department of Education and Training has reviewed and amended the useful life for the plant and fit-out components of its complex buildings to 25 years for these two components of all buildings controlled by the department. The impact on the depreciation expense of the department for the year was $82 million.

(aa)	Impairment of Assets

At each reporting date, an assessment is undertaken as to whether there are any indications that a physical or intangible asset is impaired. If an asset is determined to be impaired, the recoverable amount of the impaired asset is determined as the higher of the asset’s fair value less costs to sell and either depreciated replacement cost or value in use. Value in use is based on discounted cash flows using a risk adjusted discount rate. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows which are largely independent of the cash flows from other assets or groups of assets (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

Impairment on goodwill is not reversed.

(ab)	Leases

Rights and obligations under finance leases (including cross border leases) which are leases that effectively transfer most of the risks and rewards relating to ownership of the leased items to the lessee, are recognised initially as assets and liabilities equal to the lower of fair value of the leased property and present value of the minimum lease payments including any guaranteed residual values. The assets are disclosed as leased plant and equipment and are depreciated over the period during which the State is expected to benefit from the use of the asset. Minimum lease payments are allocated between interest and reduction of the lease liability, according to the interest rate implicit in the lease. Further disclosures on cross border leases is contained in Note 51.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-17

Notes to the Financial Statements—(Continued)

For operating leases, where the lessor retains substantially all of the risks and rewards relating to ownership of the leased items, lease payments are expensed over the term of the lease. Incentives received on entering into operating leases are recognised as liabilities. Lease payments are allocated between rental expense and reduction of the liability. Further disclosure on lease commitments is contained in Note 47.

(ac)	Payables

These amounts represent amounts owing for goods and services provided to the State prior to the end of the financial year. The amounts are unsecured, are usually paid within 30 days of recognition and are non-interest bearing.

(ad)	Provisions

Provisions are recognised when there is a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated. Where there are a number of similar obligations, the likelihood that an outflow will be required is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small. Provisions are measured at the present value of the estimate of the expenditure required to settle the present obligation at the reporting date. The discount rate used to determine the present value reflects current market assessment of the time value of money and risks specific to the liability.

(ae)	Onerous Contracts

General Provisions

A provision for onerous contracts is recognised when the expected benefits to be derived from a contract are less than the unavoidable costs of meeting the obligations under that contract and only after any impairments to assets dedicated to that contract have been recognised.

The provision is recognised in accordance with AASB 137 Provisions, Contingent Liabilities and Contingent Assets and is based on the excess of the estimated cash flows to meet the unavoidable costs under the contract over the estimated cash flows to be received in relation to the contract, having regard to the risks of the activities relating to the contract. The net estimated cash flows are discounted using market yields at balance date on national government guaranteed bonds with terms to maturity and currency that match, as closely as possible, the expected future payments, where the effect of discounting is material.

Power Purchase Agreement Provisions

A provision for onerous contracts has been realised in relation to a number of long-term power purchase agreements (PPAs) when the unavoidable costs of meeting the ongoing obligations under these agreements exceed the expected benefits to be received. Some of these PPAs have remaining terms which extend to 2016. Current conditions within the electricity market mean a number of the long-term power purchase agreements are considered to be onerous contracts.

The provision for onerous contracts reflects net present value of the least net cost of exiting these onerous PPAs which is the lower of the cost of fulfilling the agreements or the compensation payable, as defined in these agreements for early termination.

The extent of the future losses from the power purchase agreements will depend on future wholesale pool prices as well as the need for the State to meet its network support obligations. The future level of Queensland wholesale pool prices remains significantly uncertain. The critical determinants of future pool prices will be the bidding behaviour of participants in the National Electricity Market, load growth, network reliability and the introduction of new generation capacity. The discount rate used reflects current market assessments of the time value of money and the risks specific to these obligations.

(af)	Employee Benefits

Wages, Salaries and Sick Leave

Liabilities for wages and salaries are accrued at year end. For most agencies, sick leave is non-vesting and is expensed as incurred. Liabilities have been calculated based on wage and salary rates at the date they are expected to be paid and include related on-costs.

Annual Leave

The Annual Leave Central Scheme (ALCS) was established at 30 June 2008 to centrally fund annual leave obligations of departments, commercialised business units and shared service providers. Members pay a levy equal to their accrued leave cost into the scheme and are reimbursed by the scheme for annual leave payments made to their employees. Entities that do not participate in the ALCS continue to determine and recognise their own leave liabilities.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-18

Notes to the Financial Statements—(Continued)

The State’s annual leave liability has been calculated based on wage and salary rates at the date they are expected to be paid and include related on-costs. In accordance with AASB 119 Employee Benefits, where annual leave is not expected to be paid within 12 months, the liability is classified as non-current and measured at the present value of the future cash flows.

Long Service Leave

A levy of 1.75% of salary and wages costs is paid by participating agencies (predominantly Government departments) into the Long Service Leave Central Scheme introduced in 1999-2000. Amounts paid to employees for long service leave are then claimed from the scheme as a reimbursement. The liability is assessed annually by the State Actuary.

The method used incorporates consideration of expected future wage and salary levels, experience of employee departures and periods of service. On-costs have been included in the liabilities and expenses for the Long Service Leave Central Scheme. These amounts have not been separately identified, as they are not material in the context of the State’s overall employee entitlement liabilities.

The State’s long service leave provisions are calculated in accordance with AASB 119 using yield rates of Government bonds at reporting date and actuarial assumptions which are mutually compatible. The gross discount rate for 10 year Commonwealth bonds at 30 June 2010 was 5.3% (2009, 5.6%).

Entities that do not participate in the Long Service Leave Central Scheme determine their liability for long service leave based on the present value of estimated future cash outflows to be made.

Superannuation/Retirement Benefit Obligations

A superannuation liability for the State public sector is recognised in respect of the various employees’ accrued superannuation benefits and represents the difference between the net market value of plan assets and the estimated accrued superannuation benefits at year end.

The present value of the accrued benefits is calculated using the projected unit credit method and represents the actuarial value of all benefits that are expected to become payable in the future in respect of contributions made or periods of service completed prior to the valuation date, allowing for future salary increases.

The costs of providing future benefits to employees are recognised over the period during which employees provide services. All superannuation plan costs, excluding actuarial gains and losses, are recognised in the Operating Statement. Actuarial gains and losses are recognised directly in equity on an annual basis and represent experience adjustments (the effects of differences between the previous actuarial assumptions and what has actually occurred e.g. investment returns on plan assets) and the effects of changes in actuarial assumptions underlying the valuation.

Expected future payments are discounted using market yields at the reporting date on Government bonds with terms to maturity and currency that match the estimated future cash outflows. The gross discount rate for 10 year Commonwealth bonds at 30 June 2010 was 5.3% (2009, 5.6%).

Future taxes are part of the provision of the existing benefit obligations (e.g. taxes on investment income and employer contributions) and are taken into account in measuring the net liability or asset.

Employees in the electricity industry contribute to an industry multiple employer superannuation fund, Electricity Supply Industry Superannuation (QLD) (ESI Super). Refer Note 53.

Termination Benefits

Termination benefits are payable when employment is terminated before the normal retirement date or when an employee accepts a voluntary redundancy in exchange for these benefits. The State recognises termination benefits when it is demonstrably committed to either terminating the employment of employees according to a detailed formal plan without possibility of withdrawal or providing termination benefits as a result of an offer made to encourage voluntary redundancy. Benefits falling due more than 12 months after balance date are discounted to present value.

(ag)	Provision for Retirement/Disposal of Long Lived Assets

A provision is recognised for dismantling, removal and restoration costs where a constructive obligation exists. The present value of the obligation is recorded in the initial cost of the asset.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-19

Notes to the Financial Statements—(Continued)

(ah)	General Insurance Contracts

In accordance with AASB 1023 General Insurance Contracts , the claims liability includes a risk margin in addition to expected future payments. This liability is discounted for the time value of money using risk-free discount rates that are based on current, observable, objective rates.

(ai)	Financial Instruments

Under AASB 139, financial assets are to be classified and measured as follows:

•	receivables and loans - measured at amortised cost;

•	held-to-maturity - measured at amortised cost;

•	designated at fair value through profit or loss; or

•	available-for-sale - measured at fair value with unrealised gains/losses recognised directly in equity except for impairment losses and foreign exchange gains/losses.

Financial liabilities are to be classified and measured as follows:

•	designated at fair value through profit or loss; or

•	other financial liabilities - measured at amortised cost.

Carrying amounts of financial assets and liabilities equate to fair value except as identified in Note 52.

Non-Derivative Financial Instruments

Receivables and loans

Receivables and loans are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are initially measured at fair value plus any directly attributable transaction costs. Subsequently, receivables and loans are recorded at amortised cost using the effective interest method (except for short-term receivables) less any impairment losses.

Held-to-maturity investments

The State follows AASB 139 in classifying non-derivative financial assets with fixed or determinable payments and fixed maturity as held-to-maturity if the State has the intention and ability to hold such investments to maturity. Held-to-maturity investments are initially recognised at fair value plus any directly attributable transaction costs. Subsequently, held-to-maturity investments are measured at amortised cost using the effective interest method, less any impairment losses. The effective interest method is a method of calculating the amortised financial assets and allocating the interest income over the relevant period. Any interest income is recognised in the Operating Result in the period in which it accrues.

If the class of held-to-maturity investments is tainted or the State fails to keep these investments to maturity other than for specific circumstances explained in AASB 139, it will be required to reclassify the whole class as available-for-sale. The State would also not be able to classify any financial assets as held-to-maturity for the following two annual reporting periods.

Financial assets held to maturity primarily comprise term deposits . It is the State’s intention to hold these investments until maturity. Deposits held with QTC are eliminated on consolidation of the Total State Sector.

Financial assets at fair value through profit or loss

Financial assets are classified as fair value through profit or loss at balance date if they are classified as held for trading or designated so upon initial recognition. Financial assets at fair value through profit or loss are valued at fair value at balance date. Unrealised gains and losses are brought to account as Other economic flows included in the Operating Result (unless strict hedging criteria are met).

Financial assets at fair value through profit or loss held by the State include money market deposits, discount securities, Commonwealth and State securities, floating rate notes, medium term notes, fixed interest deposits, letters of credit, interest in Rental Purchase Plan properties, investments managed by QIC Limited, other investments in managed funds, shares and derivatives.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-20

Notes to the Financial Statements—(Continued)

Available-for-sale financial assets

Available-for-sale financial assets are those non-derivative financial assets that are designated as available-for-sale or that are not classified as other categories of financial assets. Such assets are measured at fair value with unrealised gains/losses recognised directly in equity, except for impairment losses and foreign exchange losses which are recognised in the Operating Result.

Total State Sector available-for-sale financial assets include bank bonds, corporate bonds, Government bonds and share investments (other than Investments in public sector enterprises). Share investments in public sector enterprises are included in the GGS but are eliminated on consolidation of the Total State Sector.

Financial liabilities at fair value through profit or loss

Financial liabilities are classified as fair value through profit or loss at balance date if they are classified as held for trading or designated so upon initial recognition. Financial liabilities at fair value through profit or loss which include deposits, interest bearing liabilities and derivatives, are valued at fair value at balance date. Unrealised gains and losses are brought to account as Other economic flows included in the Operating Result (unless strict hedging criteria are met).

Interest bearing liabilities held by the State include Treasury notes, Australian bonds, credit foncier loans, commercial paper, overseas bonds and medium term notes principally raised by QTC. The GGS also includes loans with QTC which are included as consolidated adjustments of the Total State Sector.

In relation to deposits, income derived from their investment accrues to depositors daily. The amount shown in the Balance Sheet represents the market value of deposits held at balance date. Stock lending and repurchase agreement deposits are accepted at an agreed interest rate and are held as security for stock lent.

Financial liabilities held at amortised cost

Financial liabilities held at amortised cost are initially measured at fair value plus any directly attributable transaction costs. Subsequently, such financial liabilities are measured at amortised cost using the effective interest method. The effective interest method is a method of calculating the amortised cost of a financial liability and allocating the interest expense over the relevant period. Any interest expense is recognised in the Operating Result in the period in which it accrues.

Financial liabilities measured at amortised cost are financial liabilities other than those designated at fair value through profit or loss. They include payables, finance leases and State debt to the Commonwealth (loans made by the Commonwealth under Loan Council agreements).

Derivative financial instruments

In compliance with AASB 7, 132 and 139, certain derivatives are recognised in the Balance Sheet. Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to their fair value at balance date. Fair values are derived using quoted market prices in active markets and utilising accepted market valuation techniques, including the discounted cash flow model and other pricing models, as appropriate. Changes in fair value are taken to Other economic flows included in the Operating Result unless strict hedge accounting rules are met, in which case valuation adjustments are recognised in an equity reserve.

Derivative instruments are used to hedge the State’s exposure to interest rate, foreign currency, commodity prices and credit risks as part of asset and liability management activities. In addition, they may be used to deliver long term floating rate or long term fixed rate exposure. A small number of derivative financial instruments are held for speculative purposes.

Derivatives may be designated as either hedges of the fair value of recognised assets or liabilities or a firm commitment (fair value hedges) or as hedges of the cash flows of recognised assets and liabilities and highly probable forecast transactions (cash flow hedges). Gains or losses on fair value hedges are recognised as other economic flows included in the Operating Result. Gains or losses on the effective portion of cash flow hedges are recognised directly in the hedge reserve in equity, while the ineffective portion is recognised in the Operating Result.

Amounts taken to the hedge reserve in equity are transferred to the Operating Result when the hedged transaction affects the Operating Result, such as when hedged income or expenses are recognised, when a forecast sale or purchase occurs or when the hedge becomes ineffective. Where the forecast transaction that is hedged results in recognising a non-financial asset or liability, the gain or loss deferred to equity is transferred to the carrying amount of the asset or liability.

All derivatives are carried as assets when fair value is positive and liabilities when fair value is negative. Derivative instruments used by the State include: futures contracts, forward rate agreements, forward exchange contracts, cross currency swaps, interest rate swaps and commodity swaps.

Recognition and derecognition of financial assets and liabilities

Financial assets and financial liabilities are recognised on the Balance Sheet when the State becomes party to the contractual provisions of the financial instrument. A financial asset is derecognised when the contractual rights to the cash flows from the financial assets expire or are transferred and no longer controlled by the State. A financial liability is removed from the Balance Sheet when the obligation specified in the contract is discharged, cancelled or expires.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-21

Notes to the Financial Statements—(Continued)

Settlement date accounting

Purchases and sales of financial assets and liabilities at fair value through profit or loss are recognised on settlement date. The State accounts for any change in the fair value of the asset to be received during the period between the trade date and settlement date in the same way as it accounts for the acquired asset.

Fair Value Estimation

Where there is an active market for financial instruments, entities within the Total State Sector use either the quoted market price at balance date or mid market rates as a basis for establishing fair values. Financial assets are priced at current bid prices, while financial liabilities are priced at current asking price. The State adopts the policy of effectively minimising risk arising from market/client transactions whether they be in the nature of onlendings, deposits, leases or hedges.

The fair value of financial instruments that are not traded in an active market (for example over-the-counter electricity derivatives) is determined by using valuation techniques. The State uses judgement to select a variety of methods and make assumptions that are mainly based on market conditions existing at each Balance Sheet date. The State has used discounted cash flow analysis for various available-for-sale financial assets that were not traded in active markets.

(aj)	Foreign Currency

Foreign currency transactions are translated initially into Australian dollars at the rate of exchange applying at the date of the transaction. Such transactions are subject to price risk which is reflected by price variation changes due to foreign currency movement. Amounts payable and receivable in foreign currencies at balance date are translated to Australian currency at rates of exchange current at 30 June 2010.

Exchange differences relating to amounts payable and receivable in foreign currencies are brought to account as exchange gains or losses in the Operating Result in the financial year in which the exchange rates change, except when deferred in equity as qualifying cash flow hedges and qualifying net investment hedges.

Translation differences on non-monetary financial assets and liabilities such as equities held at fair value through profit or loss are recognised in the Operating Result as part of the fair value gain or loss. Translation differences on non-monetary financial assets such as equities classified as available-for-sale financial assets are included in the fair value reserve in equity.

In relation to borrowings covered by swaps denominated in foreign currencies, both the loan and the underlying swap are valued at the relevant swap yield existing at year-end. Where transactions involve forward foreign exchange, the amount payable or receivable under the forward exchange contract is adjusted to reflect forward rates of exchange applicable at year-end. Exchange gains or losses are brought to account in the Operating Result.

(ak)	Related Party Transactions

A number of related party transactions which are at arm’s length and under normal commercial terms, have been disclosed in the financial statements of some of the agencies that are included in these consolidated financial statements. These transactions mainly relate to Government-owned corporations. Reference should be made to individual agency reports for further particulars of these transactions.

(al)	Public Private Partnerships (PPPs)

There is currently no Australian Accounting Standard specifically addressing accounting for private sector financed infrastructure assets. The following policies have been adopted pending the development of an accounting standard.

Agreements equally proportionately unperformed arising from PPPs are not recognised as assets or liabilities. Instead, the payments under these agreements are expensed systematically over the term of the agreements. Any leasing arrangements are disclosed in accordance with AASB 117 Leases. Further, the commitments for future payments under these agreements are disclosed as commitments in the notes to the consolidated financial statements.

(am)	Monies held in Trust

Security, tender and other deposits administered by the State in a fiduciary or trust capacity are not recognised in the financial statements but are disclosed for information purposes in Note 48. Whilst these transactions and balances are in the care of the State, they are subject to the normal internal control and external audit requirements.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-22

Notes to the Financial Statements—(Continued)

(an)	Critical Accounting Estimates and Judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that may have a financial impact on the State and that are believed to be reasonable under the circumstances.

The State makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year and have not been included in the relevant accounting policy, are discussed below.

Estimated Impairment of Assets

The State tests annually whether any asset or group of assets is impaired, in accordance with the accounting policy Note 1(aa). In some instances the recoverable amount used is value in use. Value in use calculations require assumptions to be made in key areas such as:

•	risk adjusted time value of money;

•	forecast market prices;

•	forecast operational and capital expenditure; and

•	discount rates.

Impairment - Electricity Generators

Due to the significant uncertainty surrounding the future regulatory environment associated with greenhouse gas emission reductions, the management of CS Energy Limited, Stanwell Corporation Limited and Tarong Energy Corporation Limited have excluded assumptions in respect of this issue in impairment testing calculations as at 30 June 2010.

Impairment - Water Assets

The SEQ bulk water authorities (Queensland Manufactured Water Authority, the Queensland Bulk Water Supply Authority and the Queensland Bulk Water Transport Authority) have performed an impairment assessment on their bulk water assets based on current bulk water pricing arrangements under normal pricing principles for regulated assets. The assumptions used in the impairment assessment are particularly sensitive to changes in bulk water pricing parameters set by the State. While the 2010-11 Grid Service Charge agreements documenting pricing arrangements for the bulk water authorities are the subject of continuing consultations, there have not been any material changes to the pricing principles for 2010-11; the consultations relate exclusively to pricing inputs, rather than broader regulatory pricing parameters. The Queensland Competition Authority will commence setting the Grid Service Charges in accordance with the Water Market Rules from 2011-12.

Should the State transition to a longer-term pricing framework that results in a change to key parameters such as a reduction in rate of return on existing or future infrastructure, this may have a material impact on the ability of the bulk water authorities to generate a sufficient return to prevent asset impairment. Such an impairment could significantly impact on the carrying value of the bulk water authorities’ assets. Without additional information in relation to any actual changes to the methodology and with the uncertainty of what form the pricing mechanism may take, the water entities have relied on the reasonableness of their assumptions in completing their impairment testing.

Impairment of Financial Assets

The State assesses, at the end of each reporting period, whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flow of that asset.

Evidence of impairment may include significant financial difficulties of the debtor, the probability that the debtor will enter bankruptcy or financial reorganisation and payment default or delinquency in interest or principal payments. All financial assets, except for those measured at fair value through profit or loss, are subject to annual review for impairment, in accordance with AASB 139. The amount of the impairment loss is recognised in Other economic flows included in Operating Result. Receivables are assessed regularly for bad and doubtful debts. Bad debts are written off as they are incurred.

For financial assets carried at amortised cost, the carrying amount of the asset is reduced through the use of a provision account and the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The adjustment is recognised in the Operating Result.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-23

Notes to the Financial Statements—(Continued)

For available-for-sale financial assets, the cumulative loss, measured as the difference between the acquisition cost and current fair value, less any impairment loss previously recognised in the Operating Result, is removed from equity and recognised in the Operating Result.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognised. For financial assets measured at amortised cost, the reversal is recognised in the Operating Result.

(ao)	Actual and Budgetary Information Comparison

Explanations of major variances between AASB 1049 actual amounts and corresponding original budget amounts for the GGS are disclosed in Note 61.

(ap)	Key GFS technical terms

ABS GFS Manual

The Australian Bureau of Statistics (ABS) publication Australian System of Government Finance Statistics: Concepts, Sources and Methods as updated from time to time.

Cash Surplus/(Deficit)

Net cash flows from operating activities plus net cash flows from acquisition and disposal of non-financial assets less distributions paid. GFS cash surplus/(deficit) also deducts the value of assets acquired under finance leases and similar arrangements.

Convergence Differences

Convergence differences are difference between the amounts recognised in the financial statements compared with the amounts determined for GFS purposes as a result of differences in definition, recognition, measurement and classification principles and rules.

Comprehensive result - total change in net worth before transactions with owners as owners

This is the net result of all items of income and expense recognised for the period. It is the aggregate of operating result and other movements in equity, other than transactions with owners as owners.

Financial Asset

A financial asset is any asset that is:

•	cash;
•	an equity instrument of another entity;
•	a contractual right:

(i)	to receive cash or another financial asset from another entity; or

(ii)	to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity; or

•	a contract that will or may be settled in the entity’s own equity instruments and is:

(i)	a non-derivative for which the entity is or may be obliged to receive a variable number of the entity’s own equity instruments; or

(ii)	a derivative that will or may be settled other than by the exchange of a fixed amount of cash or another financial asset for a fixed number of the entity’s own equity instruments. For this purpose the entity’s own equity instruments do not include instruments that are themselves contracts for the future receipt or delivery of the entity’s own equity instruments.

Key Fiscal Aggregates

Referred to as analytical balances in the ABS GFS Manual, are data identified in the ABS GFS Manual as useful for macro-economic analysis purposes, including assessing the impact of a government on the economy. They are opening net worth, net operating balance (which equals change in net worth due to transactions), net lending/(borrowing), change in net worth due to other changes in the volume of assets, total change in net worth, closing net worth and cash surplus/(deficit).

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-24

Notes to the Financial Statements—(Continued)

Net Debt

Net debt equals (deposit liabilities held plus advances and borrowing liabilities) less (cash and deposits, plus investments plus asset advances outstanding). Based on the definition in the ABS GFS Manual. The extent of accumulated net debt is currently the most common measure used to judge the overall strength of a jurisdiction’s fiscal position.

Net Lending/(Borrowing)

The financing requirements of government, calculated as the net operating balance, less the net acquisition of non-financial assets. A positive result reflects a net lending position and a negative result reflects a net borrowing position, based on the definition in the ABS GFS Manual.

Net Operating Balance

This is calculated as income from transactions minus expenses from transactions, based on the definition in the ABS GFS Manual.

Net Worth

Assets less liabilities and shares/contributed capital. For the State, net worth is assets less liabilities since shares and contributed capital is zero. It is an economic measure of wealth and reflects the contribution of governments to the wealth of Australia.

Non-profit Institution

A legal or social entity that is created for the purpose of producing or distributing goods and services but is not permitted to be a source of income, profit or other financial gain for the units that establish, control or finance it.

Non-financial Asset

All assets that are not ‘financial assets’.

Operating Result

Operating result is a measure of financial performance of the operations of the State for the period. It is the net result of items of revenue, gains and expenses (including losses) recognised for the period, excluding those that are classified as ‘other movements in equity’.

Other Economic Flows

Changes in the volume or value of an asset or liability that do not result from transactions (i.e. revaluations and other changes in the volume of assets).

Transactions

Interactions between two institutional units by mutual agreement or actions within a unit that it is analytically useful to treat as transactions. Defined in the ABS GFS Manual.

Whole of Government Financial Report

A financial report prepared by a government that is prepared in accordance with Australian Accounting Standards, including AASB 127 Consolidated and Separate Financial Statements and thereby separately recognises assets, liabilities, income, expenses and cash flows of all entities under the control of the Government on a line-by-line basis.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-25

Notes to the Financial Statements—(Continued)

2.	Disaggregated Information

Operating Statement

		General Government (a)		Public Non-financial Corporations (a)		Public Financial Corporations (a)		Consolidation Adjustments		Consolidated
		2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
		$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
	Continuing Operations
	Revenue from Transactions
	Taxation revenue	9,375	8,866	—	—	—	—	(274)	(262)	9,101	8,604
	Grants revenue	20,205	17,481	2,203	2,119	—	—	(2,056)	(1,999)	20,352	17,601
	Sales of goods and services	3,962	3,648	6,409	5,594	1,127	1,133	(790)	(733)	10,708	9,642
	Interest income	2,205	1,482	110	150	4,062	3,504	(4,454)	(4,141)	1,922	995
	Dividend and income tax equivalents income	950	1,180	—	—	—	—	(950)	(1,180)	—	—
	Other revenue	3,032	4,421	379	427	66	57	(5)	(4)	3,473	4,901
	Continuing Operations
	Total Revenue from Transactions	39,729	37,078	9,101	8,290	5,255	4,694	(8,529)	(8,320)	45,555	41,742
Less	Continuing Operations
	Expenses from Transactions
	Employee expenses	15,566	14,310	1,220	1,224	196	181	(274)	(246)	16,707	15,468
	Superannuation expenses
	Superannuation interest cost	1,320	858	(8)	(14)	—	—	—	—	1,312	844
	Other superannuation expenses	2,051	2,012	181	171	13	13	—	—	2,245	2,196
	Other operating expenses	7,756	7,300	2,775	2,597	1,646	1,605	(693)	(616)	11,484	10,886
	Depreciation and amortisation	2,500	2,496	1,861	1,516	28	27	—	—	4,389	4,039
	Other interest expense	803	599	2,093	1,969	5,285	4,563	(4,556)	(4,271)	3,625	2,859
	Grants expenses	9,789	9,525	79	89	—	—	(2,056)	(1,999)	7,811	7,615
	Other property expenses	—	—	243	192	43	41	(286)	(233)	—	—
	Continuing Operations
	Total Expenses from Transactions	39,785	37,099	8,443	7,742	7,212	6,430	(7,864)	(7,366)	47,575	43,905
Equals	Continuing Operations
	Net Operating Balance	(56)	(21)	658	548	(1,957)	(1,736)	(665)	(954)	(2,020)	(2,163)
add	Discontinued Operations
	Net Operating Balance	—	—	(218)	(9)	—	—	—	—	(218)	(9)
Equals	Net Operating Balance	(56)	(21)	440	539	(1,957)	(1,736)	(665)	(954)	(2,237)	(2,172)

(a)	See Note 1(c) for explanation of sectors.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-26

Notes to the Financial Statements—(Continued)

	General Government (a)		Public Non-financial Corporations (a)		Public Financial Corporations (a)		Consolidation Adjustments		Consolidated
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
Continuing Operations
Other Economic Flows Included in Operating Result
Gain on sale of assets and investments	—	31	—	562	—	1	—	348	—	942
Revaluation increments and impairment loss reversals	27	1	293	507	3	—	414	50	737	558
Loss on sale of assets and investments	(13)	(41)	(23)	—	(860)	(445)	—	(378)	(896)	(864)
Asset write-down, revaluation decrements and impairment loss	(399)	(503)	(253)	(688)	(110)	(495)	(414)	(50)	(1,176)	(1,736)
Actuarial adjustments to liabilities	(56)	12	(24)	—	—	—	—	—	(79)	12
Deferred income tax equivalents	(139)	(150)	25	(194)	114	342	—	—	—	—
Dividends and tax equivalents from privatisations	—	609	—	—	—	—	—	(609)	—	—
Other	(320)	(123)	(746)	(932)	3,372	(2,790)	—	—	2,306	(3,844)
Continuing Operations
Total Other Economic Flows Included in Operating Result	(900)	(163)	(727)	(745)	2,519	(3,386)	—	(639)	892	(4,931)
Discontinued Operations
Total Other Economic Flows Included in Operating Result	—	—	(2,042)	(138)	—	—	—	—	(2,042)	(138)
Total Other Economic Flows Included in Operating Result	(900)	(163)	(2,769)	(883)	2,519	(3,386)	—	(639)	(1,150)	(5,069)
Continuing Operations
Operating Result	(956)	(185)	(69)	(197)	562	(5,121)	(665)	(1,593)	(1,128)	(7,094)
Discontinued Operations
Operating Result	—	—	(2,260)	(147)	—	—	—	—	(2,260)	(147)
Operating Result	(956)	(185)	(2,329)	(344)	562	(5,121)	(665)	(1,593)	(3,388)	(7,241)
Other Economic Flows
Other Movements in Equity
Adjustments to opening balances	—	(24)	—	(56)	—	—	—	—	—	(79)
Revaluations	(7,586)	(9,353)	(1,740)	8,299	(4)	(3)	4,096	(1,182)	(5,233)	(2,240)
Other	(79)	—	78	(1)	—	—	—	—	(1)	(1)
Total Other Economic Flows
Other Movements in Equity	(7,665)	(9,377)	(1,661)	8,242	(4)	(3)	4,096	(1,182)	(5,234)	(2,320)
Comprehensive Result	(8,621)	(9,561)	(3,990)	7,898	559	(5,124)	3,431	(2,774)	(8,621)	(9,561)

(a)	See Note 1(c) for explanation of sectors.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-27

Notes to the Financial Statements—(Continued)

		General Government (a)		Public Non-financial Corporations (a)		Public Financial Corporations (a)		Consolidation Adjustments		Consolidated
		2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
		$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
	Transactions With Owners In Their Capacity as Owners
	Ordinary dividends provided or paid	—	—	(652)	(935)	(13)	(18)	665	953	—	—
	Dividends from privatisations provided or paid	—	—	—	(609)	—	—	—	609	—	—
	Equity injections/(withdrawals)	—	—	(198)	984	—	—	198	(984)	—	—
	Total Transactions With Owners In Their Capacity as Owners	—	—	(850)	(560)	(13)	(18)	863	578	—	—
	Total Change In Net Worth	(8,621)	(9,561)	(4,840)	7,338	546	(5,142)	4,294	(2,196)	(8,621)	(9,561)

	KEY FISCAL AGGREGATES

	Net Operating Balance	(56)	(21)	440	539	(1,957)	(1,736)	(665)	(954)	(2,237)	(2,172)

Less	Net Acquisition/(Disposal) of Non-Financial Assets
	Purchases of non-financial assets	8,767	6,772	6,505	8,377	90	109	(455)	(48)	14,908	15,210
	Less Sales of non-financial asset	218	311	618	59	—	17	(449)	(3)	387	384
	Less Depreciation	2,500	2,496	2,467	1,868	28	27	—	—	4,996	4,391
	Plus Change in inventories	82	97	(330)	144	—	—	—	—	(247)	241
	Plus Other movement in non-financial assets	363	288	26	(11)	—	—	—	—	390	277
	Equals Total Net Acquisition/(Disposal) of Non-Financial Assets	6,494	4,349	3,117	6,584	61	65	(5)	(46)	9,667	10,953
	Equals Net Lending/(Borrowing)	(6,550)	(4,371)	(2,676)	(6,044)	(2,018)	(1,801)	(660)	(908)	(11,904)	(13,124)

(a)	See Note 1(c) for explanation of sectors.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-28

Notes to the Financial Statements—(Continued)

Balance Sheet

	General Government (a)		Public Non-financial Corporations (a)		Public Financial Corporations (a)		Consolidation Adjustments		Consolidated
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
Assets
Financial Assets
Cash and deposits	904	2,844	2,050	2,135	28	15	(1,663)	(3,942)	1,319	1,051
Receivables and loans
Receivables	3,497	3,400	1,489	1,795	180	169	(1,184)	(1,448)	3,982	3,915
Advances paid	570	575	310	311	—	—	(13)	(13)	867	873
Loans paid	23,350	22,199	118	128	55,113	44,408	(73,981)	(63,835)	4,601	2,899
Securities other than shares	4,896	4,425	776	544	40,707	46,904	(20)	(170)	46,359	51,704
Shares and other equity investments
Investments in public sector entities	19,402	23,697	—	—	—	—	(19,402)	(23,697)	—	—
Investments in other entities	3	2	19	32	—	—	—	—	22	34
Investments accounted for using equity method	51	37	56	42	1	1	—	—	108	79
Total Financial Assets	52,675	57,178	4,818	4,988	96,028	91,496	(96,263)	(93,106)	57,258	60,555
Non-Financial Assets
Inventories	603	516	519	840	—	—	—	—	1,122	1,356
Assets held for sale	129	101	7,369	98	3	—	—	—	7,501	199
Investment properties	254	51	1,556	1,289	—	—	—	—	1,810	1,340
Biological assets	10	9	—	1,168	—	—	—	—	10	1,177
Property, plant and equipment	166,817	164,330	53,640	60,440	256	209	(35)	(35)	220,678	224,945
Intangibles	858	757	319	421	34	25	(30)	(30)	1,180	1,173
Deferred tax assets	6,622	6,230	1,393	1,270	555	438	(8,569)	(7,939)	—	—
Other non-financial assets	324	232	286	315	9	8	(58)	(55)	561	500
Total Non-Financial Assets	175,617	172,227	65,081	65,841	857	681	(8,692)	(8,059)	232,863	230,690
Total Assets	228,292	229,405	69,899	70,829	96,885	92,177	(104,955)	(101,165)	290,121	291,245

(a)	See Note 1(c) for explanation of sectors.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-29

Notes to the Financial Statements—(Continued)

	General Government (a)		Public Non-financial Corporations (a)		Public Financial Corporations (a)		Consolidation Adjustments		Consolidated
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
Liabilities
Payables	3,749	3,395	2,121	2,625	232	254	(1,164)	(1,419)	4,939	4,855
Employee benefit obligations
Superannuation liability	24,687	23,424	95	130	—	—	—	—	24,782	23,554
Other employee benefits	4,176	4,198	560	851	66	60	—	—	4,802	5,109
Deposits held	—	—	16	15	27,913	29,895	(24,936)	(26,221)	2,993	3,690
Borrowings and advances
Advances received	463	484	12	13	—	—	(12)	(13)	463	484
Borrowings	15,916	10,308	35,548	32,056	1	1	(50,729)	(41,728)	736	638
Securities and derivatives	—	—	234	282	68,966	63,168	—	—	69,200	63,450
Deferred tax liabilities	1,947	1,709	6,613	6,216	9	14	(8,569)	(7,939)	—	—
Provisions	1,141	949	660	594	2,722	2,355	(20)	(29)	4,503	3,869
Other liabilities	557	661	1,540	706	8	7	(58)	(55)	2,047	1,320
Total Liabilities	52,636	45,128	47,400	43,490	99,918	95,754	(85,488)	(77,403)	114,466	106,969
Net Assets	175,655	184,277	22,499	27,339	(3,032)	(3,578)	(19,467)	(23,761)	175,655	184,277
Net Worth
Contributed equity	—	—	12,000	12,198	37	37	(12,037)	(12,235)	—	—
Accumulated surplus/(deficit)	89,156	89,952	(1,090)	1,734	(3,285)	(3,987)	(202)	(202)	84,579	87,497
Reserves	86,500	94,324	11,589	13,407	216	371	(7,228)	(11,324)	91,076	96,779
Total Net Worth	175,655	184,277	22,499	27,339	(3,032)	(3,578)	(19,467)	(23,761)	175,655	184,277

(a)	See Note 1(c) for explanation of sectors.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-30

Notes to the Financial Statements—(Continued)

Cash Flow Statement

	General Government (a)		Public Non-financial Corporations (a)		Public Financial Corporations (a)		Consolidation Adjustments		Consolidated
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
Cash Flows from Operating Activities
Cash received
Taxes received	9,311	8,824	—	—	—	—	(294)	(239)	9,017	8,586
Grants and subsidies received	20,078	17,372	2,138	1,978	—	—	(1,998)	(1,887)	20,218	17,463
Sales of goods and services	4,433	4,181	10,281	8,850	1,281	1,317	(926)	(628)	15,068	13,719
Interest receipts	2,205	1,482	111	153	3,931	3,506	(4,103)	(4,141)	2,144	1,000
Dividends and income tax equivalents	1,102	1,139	—	—	—	—	(1,102)	(1,139)	—	—
Other receipts	4,342	5,423	776	1,011	14	42	(4)	(9)	5,128	6,468
	41,470	38,421	13,306	11,991	5,226	4,865	(8,428)	(8,042)	51,574	47,236
Cash paid
Payments for employees	(17,684)	(15,795)	(2,410)	(2,240)	(202)	(197)	274	246	(20,022)	(17,986)
Payments for goods and services	(9,351)	(8,489)	(4,475)	(4,609)	(175)	(159)	769	442	(13,232)	(12,816)
Grants and subsidies	(9,627)	(9,194)	(71)	(43)	—	(1)	1,998	1,886	(7,699)	(7,352)
Interest paid	(803)	(597)	(1,749)	(1,662)	(5,207)	(5,100)	4,213	4,119	(3,545)	(3,240)
Other payments	(763)	(751)	(1,121)	(729)	(1,254)	(1,142)	239	235	(2,898)	(2,387)
	(38,227)	(34,826)	(9,825)	(9,282)	(6,838)	(6,600)	7,494	6,928	(47,396)	(43,781)
Net Cash Flows from Operating Activities	3,244	3,595	3,480	2,709	(1,612)	(1,735)	(934)	(1,114)	4,178	3,455
Cash Flows from Investing Activities
Non-Financial Assets
Purchases of non-financial assets	(8,767)	(6,772)	(6,505)	(8,377)	(90)	(109)	455	48	(14,908)	(15,210)
Sales of non-financial assets	218	311	618	59	—	17	(449)	(3)	387	384
	(8,549)	(6,461)	(5,887)	(8,318)	(90)	(92)	5	45	(14,521)	(14,825)
Financial Assets (Policy Purposes)	(217)	(253)	137	(931)	—	—	640	452	560	(733)
Financial Assets (Liquidity Purposes)	(1,578)	(869)	(4)	94	10,584	(5,600)	1,091	1,152	10,093	(5,222)
Net Cash Flows from Investing Activities	(10,344)	(7,583)	(5,754)	(9,155)	10,494	(5,692)	1,737	1,650	(3,868)	(20,780)

(a)	See Note 1(c) for explanation of sectors.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-31

Notes to the Financial Statements—(Continued)

	General Government (a)		Public Non-financial Corporations (a)		Public Financial Corporations (a)		Consolidation Adjustments		Consolidated
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
Receipts from Financing Activities
Advances received (net)	(21)	(26)	(1)	(1)	—	—	—	1	(21)	(26)
Proceeds of borrowing (net)	5,182	3,753	2,465	7,133	(10,530)	(11,873)	(2)	129	(2,885)	(857)
Dividends paid (net)	—	—	(912)	(925)	(18)	(2)	931	927	—	—
Deposits received (net)	—	—	—	—	(1,884)	1,085	1,187	(1,218)	(697)	(133)
Other financing (net)	—	—	638	460	3,563	18,201	(640)	(452)	3,561	18,209
Net Cash Flows from Financing Activities	5,161	3,727	2,190	6,668	(8,869)	7,411	1,476	(613)	(42)	17,194

Net increase/(decreased) in Cash Held	(1,939)	(261)	(84)	223	13	(16)	2,279	(77)	269	(131)
Cash at the beginning of the financial year	2,844	3,105	2,135	1,912	15	31	(3,943)	(3,866)	1,051	1,183
Cash and Cash Equivalents Held at the End of the Financial Year	904	2,844	2,050	2,135	28	15	(1,664)	(3,943)	1,319	1,051

KEY FISCAL AGGREGATES
Net Cash from Operating Activities	3,244	3,595	3,480	2,709	(1,612)	(1,735)	(934)	(1,114)	4,178	3,455
Net Cash Flow from Investments in Non-Financial Assets	(8,549)	(6,461)	(5,887)	(8,318)	(90)	(92)	5	45	(14,521)	(14,825)
Dividends Paid	—	—	(912)	(925)	(18)	(2)	931	927	—	—
CASH SURPLUS/(DEFICIT)	(5,305)	(2,866)	(3,319)	(6,533)	(1,720)	(1,830)	—	(142)	(10,343)	(11,370)

(a)	See Note 1(c) for explanation of sectors.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-32

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M

3.	Taxation revenue

	Taxes
	Stamp duty
	Transfer duty	1,978	1,806	1,964	1,806
	Vehicle registration	1,651	1,474	1,651	1,474
	Insurance	443	425	443	425
	Mortgages	—	17	—	17
	Other duties	26	23	26	23

		4,097	3,746	4,083	3,746
	Payroll tax	2,687	2,743	2,558	2,635
	Land tax	1,033	838	1,004	814
	Guarantee fees	112	129	11	—
	Various gaming taxes and other levies	1,446	1,411	1,446	1,410

		9,375	8,866	9,101	8,604

4.	Grants revenue

	Commonwealth
	General purpose payments
	GST revenue grants	8,090	7,946	8,090	7,946
	Other general purpose payments	26	2,289	30	2,289
	Specific purpose payments	3,945	2,943	3,978	2,959
	National partnership payments	4,936	1,845	4,936	1,845
	Grants for on-passing to non Queensland Government entities	2,669	1,946	2,669	1,946

		19,666	16,969	19,703	16,984
	Other
	Other grants	172	112	194	120
	Industry/community contributions	367	401	455	497

		539	513	648	617

		20,205	17,481	20,352	17,601

5.	Sales of goods and services

	User Charges
	Sale of goods and services	2,638	2,378	9,221	8,224
	Rental Income	402	371	566	519

		3,039	2,749	9,786	8,742
	Fees
	Transport and other licences and permits	474	456	475	456
	Other regulatory fees	448	443	447	443

		922	899	921	899

		3,962	3,648	10,708	9,642

6.	Interest Income

	Interest	2,205	1,482	1,922	995

	Interest revenue from financial assets other than those at fair value through profit and loss totalled:	151	266	167	164

7.	Dividend and income tax equivalents income

	Dividends	665	953	—	—
	Income tax equivalents	285	227	—	—

		950	1,180	—	—

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-33

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M

8.	Other revenue

	Royalties	2,036	3,365	2,036	3,365
	Other territorial revenue	112	107	112	107
	Assets assumed/liabilities transferred	333	432	333	444
	Donations, gifts and services received at below fair value	51	53	51	53
	Contributed assets	28	8	60	26
	Fines	285	243	285	243
	Other	188	213	596	663

		3,032	4,421	3,473	4,901

9.	Employee expenses (refer Note 53 for additional disclosures)

	Salaries and wages	13,377	12,367	14,464	13,504
	Annual leave	1,359	1,132	1,467	1,227
	Long service leave	504	460	560	508
	Other employee related expenses	326	351	216	229

		15,566	14,310	16,707	15,468

10.	Superannuation expenses (refer Note 53 for additional disclosures)

	Superannuation interest cost
	Nominal interest	1,024	1,148	1,015	1,133
	Defined benefit interest cost	297	(290)	297	(290)

		1,320	858	1,312	844

	Other superannuation expenses
	Accumulation contribution	976	884	1,122	1,020
	Defined benefit service cost	1,075	1,128	1,123	1,176

		2,051	2,012	2,245	2,196

11.	Other operating expenses

	Supplies and services	7,102	6,697	9,208	8,846
	Workcover Qld and other claims	180	119	1,692	1,579
	Other expenses and property expenses	474	483	584	460

		7,756	7,300	11,484	10,886

	Audit fees charged by the Queensland Audit Office to entities included in these financial statements amounted to:	9	10	15	16

12.	Depreciation and amortisation

	Depreciation and amortisation expenses for the financial year were charged in respect of:
	Buildings	966	833	1,076	941
	Infrastructure	955	1,124	2,568	2,293
	Plant and equipment	419	328	1,000	781
	Major plant and equipment	27	89	32	92
	Heritage and cultural assets	3	3	3	3
	Leased plant and equipment	4	2	139	128
	Software development	126	117	178	153

	As per Notes 36 and 37	2,500	2,496	4,996	4,391

	Continuing Operations	2,500	2,496	4,389	4,039
	Discontinuing Operations	—	—	607	352

		2,500	2,496	4,996	4,391

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-34

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M

13.	Other interest expense

	Interest	774	574	3,505	2,822
	Finance charges relating to finance leases	27	24	27	24
	Other	1	1	93	13

		803	599	3,625	2,859

	Interest expense on financial liabilities other than those at fair value through profit and loss amounts to:	61	60	61	60

14.	Grants expenses

	Grants - recurrent	6,163	5,453	6,057	5,352
	Grants - capital	1,757	1,229	1,303	1,233
	First Home Owner Grant	193	241	193	241
	Personal benefit payments	233	232	233	232
	Community Service Obligations	1,418	1,814	—	—
	Subsidy payments	25	556	25	556

		9,789	9,525	7,811	7,615

15.	Gain on sale of assets and investments

	Gain on sale of financial assets
	Gain on sale of available-for-sale financial assets	—	—	—	214
	Gain on sale of derivatives	—	—	—	482
	Gain on sale of other investments	—	31	—	—

		—	31	—	696
	Gain on sale of non-financial assets
	Gain on sale of other non-current assets	—	—	—	246

		—	31	—	942

	The gains on sale of financial assets relate to the following categories:
	Assets at fair value through profit or loss	—	31	—	—
	Available-for-sale	—	—	—	43
	Available-for-sale (recycled from reserves)	—	—	—	171
	Derivatives	—	—	—	482

		—	31	—	696

16.	Revaluation increments and impairment loss reversals

	Revaluation increments of financial assets
	Revaluation increments - derivatives	—	—	526	193
	Revaluation increments - other investments	23	—	—	5

		23	—	526	198
	Revaluation increments of non-financial assets
	Revaluation increments - investment property	—	—	201	293

		—	—	201	293
	Revaluation increments - environmental certificates/obligations	—	—	6	—
	Revaluation increments - self generating and regenerating assets	4	1	4	67

		27	1	737	558

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-35

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M
17.	Loss on sale of assets and investments
	Loss on sale of financial assets
	Loss on sale of derivatives	—	—	449	—
	Loss on sale of other investments	2	—	426	857

		2	—	875	857
	Loss on sale of non-financial assets
	Loss on sale of other non-current assets	11	35	21	—
	Loss on sale of intangibles	—	6	—	6

		11	41	21	6

		13	41	896	864

18.	Assetwrite-down, revaluation decrements and impairment loss
	Asset write-down
	Bad and doubtful debts (operating receivables impairment loss)	91	79	115	94
	Inventory write-down (net)	5	3	6	5
	Other assets written off/donated	250	344	250	349

		345	426	370	448
	Revaluation decrements of financial assets
	Revaluation decrements - other investments	—	5	518	557

		—	5	518	557
	Revaluation decrements of non-financial assets
	Revaluation decrements - investment property	(3)	2	—	—
	Revaluation decrements - other non-current assets	52	56	58	44

		49	58	58	44
	Revaluation decrements - environmental certificates/obligations	—	—	—	4
	Impairment losses
	Impairment loss - financial assets (excl receivables)	—	(1)	(2)	(10)
	Impairment loss - non-financial assets	1	3	166	661
	Impairment loss - intangible assets	2	—	59	2
	Impairment loss - available-for-sale financial assets	—	—	4	9
	Impairment loss - non-current assets held for sale	2	10	2	10
	Impairment loss - Financial assets at fair value through profit and loss	—	3	—	11

		5	14	229	683

		399	503	1,176	1,736

19.	Actuarialadjustments to liabilities
	Long service leave - gain/(loss)	(2)	(44)	(2)	(44)
	Insurances and other - gain/(loss)	(54)	57	(77)	57

		(56)	12	(79)	12

20.	Dividends and Tax Equivalents from Privatisations
	Dividends	—	609	—	—

		—	609	—	—

21.	Othereconomic flows in operating result
	Net market value interest revenue/(expense)	(333)	(123)	2,344	(3,873)
	Time value adjustments	(7)	(16)	(40)	(54)
	Share of net profit or (loss) of associates and joint ventures accounted for using the equity method	14	—	18	(2)
	Onerous contracts expense	—	—	(17)	70
	Other economic flows nec	5	16	1	15

		(320)	(123)	2,306	(3,844)

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-36

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M
22.	Other economic flows - movements in equity - revaluations
	Revaluations of financial assets - increment/(decrement)
	Available-for-sale financial assets	2	11	(4)	(167)
	Investments	(3,752)	1,575	5	—
	Cash flow hedge	—	—	256	649

		(3,750)	1,586	257	481
	Revaluations of non-financial assets - increment/(decrement)
	Property, plant and equipment	(3,906)	(10,502)	(5,558)	(2,066)
	Intangible assets	—	—	—	—

		(3,906)	(10,502)	(5,558)	(2,066)
	Self generating and regenerating assets	—	(1)	—	(1)
	Actuarial gain/(loss) on defined superannuation plans	70	(436)	68	(654)

		(7,586)	(9,353)	(5,233)	(2,240)

23.	Other Economic Flows - Other Movement in Equity - Other
	Equity adjustments from ceased entities	(79)	—	(1)	(1)

		(79)	—	(1)	(1)

24.	Cash and deposits
	Cash	341	494	1,041	811
	Deposits on call	249	234	278	241
	QTC cash funds	314	2,116	—	—

		904	2,844	1,319	1,051

	Agencies forming part of the Public Accounts report all monies on hand as cash. This does not include QTC money market deposits of $946 million (2009, $2.851 billion). Refer Note 26.

	All material cash balances held by those agencies are managed and invested by QTC daily to maximise returns in accordance with agreed risk profiles on a whole of Government basis.
25.	Receivables and Loans
	Receivables
	Current
	Trade debtors	870	745	1,763	1,770
	Interest receivable	12	13	23	23
	GST input tax credits receivable	252	283	323	368
	Dividends and guarantee fees receivable	683	958	—	—
	Royalties and territorial revenue receivable	664	508	664	521
	Taxes receivable	484	412	484	401
	Income tax receivable	173	75	—	—
	Other receivables	694	683	902	935

		3,833	3,677	4,160	4,017
	Less: Provision for doubtful debts/impairment losses	427	355	455	381

		3,406	3,322	3,706	3,636

	Non-Current
	Trade debtors	70	70	82	95
	Other	21	8	194	185

		91	78	276	280
	Less: Provision for doubtful debts/impairment losses	—	—	—	1

		91	78	276	279

		3,497	3,400	3,982	3,915

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-37

Notes to the Financial Statements—(Continued)

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M
Loans and Advances
Advances Paid
Current
Advances	87	87	155	132
Less: Provision for doubtful debts/impairment losses	4	3	4	3

	83	84	151	129

Non-Current
Advances	488	492	718	745
Less: Provision for doubtful debts/impairment losses	1	1	1	1
	488	491	717	744

	570	575	867	873

Loans Paid
Current
Fixed rate note	1,213	806	—	—
Finance leases	10	10	11	12

	1,223	816	11	12
Less: Provision for doubtful debts/impairment losses	—	—	—	—

	1,223	816	11	12

Non-Current
Fixed rate note	22,040	21,302	—	—
Onlendings	—	—	4,385	2,690
Finance leases	87	80	205	198

	22,127	21,383	4,590	2,888
Less: Provision for doubtful debts/impairment losses	—	—	—	—

	22,127	21,383	4,590	2,888

	23,350	22,199	4,601	2,899

Finance Lease Receivables due:
Not later than 1 year	10	10	17	19
Later than 1 year but not later than 5 years	36	36	63	65
Later than 5 years	57	53	294	295

	103	99	374	379
Less: Future finance revenue	6	9	158	166

	97	90	216	213

Minimum Operating Lease Payments Receivable:
Operating leases not recognised in the financial statements (excluding investment properties):
Not later than 1 year	18	18	74	58
Later than 1 year but not later than 5 years	72	73	279	215
Later than 5 years	298	255	573	490

	388	347	926	763

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-38

Notes to the Financial Statements—(Continued)

General Government Sector
Past Due Not Impaired Financial Assets Analysis as at 30 June 2010	1 Month or Less	1 to 2 Months	2 to 3 Months	Over 3 Months
	$M	$M	$M	$M
Trade receivables	78	39	26	175
Other receivables and loans	10	3	1	279

	88	42	27	454

Impaired Financial Assets Analysis as at 30 June 2010
Trade receivables	5	4	2	170
Other receivables and loans	2	1	1	248

	7	5	3	418

Past Due Not Impaired Financial Assets Analysis as at 30 June 2009
Trade receivables	40	26	17	115
Other receivables and loans	20	3	2	232

	60	29	19	347

Impaired Financial Assets Analysis as at 30 June 2009
Trade receivables	4	2	3	110
Other receivables and loans	2	1	1	234

	6	3	4	344

Total State Sector
Past Due Not Impaired Financial Assets Analysis as at 30 June 2010	1 Month or Less	1 to 2 Months	2 to 3 Months	Over 3 Months
	$M	$M	$M	$M
Trade receivables	73	36	28	179
Other receivables and loans	9	3	1	279

	82	39	29	458

Impaired Financial Assets Analysis as at 30 June 2010
Trade receivables	8	6	4	183
Other receivables and loans	1	1	1	248

	9	7	5	431

Past Due Not Impaired Financial Assets Analysis as at 30 June 2009
Trade receivables	47	24	18	117
Other receivables and loans	8	3	2	232

	55	27	20	349

Impaired Financial Assets Analysis as at 30 June 2009
Trade receivables	6	3	5	129
Other receivables and loans	2	1	1	234

	8	4	6	363

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-39

Notes to the Financial Statements—(Continued)

26.	Securities other than shares

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M
	Current
	Term deposits	48	168	48	24
	Rental purchase plan	6	9	6	6
	Money market deposits	—	—	946	2,851
	Securities/bonds	294	235	8,358	14,433
	Investments managed by QIC Limited*	1,514	1,411	3,940	3,268
	Derivatives
	Derivatives - cash flow hedges	—	—	34	24
	Other derivatives	—	—	638	487
	Other	—	16	1,537	849

		1,863	1,839	15,508	21,941

	Non-Current
	Term deposits	50	25	30	5
	Rental purchase plan	200	194	200	194
	Securities/bonds	—	—	7,231	8,082
	Investments managed by QIC Limited*	2,720	2,292	21,949	20,376
	Derivatives
	Derivatives - cash flow hedges	—	—	117	70
	Other derivatives	—	—	345	408
	Other	63	76	979	627

		3,033	2,586	30,851	29,763

		4,896	4,425	46,359	51,704

	The carrying amounts of the above financial assets are classified as designated at fair value on initial recognition.
	* Total State investments managed by QIC Limited were allocated over the following categories:
	Cash			6,891	2,044
	Fixed interest			2,862	5,835
	Australian equities			4,518	3,467
	International equities			4,511	3,467
	Property			2,975	4,603
	Other			4,132	4,229

				25,889	23,644

27.	Shares and other equity investments
	Investment in Public Sector Entities
	General Government Sector Investment in Public Sector Entities	19,402	23,697

	Investments in public sector entities controlled by the General Government sector are measured at the government’s proportional share of the carrying amount of net assets on a GAAP basis. Investments in public sector entities are lower than valuations under GFS. GFS does not, for example, recognise provisions for doubtful debts, onerous contracts or deferred tax equivalents.

	Reconciliation of GAAP GGS Investments in other public sector entities to GFS

	Investments in other public sector entities under GAAP	19,402	23,697
	Add provisions for doubtful debts	27	26
	Add net deferred tax equivalent liabilities reported by PNFC and PFC	4,674	4,522
	Add provisions for onerous contracts recorded by PNFC and PFC	152	100
	Add net restoration costs	98	98

	Investments in other public sector entities under GFS	24,354	28,443

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-40

Notes to the Financial Statements—(Continued)

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M
Investments in other entities (not controlled or associated)
Non-Current
Shares at fair value through profit and loss	2	1	2	—
Available-for-sale shares	1	1	20	34

	3	2	22	34

Investments accounted for using equity method

The following are investments in unlisted associated and joint venture entities with a value in excess of $1 million in the accounts of the relevant public sector entity:

Name of Entity	Principal Activity		Ownership Interest		Equity Accounted Amount
			2010	2009	2010	2009
			%	%	$M	$M
Dumaresq-Barwon Border	Water	a	50	50	36	36
Rivers Commission	management
Translational Research Institute	Medical research	b	25	—	15	—
Trust	and education
Investments under $1 million					—	1

General Government Sector					51	37
ElectraNet Pty Ltd	Electricity transmission	c	41	41	56	39
Gold Coast Motor Events Co.	Staging car racing events on the Gold Coast	d	—	50	—	2
Investments under $1 million					1	2

Total State Sector					108	80

a	Dumaresq-Barwon Border Rivers Commission is a joint authority constituted by an agreement between the Queensland and New South Wales governments. Each government holds a 50% interest.

b	Translational Research Institute (TRI) Trust is a Discretionary Unit Trust founded by four members of which Queensland Health is one. Each founding member holds 25 units in the TRI Trust and equal voting rights. The TRI Trust seeks to design, construct and maintain the TRI Facility and ensure it is operated and managed to promote medical study, research and education.

c	Powerlink Queensland holds a 41.11% interest in ElectraNet Pty Ltd (trading as ElectraNet SA), being an electricity transmission services provider in South Australia.

d	Gold Coast Events Co. Pty Ltd held a 50% interest in Gold Coast Motor Events Co. until 6 April 2010, at which time the remaining interest was purchased and the partnership ceased. The partnership staged the Open Wheel Racing Series and V8 Supercar series events on the Gold Coast.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-41

Notes to the Financial Statements—(Continued)

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M
Movements in Carrying Amount of Equity Accounted Investments:
Carrying amount at beginning of the financial year	36	37	79	87
Share of net profit/(loss)	14	—	18	(2)
Revaluation of assets	—	—	12	(5)
Changes in holdings	—	—	(1)	1
Dividends received	—	—	—	(2)

Carrying amount at end of the financial year	51	37	108	79

Share of Commitments of Equity Accounted Investments:
Capital and lease commitments:	—	—	19	9

28.	Interest in Joint Ventures

General Government Sector

Department of Communities (Housing)

The Department of Communities holds a 54% interest (2009, 54%) in a joint venture operation with Queensland University of Technology to develop the Kelvin Grove Urban Village. Each party to the joint venture owns and develops its own land but contributes to the cost of shared infrastructure and other project common works.

The land and development costs included in the Balance Sheet at 30 June 2010 total $12 million (2009, $14 million).

The Council of the Queensland Institute of Medical Research (QIMR)

QIMR holds 24.5% (2009, 24.5%) of the issued capital of Q-Pharm Pty Limited, being a Phase 1 Clinical Trial company joint venture.

QIMR has contractual arrangements with a number of other non-material incorporated and unincorporated joint ventures. Details of the joint venture partners can be obtained from the annual report of QIMR.

Department of Transport and Main Roads

The Department of Transport and Main Roads holds a 50% interest in Personalised Plates Queensland. The joint venture facilitates the management, operational and marketing aspects of personalised number plate sales. The department recognised net revenue of $12 million from these operations (2009, $13 million). Additional details can be obtained from the department’s annual report.

Other

Joint ventures that contribute less than $2 million in net assets and/or net revenues to the Balance Sheet or Operating Statement are as follows:

•

The Department of Environment and Resource Management is a party to the Public Sector Mapping Venture to create and facilitate access to national spatial datasets for both governmental and commercial use.

•

The Department of Environment and Resource Management and HEMA Maps Pty Ltd each hold a 50% interest in a joint venture operation to produce, promote, distribute and sell maps from the Sunmap Regional Map series.

Total State Sector

Joint Ventures for the Total State Sector include the GGS joint ventures above, in addition to the following:

CS Energy Limited

Callide Energy Pty Ltd, a wholly owned subsidiary of CS Energy Ltd, holds a 50% interest in the Callide Power Project Joint Venture with IG Power (Callide) Ltd. The joint venture’s principal activity is the generation of electricity.

CS Energy Ltd holds a 50% participating interest in the Kogan North Joint Venture, a gas development joint venture with Australian CBM Pty Ltd.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-42

Notes to the Financial Statements—(Continued)

CS Energy Ltd has a 75.22% participating interest in the Callide Oxyfuel Project Joint Venture, a project involved in clean coal technology research. Grants are receivable from both government and non-government entities to fund the project on the basis that certain project milestones are met.

The value of the joint venture assets included in the Balance Sheet at 30 June 2010 is $327 million (2009, $342 million).

Tarong Energy Corporation Limited

Tarong Energy Corporation Limited ultimately holds a 20% (2009, 21%) interest in the Private Forestry Plantation Joint Venture. The principal activity is the commercial production of timber from plantations.

During the year ended 30 June 2010 TN Power Pty Ltd (a subsidiary of Tarong Energy Corporation) acquired the additional 50% interest in Tarong North Pty Ltd, the management company associated with the previously unincorporated Tarong North joint venture. Tarong North Pty Ltd is now a 100% owned subsidiary.

The value of the joint venture assets included in the Balance Sheet at 30 June 2010 is $1 million (2009, $163 million).

Stanwell Corporation Limited

Stanwell Corporation Limited has a 50% (2009, 50%) interest in the Emu Downs Wind Farm Project whose principal activity is the operation of a wind farm in Western Australia. At reporting date, the joint venture interest is classified as held for sale.

The value of the joint venture net assets included in the Balance Sheet at 30 June 2010 is $109 million (2009, $95 million).

QR Limited

QR Limited has an interest in the CityTrans joint venture operation with Brisbane City Council. The principal activity is to plan and develop commercially sustainable integrated public and event transport options on behalf of Translink.

QR Limited has a 33.33% interest in a joint venture through its wholly-owned subsidiary QR Surat Basin Pty Ltd together with two other parties. The purpose of this joint venture is the development of an open access multi-user rail freight corridor between Toowoomba and Gladstone. Net liabilities included in the Balance Sheet total $5 million (2009, $4 million).

Other

Joint ventures that contribute less than $2 million in net assets and/or net revenues to the Balance Sheet or Operating Statement include:

•

Forestry Plantations Queensland held an interest in various joint ventures relating to private forestry plantations and seed orchards. These joint ventures were transferred to Forestry Plantations Queensland Pty Ltd and sold at 30 June 2010.

•	QIC Limited had a 50% interest in the Innovis Investment Partners LLC (resident in the USA), the principal activity of which is funds management.

•

Queensland Treasury Corporation has a 50% interest in Local Government Infrastructure Services Pty Ltd which provides assistance to Queensland local governments in relation to infrastructure procurement.

•	QR Limited has interests in a number of smaller joint ventures for transport related works. Further details of these ventures are set out in the annual report of QR.

29.	Public Private Partnerships

The following public private partnerships apply to both the GGS and Total State Sector statements.

Department of Health

Queensland Health has entered into a number of contractual arrangements with private sector entities for the construction and operation of public infrastructure facilities for a period of time on departmental land. After an agreed period of between 15 and 25 years, ownership of these facilities will pass to Queensland Health.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-43

Notes to the Financial Statements—(Continued)

Arrangements are in operation at the following locations as at 30 June 2010:

•	Butterfield Street car park (commenced January 1998);

•	Bramston Terrace car park (commenced November 1998);

•	Central Energy facility (commenced February 1999);

•	Noosa Hospital and Specialist Centre (commenced September 1999);

•	The Prince Charles Hospital car park (commenced November 2000);

•	Townsville Hospital Support Facilities Building and Walkway (commenced April 2002);

•	Townsville Childcare Centre (commenced September 2004);

•	The Prince Charles Hospital Early Education Centre (commenced April 2007); and

•	The Princess Alexandra Hospital Multi Story Car Park (commenced February 2008).

To date, no rights or obligations relating to these facilities have been recognised by Queensland Health, other than those associated with land rental and the provision of various services under the agreements.

Queensland Health also has entered into a number of contractual arrangements (termed collocation agreements) with private sector entities for the construction and operation of private health facilities for a period of time on departmental land. After an agreed period of 25 years, ownership of these facilities will pass to Queensland Health. The department does not control the facilities associated with these arrangements and accordingly, they are not recognised as assets.

Collocation arrangements are in operation at the following locations as at 30 June 2010:

•	Caboolture Private Hospital (commenced September 1997);

•	Redlands Private Hospital (commenced August 1999); and

•	Holy Spirit Northside Private Hospital (commenced July 2001).

Department of Transport and Main Roads

(a) Brisbane Airport Rail Link

The Brisbane Airport Rail Link (BARL) is a public passenger rail system developed by Airtrain Citylink Limited (Airtrain) to link the Brisbane Domestic and International Airports to the existing QR network.

In 1998, the State Government entered into an agreement with Airtrain whereby Airtrain was required to acquire the land for the BARL and design, construct, maintain and operate the BARL for a concession period of 35 years. At the end of this period, the agreement provides for Airtrain to transfer the BARL to the Government at no cost to the State.

The State Government leases airport land from the Brisbane Airport Corporation and sub-leases the land to Airtrain.

(b) Gold Coast Rapid Transit Project Operator Franchise

In December 2009, the State Government advertised for expressions of interest for the Operator Franchise PPP, a design, build, finance, operate and maintain contract for Stage 1 of the Gold Coast Light Rail System. The preferred bidder is to be identified in March 2011 with completion and commencement of operations planned for 2014.

Department of Education and Training

(a) Southbank Education and Training Precinct

In April 2005, the State Government entered into a contractual arrangement with Axiom Education Queensland Pty Ltd (Axiom) to design, construct, operate, maintain and finance the Southbank Education and Training Precinct for a period of 34 years on departmental land. The arrangement involved the refurbishment or demolition of existing buildings and the development of new buildings.

Construction work was completed on 31 October 2008 and the State has entered into a Head Lease and Sublease with Axiom. The State will pay an abatable, undissected service payment to Axiom for the operation, maintenance and provision of the precinct. At the expiry of the lease in 2039, the buildings will revert to the State for nil consideration. The land on which the facility is constructed is owned and recognised as an asset of the department.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-44

Notes to the Financial Statements—(Continued)

(b) South East Queensland schools - Aspire

In May 2009, the State Government entered into a contractual arrangement with Aspire Schools (Qld) Pty Limited (Aspire) to design, construct, maintain and partially finance seven schools to the State for a period of 30 years on departmental land. Construction work commenced in April 2009 and will continue for the next four years. In January 2010, Stage 1 of Bay View and Peregian Springs Primary Schools were handed over to the State with interim leasing arrangement being implemented with Aspire. The State will lease back these schools from Aspire and will pay an abatable, undissected service payment to Aspire for the operation, maintenance and provision of the schools. At the expiry of the lease in 2039, the buildings will revert to the State for nil consideration. The land on which the facility is constructed is owned and recognised as an asset of the department.

Further information may be obtained from the individual financial reports of the relevant agencies.

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M
Estimated Cash Flows for Public Private Partnerships
Inflows
Not later than 1 year	1	1	1	1
Later than 1 year but not later than 5 years	3	3	3	3
Later than 5 years but not later than 10 years	5	4	5	4
Later than 10 years	7	9	7	9

	16	16	16	16
Outflows
Not later than 1 year	(71)	(57)	(71)	(57)
Later than 1 year but not later than 5 years	(334)	(232)	(334)	(232)
Later than 5 years but not later than 10 years	(420)	(292)	(420)	(292)
Later than 10 years	(653)	(433)	(653)	(433)

	(1,478)	(1,014)	(1,478)	(1,014)

Estimated Net Cash Flow	(1,462)	(998)	(1,462)	(998)

30. Inventories
Current
Raw materials	26	32	309	549
Work in progress	56	38	64	65
Finished goods	130	132	268	278
Land held for resale	365	296	370	368
Inventories held for distribution	9	4	9	4
Assets formerly held for lease (Qfleet only)	10	9	10	9
Environmental Certificates held for sale/surrender	—	—	48	39
Other	6	3	44	44

	603	516	1,122	1,356

31. Assets Held for Sale [1]
Land	109	88	266	103
Buildings	17	11	214	11
Infrastructure	2	—	2,599	2
Plant & equipment (incl. major plant & equipment)	1	2	2,771	83
Heritage and cultural assets	—	1	—	1
Intangible assets	—	—	39	—
Financial and other assets [2]	—	—	1,612	—

	129	101	7,501	199

1	Total assets held for sale include $7.1 billion worth of assets relating to the proposed sale of QR Limited. Liabilities in relation to this sale are separately disclosed in Note 45 in accordance with AASB 5 Non-current Assets Held for Sale and Discontinued Operations.

2	Financial and other assets includes assets in relation to the proposed sale of QR Limited of $1.609 billion as well as

$3 million in relation to QIC’s holding in Q Invest Limited.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-45

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M

32.	Investment Properties

	At independent valuation	254	51	1,813	1,342
	Accumulated depreciation and impairment losses	—	—	(3)	(2)

	Land, buildings and work in progress at independent valuation	254	51	1,810	1,340

	Movements in Investment Properties
	Carrying amount at beginning of year	51	53	1,340	1,183
	Acquisitions	1	—	8	1
	Disposals	—	—	(3)	(92)
	Transfers	199	—	271	(37)
	Net revaluations increments/(decrements)	3	(2)	195	287
	Impairment loss	—	—	(1)	(2)

	Carrying amount at end of year	254	51	1,810	1,340

	The following revenues and expenses are recognised in the Operating Statement in relation to investment properties:
	Rental income	9	8	90	69
	Operating expenses arising from property generating an income	(3)	(2)	(9)	(6)

		6	6	81	63

33.	Biological Assets

	Self-generating and regenerating assets:
	Livestock	8	7	8	7
	Plants	2	2	2	1,170

		10	9	10	1,177

	Movement in biological assets:
	Carrying amount at beginning of year	9	9	1,177	1,183
	Gain/(loss) from changes in fair value	4	1	(654)	67
	Acquisitions	1	1	1	1
	Disposals	(5)	(2)	(93)	(74)
	Transfers in/(out)	421	—	(421)	—
	Transfers to Assets Held for Sale	(421)	—	—	—
	Carrying amount at end of year	10	9	10	1,177

34.	Other Non-Financial Assets

	Current
	Prepayments	268	183	372	325
	Other	13	3	89	60

		281	186	461	385

	Non-Current
	Prepayments	34	39	62	58
	Other	9	7	39	57

		43	46	100	116

		324	232	561	500

35.	Restricted Assets

A number of assets included in the consolidated financial statements are classified as restricted assets because their use is wholly or partially restricted by externally imposed requirements. These assets include:

	Grants and donations to further medical research in specified areas	77	73	77	73
	Cash, property, plant and equipment to be used for specific purposes	9	37	9	37

	Intra regional settlements residue held pursuant to national electricity markets arrangements	—	—	—	19
		86	110	86	129

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-46

Notes to the Financial Statements—(Continued)

36.	Property, Plant and Equipment

General Government Sector

	Gross		Accumulated Depreciation/Impairment		Written Down Value
	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M
Land	88,696	87,106	(3)	(3)	88,693	87,103
Buildings	38,467	38,781	(11,983)	(12,652)	26,484	26,129
Infrastructure	52,550	57,586	(14,161)	(13,545)	38,389	44,041
Major plant and equipment	510	508	(185)	(171)	325	337
Heritage and cultural assets	889	1,310	(111)	(106)	778	1,204
Plant and equipment	4,253	3,924	(2,024)	(1,859)	2,229	2,065
Leased plant and equipment	326	275	(13)	(7)	313	268
Capital work in progress	9,606	3,183	—	—	9,606	3,183

	195,297	192,673	(28,480)	(28,343)	166,817	164,330

Reconciliations of the carrying amount for each class of property, plant and equipment are set out below:

	Land [1]		Buildings		Infrastructure		Major Plant and Equipment
	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M
Carrying amount at beginning of year [1]	87,103	81,993	26,129	25,128	44,041	57,570	337	720
Acquisitions	884	349	838	381	2,472	1,197	3	3
Disposals	(37)	(139)	(34)	(28)	(223)	(294)	(6)	(1)
Revaluation increments/(decrements)	(62)	4,067	(927)	281	(2,458)	(14,603)	7	12
Impairment (losses)/reversals	(7)	(96)	(86)	(33)	(415)	(206)	—	—
Depreciation and amortisation	—	—	(966)	(833)	(955)	(1,124)	(27)	(89)
Net asset transfers	812	929	1,530	1,233	(4,073)	1,501	11	(308)

Carrying amount at end of year	88,693	87,103	26,484	26,129	38,389	44,041	325	337

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-47

Notes to the Financial Statements—(Continued)

	Heritage and Cultural Assets		Plant and Equipment		Leased Plant and Equipment		Capital Work in Progress
	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M
Carrying amount at beginning of year	1,204	1,168	2,065	1,512	268	238	3,183	2,389
Acquisitions	8	6	418	384	61	20	4,190	4,575
Disposals	—	—	(42)	(44)	—	—	(17)	(19)
Revaluation increments/(decrements)	2	3	(1)	3	(12)	12	—	—
Impairment (losses)/reversals	—	—	—	—	—	—	—	—
Depreciation and amortisation	(3)	(3)	(419)	(328)	(4)	(2)	—	—
Net asset transfers	(433)	30	208	538	—	—	2,250	(3,762)

Carrying amount at end of year	778	1,204	2,229	2,065	313	268	9,606	3,183

							Total
							2010	2009
							$M	$M
Carrying amount at beginning of year							164,330	170,718
Acquisitions							8,874	6,916
Disposals							(359)	(525)
Revaluation increments/(decrements)							(3,451)	(10,226)
Impairment (losses)/reversals							(508)	(335)
Depreciation and amortisation							(2,374)	(2,379)
Net asset transfers							305	161

Carrying amount at end of year							166,817	164,330

1       Carrying amount at beginning of 2009 includes an increase in land of $38.589 billion due to the election by the State to recognise land under roads acquired on or before 30 June 2008 at fair value in accordance with AASB 1051 Land Under Roads. Land under roads acquired on or before 1 July 2008 has been initially recognised at 30 June 2008 at fair value in accordance with AASB 1051 Land Under Roads. Land under roads acquired from 1 July 2008 has been initially recognised at cost and thereafter at fair value in accordance with AASB 116 Property, Plant and Equipment.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-48

Notes to the Financial Statements—(Continued)

Total State Sector

	Gross		Accumulated Depreciation/Impairment		Written Down Value
	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M
Land	91,046	89,943	(35)	(35)	91,011	89,908
Buildings	40,887	41,563	(12,759)	(13,457)	28,128	28,106
Infrastructure	107,452	110,183	(28,766)	(26,577)	78,686	83,606
Major plant and equipment	550	548	(190)	(172)	360	376
Heritage and cultural assets	889	1,310	(111)	(107)	778	1,204
Plant and equipment	9,632	10,870	(3,839)	(3,732)	5,793	7,138
Leased plant and equipment	2,283	3,385	(915)	(1,078)	1,368	2,307
Capital work in progress	14,554	12,300	—	—	14,554	12,300

	267,293	270,102	(46,615)	(45,158)	220,678	224,945

Reconciliations of the carrying amount for each class of property, plant and equipment are set out below:

	Land [1]		Buildings		Infrastructure		Major Plant and Equipment
	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M
Carrying amount at beginning of year [1]	89,908	83,740	28,106	27,000	83,606	84,370	376	747
Acquisitions	601	718	772	463	3,916	3,577	3	3
Disposals	(159)	(150)	(57)	(122)	(284)	(530)	(6)	(1)
Revaluation increments/(decrements)	(259)	4,658	(964)	390	(3,942)	(7,164)	7	31
Impairment (losses)/reversals	(33)	(139)	(120)	(38)	(1,200)	(954)	—	—
Depreciation and amortisation	—	—	(1,076)	(941)	(2,567)	(2,293)	(31)	(91)
Net asset transfers	953	1,081	1,467	1,354	(843)	6,600	11	(313)

Carrying amount at end of year	91,011	89,908	28,128	28,106	78,686	83,606	360	376

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-49

Notes to the Financial Statements—(Continued)

	Heritage and Cultural Assets		Plant and Equipment		Leased Plant and Equipment		Capital Work in Progress
	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M
Carrying amount at beginning of year	1,204	1,168	7,138	5,133	2,307	2,399	12,300	11,267
Acquisitions	8	6	718	766	61	26	8,689	11,278
Disposals	—	—	(98)	(95)	(7)	(7)	(108)	(88)
Revaluation increments/(decrements)	2	3	250	309	(130)	139	—	—
Impairment (losses)/reversals	—	—	(672)	9	20	(1)	—	—
Depreciation and amortisation	(3)	(3)	(1,000)	(781)	(139)	(128)	—	—
Net asset transfers	(433)	30	(543)	1,797	(744)	(121)	(6,327)	(10,157)

Carrying amount at end of year	778	1,204	5,793	7,138	1,368	2,307	14,554	12,300

							Total
							2010	2009
							$M	$M
Carrying amount at beginning of year							224,945	215,824
Acquisitions							14,769	16,836
Disposals							(718)	(992)
Revaluation increments/(decrements)							(5,035)	(1,633)
Impairment (losses)/reversals							(2,006)	(1,123)
Depreciation and amortisation							(4,818)	(4,238)
Net asset transfers							(6,459)	271

Carrying amount at end of year							220,678	224,945

1       Carrying amount at beginning of 2009 includes an increase in land of $38.589 billion due to the election by the State to recognise land under roads acquired on or before 30 June 2008 at fair value in accordance with AASB 1051 Land Under Roads. Land under roads acquired on or before 1 July 2008 has been initially recognised at 30 June 2008 at fair value in accordance with AASB 1051 Land Under Roads. Land under roads acquired from 1 July 2008 has been initially recognised at cost and thereafter at fair value in accordance with AASB 116 Property, Plant and Equipment.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-50

Notes to the Financial Statements—(Continued)

37.	Intangibles

General Government Sector

	Cost		Accumulated Amortisation		Written Down Value
	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M
Software development	1,127	1,056	(553)	(490)	574	566
Purchased software	597	481	(332)	(307)	265	174
Licences and rights	—	—	—	—	—	—
Goodwill	3	3	—	—	3	3
Other	23	22	(7)	(8)	16	14

	1,750	1,562	(892)	(805)	858	757

	Software		Goodwill		Other		Total
	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M
Carrying amount at beginning of year	740	628	3	23	14	15	757	666
Acquisitions	43	19	1	—	5	1	49	20
Acquisitions through internal development	157	208	—	—	—	—	157	208
Disposals	—	(7)	—	(20)	—	—	—	(27)
Impairment (losses)/reversals	(2)	—	(1)	—	—	—	(3)	—
Amortisation	(126)	(117)	—	—	(2)	(2)	(128)	(119)
Net asset transfers	27	9	—	—	(1)	—	26	9

Carrying amount at end of year	839	740	3	3	16	14	858	757

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-51

Notes to the Financial Statements—(Continued)

Total State Sector

	Cost		Valuation		Accumulated Amortisation		Written Down Value
	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M
Software development	1,224	1,173	—	—	(606)	(539)	618	634
Purchased software	732	640	101	34	(460)	(447)	373	227
Licences and rights	19	13	55	57	(16)	(13)	57	56
Goodwill	18	137	—	—	—	—	18	137
Other	104	134	29	—	(19)	(15)	114	119

	2,097	2,097	185	91	(1,101)	(1,014)	1,180	1,173

	Software		Licences and Rights		Goodwill		Other
	2010	2009	2010	2009	2010	2009	2010	2009
	$M	$M	$M	$M	$M	$M	$M	$M
Carrying amount at beginning of year	861	724	56	58	137	144	119	110
Acquisitions	83	32	8	—	45	—	13	12
Acquisitions through internal development	204	254	—	—	—	—	—	—
Disposals	(4)	(9)	(1)	(1)	—	—	—	—
Revaluation increments/(decrements)	1	2	—	—	—	—	—	—
Impairment (losses)/reversals	(2)	(1)	—	—	(123)	—	(10)	—
Amortisation	(178)	(153)	(3)	—	—	—	(4)	(3)
Net asset transfers	26	12	(3)	(1)	(41)	(7)	(4)	—

Carrying amount at end of year	991	861	57	56	18	137	114	119

	Total
	2010	2009
	$M	$M
Carrying amount at beginning of year	1,173	1,036
Acquisitions	149	44
Acquisitions through internal development	204	254
Disposals	(5)	(10)
Revaluation increments/(decrements)	1	2
Impairment (losses)/reversals	(135)	(2)
Amortisation	(185)	(156)
Net asset transfers	(22)	5

Carrying amount at end of year	1,180	1,173

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-52

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M
38.	Payables

	Current
	Trade creditors	2,691	2,389	3,660	3,536
	Grants and other contributions	398	317	175	149
	Interest	—	—	85	5
	GST payable	43	120	87	153
	Other payables	610	564	921	1,005

		3,742	3,390	4,928	4,847

	Non-Current
	Trade creditors	2	—	5	2
	Other payables	5	5	7	6

		7	5	12	8

		3,749	3,395	4,939	4,855

39.	Employee Benefit Obligations

	Superannuation liability
	Current
	Superannuation (refer Note 53)	1,387	991	1,387	991
	Judges’ pensions (refer Note 53)	13	12	13	12

		1,400	1,003	1,400	1,003

	Non-Current
	Superannuation (refer Note 53)	22,854	22,008	22,949	22,138
	Judges’ pensions (refer Note 53)	433	413	433	413

		23,287	22,421	23,382	22,551

		24,687	23,424	24,782	23,554

	Other employee benefits
	Current
	Salary and wages payable	184	553	239	597
	Annual leave	1,185	1,010	1,256	1,228
	Long service leave	350	325	580	700
	Other employee entitlements	28	65	120	170

		1,747	1,953	2,196	2,696

	Non-Current
	Annual leave	121	123	128	131
	Long service leave	2,286	2,102	2,432	2,240
	Other employee entitlement	21	21	47	42

		2,429	2,245	2,607	2,413

		4,176	4,198	4,802	5,109

40.	Deposits Held

	Current
	Deposits at fair value through profit and loss	—	—	2,977	3,674
	Interest bearing security deposits	—	—	16	16

		—	—	2,993	3,690

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-53

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M

41. Borrowings and Advances

	Advances Received
	Current
	State debt to the Commonwealth	23	23	23	23
	Non-Current
	State debt to the Commonwealth	440	461	440	461

		463	484	463	484

	Borrowings
	Current
	Finance lease liability (refer note 47)	4	2	4	2
	QTC borrowings	184	162	—	—
	Loans - other	429	403	429	403

		616	566	433	405
	Non-Current
	Finance lease liability (refer note 47)	284	230	285	230
	QTC borrowings	14,998	9,510	—	—
	Loans - other	18	2	18	3

		15,300	9,742	303	233

		15,916	10,308	736	638

	Lease liabilities are effectively secured as the rights to the leased assets revert to the lessor in the event of a default. Interest on finance leases is recognised as an expense as it accrues. No interest has been capitalised during the current or comparative period.

42.	Securities and derivatives

	Current
	Government securities issued	—	—	15,867	19,453
	Derivatives
	Derivatives - cash flow hedges	—	—	40	3
	Other derivatives	—	—	140	652

		—	—	16,047	20,108

	Non-Current
	Government Securities issued	—	—	53,018	43,170
	Derivatives
	Derivatives - cash flow hedges	—	—	4	33
	Other derivatives	—	—	131	139

		—	—	53,153	43,342

		—	—	69,200	63,450

43.	Contractual Maturity Analysis of Financial Liabilities

General Government Sector

The table below sets out the contractual cash flows of the GGS financial liabilities. It is calculated based on undiscounted cash flows relating to the repayment of principal and interest amounts outstanding at balance date.

As at 30 June 2010	1 Year or Less	1 to 5 Years	Over 5 Years	Total	Carrying Value
	$M	$M	$M	$M	$M
Payables	5,138	150	—	5,288	5,288
Commonwealth borrowings	21	105	337	463	463
Other liabilities at amortised cost	247	150	337	735	735
QTC Borrowings	1,827	4,064	12,952	18,843	15,182

	7,234	4,469	13,626	25,329	21,668

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-54

Notes to the Financial Statements—(Continued)

As at 30 June 2009	1 Year or Less	1 to 5 Years	Over 5 Years	Total	Carrying Value
	$M	$M	$M	$M	$M
Payables	5,017	149	—	5,166	5,166
Commonwealth borrowings	23	104	357	484	484
Other liabilities at amortised cost	166	197	273	637	637
QTC Borrowings	300	968	11,608	12,876	9,671

	5,506	1,418	12,238	19,162	15,958

Total State Sector

The table below sets out the contractual cash flows of the Total State Sector’s financial liabilities. It is calculated based on undiscounted cash flows relating to the repayment of principal and interest amounts outstanding at balance date.

As at 30 June 2010	1 Year or Less	1 to 5 Years	Over 5 Years	Total	Carrying Value
	$M	$M	$M	$M	$M
Payables	6,542	187	—	6,729	6,729
Commonwealth borrowings	21	105	337	463	463
Other liabilities at amortised cost	263	151	337	751	752
Government securities and other loans at fair value	19,318	29,767	41,235	90,321	71,862
Derivatives	206	155	48	409	315

	26,350	30,366	41,957	98,673	80,121

As at 30 June 2009	1 Year or Less	1 to 5 Years	Over 5 Years	Total	Carrying Value
	$M	$M	$M	$M	$M
Payables	6,840	182	—	7,022	7,022
Commonwealth borrowings	23	104	357	484	484
Other liabilities at amortised cost	181	198	273	652	653
Government securities and other loans at fair value	23,608	31,238	26,841	81,687	66,298
Derivatives	844	262	(267)	839	827

	31,496	31,983	27,205	90,684	75,283

The difference between the carrying amounts of financial liabilities held at fair value through profit or loss (other than derivatives) and the amounts contractually required to be paid at maturity to the holder of the obligation is set out below.

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M
Fair value	15,182	9,671	71,862	66,298
Less: Repayment at maturity	—	—	69,170	64,899

Difference	15,182	9,671	2,692	1,399

The GGS financial liabilities at fair value through profit and loss comprise the borrowings with QTC as shown above. These loans have a fixed payment schedule, therefore, the repayment amount at maturity is zero.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-55

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M
44.	Provisions
	Current
	Outstanding claims: [1]
	HIH/FAI	10	12	10	12
	Workers’ compensation	—	—	1,132	977
	Other	127	155	127	173
	Onerous contracts	—	—	35	25
	Queensland Government Insurance Fund [2]	104	106	104	106
	Other	9	2	129	47

		251	275	1,537	1,339

	Non-Current
	Outstanding claims: [1]
	HIH/FAI	26	34	26	34
	Workers’ compensation	—	—	1,514	1,310
	Other	281	250	279	283
	Onerous contracts	—	—	117	75
	Queensland Government Insurance Fund [2]	581	387	581	387
	Other	2	2	449	440

		890	674	2,966	2,529

		1,141	949	4,503	3,869

1.	The liability for outstanding claims is measured as the present value of expected future payments, the majority of which are actuarially assessed. The liability includes outstanding claim recoveries and reinsurance receivables of:	1	3	140	124
2.	The Queensland Government Insurance Fund (QGIF) is a centrally managed self-insurance scheme mainly covering property and medical and other liability claims for whole-of-Government. An actuarial assessment of the scheme was undertaken as at 30 June 2010.

General Government Sector Movements in Provisions

	Outstanding Claims	QGIF	Other Provisions	Total
	2010	2010	2010	2010
	$M	$M	$M	$M
Carrying amount at beginning of year	451	493	5	949
Additional provisions recognised	146	156	15	317
Reductions in provisions and payments	(135)	(94)	(9)	(238)
Change from remeasurement and discounting adjustments	(18)	131	—	113
Carrying amount at end of year	444	686	11	1,141

Total State Sector Movements in Provisions	Outstanding Claims	QGIF	Other Provisions	Total
	2010	2010	2010	2010
	$M	$M	$M	$M
Carrying amount at beginning of year	2,789	493	587	3,869
Additional provisions recognised	1,644	156	906	2,706
Reductions in provisions and payments	(1,425)	(94)	(814)	(2,333)
Change from remeasurement and discounting adjustments	79	131	51	261

Carrying amount at end of year	3,087	686	730	4,503

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-56

Notes to the Financial Statements—(Continued)

		General Government Sector		Total State Sector
		2010	2009	2010	2009
		$M	$M	$M	$M
45.	OtherLiabilities
	Current
	Unearned revenue	329	450	538	643
	Environmental surrender obligations (RECs, GECs, NGACs)	—	—	56	44
	Liabilities of a discontinuing operation	—	—	1,079	—
	Other	77	72	146	112

		406	521	1,818	799

	Non-Current
	Unearned revenue	137	130	212	506
	Other	14	10	16	15

		150	140	229	521

		557	661	2,047	1,320

46.	CashFlows

(a)	Reconciliationof Operating Result to Net Cash Flows from Operating Activities
	Operating Result	(956)	(185)	(3,388)	(7,241)

	Non-Cash Movements (from continuing and discontinued operations):
	Depreciation and amortisation	2,502	2,498	5,003	4,396
	Net (gain)/loss on disposal/revaluation of non-current assets	(20)	144	1,641	(1,088)
	Bad debt provision	75	42	78	26
	Equity accounting (profit)/loss	(14)	—	(21)	2
	Unrealised net (gain)/loss on borrowings	340	142	(714)	5,489
	Other	129	(415)	80	310
	(Increase)/decrease in receivables	(217)	(64)	(809)	(18)
	(Increase)/decrease in inventories	(115)	(151)	(71)	(332)
	(Increase)/decrease in prepayment and other assets	(69)	6	39	15
	Increase/(decrease) in creditors	(44)	506	49	228
	Increase/(decrease) in provisions	1,733	1,227	2,243	1,834
	Increase/(decrease) in other liabilities	(100)	(155)	48	(166)

	Total Non-Cash Movements	4,200	3,780	7,566	10,696

	Cash Flows from Operating Activities	3,244	3,595	4,178	3,455

(b)	Cash Flows Presented on a Net Basis

Cash flows arising from the following activities are presented on a net basis in the Cash Flow Statement:

•	loan advances to and redemptions from borrowing authorities;

•	receipt and withdrawal of client deposits; and

•	money market and other deposits.

47.	Expenditure Commitments

As at 30 June 2010, State Government entities had entered into the following capital and non-capital expenditure commitments, lease commitments and grant and subsidy commitments.

Other than obligations under finance leases, where substantially all the risks and benefits incidental to ownership of the leased assets are transferred to the lessee, the following commitments have not been recognised as liabilities in the Balance Sheet.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-57

Notes to the Financial Statements—(Continued)

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M

Capital Expenditure Commitments

Material classes of capital expenditure commitments inclusive of anticipated GST, contracted for at reporting date but not recognised in the accounts are payable as follows:

Not later than 1 year	4,220	4,362	6,760	6,892
Later than 1 year but not later than 5 years	3,029	3,934	3,601	4,714
Later than 5 years	78	98	5	25

	7,327	8,394	10,366	11,631

Non-Capital Expenditure Commitments
Not later than 1 year	2,104	1,106	1,566	1,119
Later than 1 year but not later than 5 years	2,465	579	1,222	891
Later than 5 years	84	65	788	818

	4,653	1,750	3,576	2,828

Operating Lease Commitments
Not later than 1 year	311	332	415	428
Later than 1 year but not later than 5 years	718	736	1,041	1,006
Later than 5 years	304	276	614	361

	1,333	1,344	2,070	1,795

Operating leases are entered into as a means of acquiring access to office accommodation and storage facilities. Lease payments are generally fixed, but with inflation escalation clauses on which contingent rentals are determined.

No renewal or purchase options exist in relation to operating leases and no operating leases contain restrictions on financing or other leasing activities.

Finance Lease Commitments

Not later than 1 year	39	26	39	14
Later than 1 year but not later than 5 years	139	106	139	119
Later than 5 years	867	666	867	666

Total minimum lease payments	1,045	798	1,045	799
Future finance charges	(757)	(566)	(757)	(567)

Total lease liabilities	288	232	288	232

Current lease liabilities (refer Note 41)	4	2	4	2
Non-current lease liabilities (refer Note 41)	284	230	285	230
	288	232	288	232

Finance leases are entered into as a means of funding the acquisition of certain plant and equipment. Lease payments are generally fixed. No leases have escalation clauses other than in the event of payment default. A small number of leases have renewal or purchase options. Where such options exist, they are all exercisable at market prices.

Grant and Subsidy Commitments

Not later than 1 year	3,360	3,221	2,721	2,495
Later than 1 year but not later than 5 years	6,382	4,509	4,070	2,630
Later than 5 years	6	45	6	38

	9,748	7,775	6,797	5,163

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-58

Notes to the Financial Statements—(Continued)

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M

48. Cash and Other Assets Held in Trust

Various monies were held in trust by State Government agencies at 30 June 2010 and are not included as assets/liabilities in the Balance Sheet.
A summary follows of entities holding assets in trust:
QIC Limited	—	—	24,912	39,803
The Public Trustee of Queensland	1,638	1,516	1,638	1,516
Department of Justice and Attorney-General	79	97	79	97
Treasury Department	21	17	21	17
Other	70	73	70	73

	1,808	1,703	26,720	41,506

49.	Contingent Assets and Liabilities

Contingent assets and liabilities represent items that are not recognised in the Balance Sheet because at balance date:

•

there is a possible asset or an obligation arising from past events whose existence will be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Government; or

•

there is a present obligation arising from past events but it is not recognised because it is either not probable that an outflow of resources embodying economic benefits will be required to settle the obligation or the amount of the obligation cannot be measured reliably.

Below are details of the more significant contingent assets and liabilities from a GGS and Total State Sector perspective.

Pursuant to section 15 of the Queensland Treasury Corporation Act 1988, any losses of the Corporation are the responsibility of the Consolidated Fund. On this basis, the contingent assets and liabilities of the Corporation, which forms part of the Public Financial Corporations Sector, are also incorporated in GGS statements.

Contingent Liabilities – Quantifiable

Nature of Contingency

Guarantees and indemnities	40,675	37,225	5,164	5,220
Other	31	22	108	102

	40,706	37,247	5,272	5,322

Guarantees and indemnities

(i) General Government Sector

For the GGS, these mainly comprise guarantees of borrowings by local governments and public non-financial corporations from QTC of $4.060 billion and $35.460 billion (2009, $2.416 billion and $31.976 billion) respectively and of insurance policies issued by Suncorp Life and Suncorp-Metway Limited of $567 million (2009, $2.084 billion). QTC also provided guarantees of $120 million (2009, $320 million) relating to the trading activities in the national electricity market of subsidiaries of Ergon Energy Corporation Limited, a Queensland Government-owned corporation.

(ii) Total State Sector

From a Total State Sector perspective, borrowings by Public Non-financial Corporations from QTC as disclosed in (i) above are eliminated on consolidation.

Other

(i) General Government Sector

As at 30 June 2010, there are 10 cases (2009, 22 cases) filed with the courts relating to revenue collected by the Office of State Revenue. An estimate of the liability should the outcomes of the above mentioned cases prove unfavourable for the State is $31 million (2009, $22 million).

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-59

Notes to the Financial Statements—(Continued)

(ii) Total State Sector

In addition to the above GGS quantifiable contingent liabilities, the following relate to the Public Non-financial Corporations Sector.

The redevelopment of Suncorp Stadium included a number of infrastructure projects external to the stadium. Works amounting to some $39 million (2009, $46 million) have been identified which may need to be transferred to parties external to the State for nil consideration.

A claim has been made against Western Corridor Recycled Water Pty Ltd by a one time prospective sub-contractor for damages, by reason of alleged misleading and deceptive conduct in breach of the Trade Practices Act 1974. The extent of the claim has been assessed as $9 million (2009, $10 million). The State believes this claim will be unsuccessful and as such has not recognised a liability in the accounts.

A claim has been made against Burnett Water Pty Ltd, a wholly owned subsidiary of SunWater Ltd in connection to the original design and subsequent operation of an upstream fish lift and downstream fishway at Paradise Dam. The maximum exposure of the State to this claim is estimated to be $20 million (2009, $20 million) excluding legal fees of the State and costs of the claimant. The State believes this claim will be unsuccessful and as such has not recognised a liability in these financial statements.

Contingent Liabilities - Not Quantifiable

(i) General Government Sector

Legal Proceedings and Disputes

A number of legal actions have been brought against the State Government and its agencies. Notification has also been received of a number of other cases that are not yet subject to court action but which may result in subsequent litigation.

Due to the wide variety and nature of the claims and the uncertainty of any potential liability, no value has been attributed to these actions/claims.

Native Title

A number of native title claims that affect the Queensland Government have been filed with the National Native Title Tribunal under the Native Title Act 1993 (Commonwealth). The Native Title Act provides for payment of compensation to native titleholders for a variety of acts that may affect native title.

It is possible that the Government may face future litigation and liability in respect of these and other claims. However, given the subjectivity of the issue, it is inappropriate to attempt to determine the likely success of such claims or to quantify any potential liability.

Securities, Warranties and Guarantees

The State has provided a number of securities, warranties and guarantees in the normal course of business. The amount of any future claims against these securities, warranties and guarantees cannot be reliably estimated.

Cross Border Lease Transactions

QTC has assumed responsibility for a significant portion of the transaction risk relating to a number of cross border lease transactions and in certain situations could be liable to make additional payments under the transactions. However, external advice and history to date indicate that there is remote likelihood of these events occurring.

In addition, the Corporation has provided certain guarantees and indemnities to various participants in the cross border lease transactions. Unless exceptional and extreme circumstances arise, it is unlikely that the Corporation will be required to make a significant payment under these guarantees and indemnities.

Financial Assurance Liability Gap for Mining Projects

Financial assurances are required when mining projects are undertaken to cover the rehabilitation liability should a mining leaseholder fail to undertake rehabilitation. The current financial assurance system provides for a discount based on past environmental performance. This has resulted in a gap in the financial assurances held by the State and the potential liability, should a miner default.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-60

Notes to the Financial Statements—(Continued)

The contingent liability would only be recognised as an actual liability in the event that the miner defaults on the conditions of the licence and the State holds insufficient financial assurance to cover the rehabilitation that the State considers necessary. At reporting date it is not possible to determine the extent or timing of any potential financial effect of this responsibility.

The State has been negotiating with the mining industry to reduce the gap by encouraging progressive rehabilitation and by reducing discount rates.

Rehabilitation of Abandoned Mine Sites

The State has a responsibility to rehabilitate abandoned mine sites. At reporting date it is not possible to determine the extent or timing of any potential financial effect that this responsibility may have.

Compensation for Infrastructure on Expired Leases

The State issues leases or permits which allow activity such as grazing, tourist resorts, etc. to occur on parks and forestry estates. On the expiry of the lease or permit, the State may be required to pay compensation to the lessee for improvements made to the property over the duration of the lease. The amount of this liability is not quantifiable and it is not expected that it will be known until the expiration of the lease or permit. Leases progressively expire until 2045.

Collingwood Park Mine Subsidence

Due to a mine subsidence event that occurred at Collingwood Park on 26 April 2008, the State is providing assistance to property holders including paying for works necessary to stabilise a property and make it safe, repair mining subsidence-related damage where cost-effective to do so and purchasing of properties beyond economic repair or requiring demolition.

Contaminated Land Sites

Under a Land Contamination Indemnity Deed between the Department of Environment and Resource Management and Forestry Plantations Queensland Pty Ltd (FPQ), the State may be liable for costs associated with remediation to contaminated land attributable to the period up to 30 June 2010. The amount of these costs, if any, will not be quantifiable until the site assessment has been completed during the 2010-11 financial year. In addition, the State has provided indemnification to FPQ for costs incurred in defending third party claims for personal injury or death arising from contaminated land for a period of five years from 1 July 2010.

Government Asset Sales Program - Completion Fees

The State has entered into agreements with advisors where payment for their services is partially linked to the successful sale of certain assets. The amount payable is dependent on whether the assets are sold and the sale price received. The timing and amounts of these payments, if any, is uncertain.

Network Lease

Queensland Treasury Holdings Pty Ltd has entered into a lease with QR Network Pty Ltd for the lease of the coal and freight rail track. The lease provides for the value of the leased assets to be reimbursed to the lessee in the event that the lease is terminated. The lease can only be terminated in extreme events and neither the timing of any termination nor the amount payable can be determined prior to such an event occurring. This contingent liability relates only to the GGS. It is eliminated in the Total State Sector.

(ii) Total State Sector

In addition to the above GGS non-quantifiable contingent liabilities, the following relate specifically to the Public Non-financial and Financial Corporation Sectors.

WorkCover

The Workers’ Compensation and Rehabilitation Act 2003 provides that the State Government guarantees every WorkCover policy or other insurance contract with WorkCover Queensland, a statutory body. Given the nature of this contingency, it is not possible to estimate the liability, if any, due under this heading.

Gainshare arrangements

In relation to a number of drought response projects currently being undertaken by the State, an adjustment to the final fee payable to alliance contractors may be applied based on measured cost performance of individual projects.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-61

Notes to the Financial Statements—(Continued)

Contaminated Land

The State Government controls certain areas of land that are affected by pollutants. The agencies involved will be obliged to restore these assets to a safe and useable condition in the event that their use changes, for example, when the land is sold. Given its nature, it is not possible to provide an estimate of the potential liability of this exposure.

Cost of Greenhouse Gas Emission Permits

In September 2010 the Australian Government revised its carbon policy settings and announced the creation of a Cabinet Climate Change Committee to investigate the introduction of a carbon price for Australia. The committee is to finish its deliberations by the end of 2011 and make recommendations to the Australian Government. The Queensland Government will undertake specific modelling of impacts on Queensland’s electricity generator GOCs when details of the Australian Governments new carbon policy settings are decided.

QIC Limited

QIC Limited, in its capacity as trustee is potentially liable for the unsettled liabilities of a number of trusts that it administers. However, under the respective trust deeds the Corporation is entitled to be indemnified out of the assets of the trusts for any losses or outgoings that may be sustained in its role as trustee, provided the trustee has acted within the terms of the trust deeds.

The directors have assessed the recoverable amounts of the assets of the trusts and concluded that currently they have excess assets over liabilities.

Funds managed by the corporation in a trustee capacity totalled $25.725 billion at 30 June 2010 (2009, $40.233 billion).

Contingent Assets - Quantifiable

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M
Nature of Contingency
Guarantees and indemnities	2,333	2,014	3,814	3,386
Other	11	11	11	11

	2,344	2,025	3,825	3,397

Guarantees

(i) General Government Sector

The Department of Infrastructure and Planning holds 36 bank guarantees totalling $19 million (2009, nil) as security for the performance and satisfaction of construction contracts.

The Department of Employment, Economic Development and Innovation holds financial assurances of $1.997 billion (2009, $1.757 billion) for mining projects, to cover rehabilitation should a leaseholder fail to undertake rehabilitation. The department also holds bank guarantees in relation to the Queensland Investment Incentive Scheme (QIIS) grants and other financial support provided to public sector proponents totalling $48 million (2009, $57 million).

Queensland Health holds $13.283 million (2009, $1.025 million) in guarantees and undertakings from third parties in the normal course of business.

The Department of Transport and Main Roads holds securities on behalf of contractors in the form of performance guarantees amounting to $105 million (2009, $119 million).

The Department of Environment and Resource Management holds bank guarantees totalling $142 million (2009, $70 million) as financial security to ensure compliance with various acts, environmental management activities, vegetation management development applications and other contracts and agreements.

Translink holds bank guarantees for performance under specific contracts totalling $9 million (2009, $10 million).

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-62

Notes to the Financial Statements—(Continued)

(ii) Total State Sector

In addition to the above general government quantifiable contingent assets, the following relate specifically to the Public Non-financial and Financial Corporations Sectors.

The QR Group holds bank and insurance company guarantees of $742 million (2009, $674 million).

Ergon Energy Corporation Ltd holds bank guarantees from customers totalling $167 million (2009, $138 million) relating to the construction of capital assets for energy customers.

ENERGEX Limited holds bank guarantees totalling $33 million (2009, $46 million) from customers relating to subdivision works and the construction of capital assets for those customers and procurement guarantees from suppliers.

WorkCover Queensland holds bank guarantees on behalf of self-insurers totalling $539 million (2009, $514 million).

Other

(i) General Government Sector

Construction Industry Skills Centre Pty Ltd

A non-recoverable loan of $11 million (2009, $11 million) paid to Construction Industry Skills Centre Pty Ltd is repayable to the State Government in circumstances contingent on the winding up of the company and related trust.

Contingent Assets - Not Quantifiable

(i) General Government Sector

SunWater Land

An agreement entered into in 2001 between the Department of Environment and Resource Management and SunWater carries an obligation on SunWater to pay the Department 50% of the net sale proceeds of a parcel of land at Rocklea. Due to changing circumstances surrounding the usage of the land, the variability of the presale holding period and council requirements for works to be completed before sale, no reliable estimate of the value of the land can be provided. This contingent asset relates only to the GGS. It is eliminated in the Total State Sector.

(ii) Total State Sector

North Queensland Bulk Ports Corporation Limited

North Queensland Bulk Ports Corporation Limited holds a number of guarantees for security over defects in construction contracts and for future liabilities of port operators.

50.	Post Balance Date Events

Department of Health

On 20 July 2010, the Director-General announced that Queensland Health is committed to addressing any financial disadvantage incurred by employees as a result of pay errors associated with the new payroll and rostering system, which delivered its first pay on 24 March. As part of this commitment, agreement has now been reached with unions regarding the reimbursement of financial costs or penalties that are attributable to a pay error. The value of these payments is not able to be quantified at the date of completion of these financial statements.

QR Limited

The sale of QR Limited’s rail freight and coal network business via an Initial Public Offering was finalised in late 2010. Further details of this transaction can be found in Note 58 Discontinued Operations and Note 59 Future Developments.

Port of Brisbane

On 10 November 2010, the Treasurer announced that the lease of the Port of Brisbane had been entered into with Q Port Holdings Consortium. Further details of this transaction can be found in Note 59 Future Developments.

Queensland Motorways Limited (QML)

On 25th November 2010 the Government announced QML would be transferred at market value to a trust of QIC Limited, with the transfer to be concluded by 30 June 2011.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-63

Notes to the Financial Statements—(Continued)

Stanwell Corporation Limited

Prior to the balance sheet date, Stanwell Corporation Limited commenced a process for the sale of a surplus asset and associated land being its interest in a mineral development licence. The sale process was concluded early in 2010-11 with final settlement on 1 September 2010 reflecting the negotiated price.

51.	Defeased Cross Border Leases

In prior years, the State has entered into a number of cross border leases in conjunction with Queensland Treasury Corporation. In accordance with AASB 117 Leases, the leases are treated as finance leases, the leased assets being amortised over the estimated useful lives of the assets. The entities which have entered into this type of arrangement are detailed below:

QR Limited entered into all its cross border lease arrangements prior to 2002 and benefits received from the arrangements have been recognised as income at the inception of the arrangements. QR Limited retains the risk and rewards incidental to ownership of the rollingstock, though the assets cannot be sold without the lessor’s consent. Where it is necessary under the cross border lease provisions to substitute existing owned assets for damaged or disposed leased assets or to terminate part or all of a lease and there is a difference between the value of the owned asset and the termination cost of the leased asset, the net book value of the damaged asset is recognised in the Operating Statement as loss on disposal and the termination costs incurred is recognised as other expenses.

In the 2000-01 financial year, Powerlink Queensland entered into a structured financing arrangement involving the sale and subsequent lease-back of supply system assets. The arrangement is a USA cross border lease transaction with the date of expiry being 2 January 2027.

The Stanwell power station is subject to cross border leases that were entered into in 1995. There is no lease liability as future lease payments were prepaid at the commencement of the lease.

52.	Financial Risk Management Disclosure

The State’s principal financial assets and liabilities comprise:

Cash assets;

Receivables and loans; Term deposits;

Investments in equities and managed investment schemes;

Debt securities;

Payables;

Borrowings;

Finance lease payables; and

Derivatives.

The main purpose in holding these financial instruments is to prudently manage the State’s financial risks within government policy parameters.

The carrying amounts of the GGS and Total State Sector financial assets and financial liabilities by category are:

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M
Financial assets
Cash and deposits	904	2,844	1,319	1,051
Receivables and loans	27,418	26,173	9,450	7,687
Fair value through profit and loss (at initial recognition)	4,494	3,971	45,362	51,012
Fair value through profit and loss (held for trading)	—	—	615	402
Held-to-maturity	98	193	78	29
Available-for-sale investments	19,708	23,959	325	295

	52,624	57,141	57,150	60,476

Financial liabilities
At fair value through profit and loss (at initial recognition)	15,182	9,671	71,988	66,879
At fair value through profit and loss (held for trading)	—	—	190	246
At amortised cost	6,486	6,287	7,944	8,158

	21,668	15,958	80,121	75,283

Net gains/(losses) on Available-for-sale investments recognised in equity	2	11	5	4
Amount removed from the Available-for-sale reserve to operating result	—	—	9	171

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-64

Notes to the Financial Statements—(Continued)

The State’s activities expose it to a variety of financial risks, such as credit risk, liquidity risk and market risk (including interest rate risk, price risk and foreign exchange risk). The State’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects. The diverse nature of the financing and investing activities undertaken by agencies across the Queensland Government supports a decentralised approach to risk management. Individual agencies are responsible for managing risks to which they are exposed.

Risk management strategies in relation to the State’s financial assets and liabilities are summarised below. Additional risk management information can be found in individual agencies’ general purpose financial reports.

Credit Risk

Credit risk exposure represents the potential loss that would be recognised if counterparties failed to meet contractual obligations in relation to receivables, loans and other financial assets. Credit risk is regularly assessed, measured and managed in strict accordance with credit risk policies. Since the global financial crisis, monitoring has been enhanced and credit limits and approvals continue to be tightened.

The credit risk in relation to receivables is managed in the following manner:

•	trading terms require payment within a specified period after the goods and services are applied;

•	outstanding accounts are assessed for impairment at each reporting date based on objective evidence of impairment;

•	bad debts are written off as they are incurred; and

•	impairment losses are recognised in the Operating Result.

Receivables and loans past due but not impaired and past due and impaired are disclosed in Note 25.

Credit risk in relation to loans and other financial assets is managed through regular analysis of the ability of borrowers, potential borrowers and financial market counterparties with respect to derivative instruments to meet interest and capital repayment obligations. Where appropriate, collateral is obtained in the form of rights to securities, deeds of undertaking, letters of credit or guarantees.

Credit risk for the GGS and Total State Sector on recognised financial assets, including derivatives, is the carrying amount of these assets in the Balance Sheet, net of any impairment losses. This is equal to the market value of financial assets at balance date. The State’s major concentrations of credit risk are with the finance sector, National Electricity market, housing market and rural sector.

The State is exposed to significant concentrations of risk in the finance and investment industry, given the size of the State’s investment portfolio. A ratings-based approach is used to determine maximum credit exposure, as well as country of domicile, size of its business and asset composition and quality of the underlying security.

The credit exposure for derivative contracts, other than electricity derivatives, is calculated utilising the ‘value at risk methodology’ which takes into account the current market value, duration, term to maturity and interest rate and/or exchange rate volatility.

The State’s largest holder of investments and non-electricity derivatives is Queensland Treasury Corporation. Credit risk exposures that are related to derivative financial instruments (other than electricity related derivatives) are as follows:

	Total State Sector
	2010	2009
	$M	$M
Derivative Exposure
Interest rate swaps	424	620
Cross currency swaps	192	383
Forward exchange contracts	144	160
Forward rate agreements	1	—
Credit derivatives	333	362

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-65

Notes to the Financial Statements—(Continued)

QTC’s counterparty exposure by rating is as follows:

Rating

	Total State Sector
	2010	2009
	%	%
Long Term
AAA	40	32
AA+	1	1
AA	40	44
AA-	7	6
A+	7	8
A	4	5
A-	—	1
Short Term
A-1+	1	3

There are also BBB+ counterparties with exposures of $50 million (term 90 days) and $30 million (term 1.4 years).

The National Electricity Market, operated by the Australian Energy Market Operator, has strict prudential guidelines that minimise potential for credit related losses. This is supported by individual agencies’ Board approved policies. Security deposits, letters of credit or bank guarantees are obtained from customers to mitigate possible losses. Credit risk exposures that relate to electricity derivative financial instruments are managed under International Swaps and Derivatives Association (ISDA) agreements. The ISDA also has a strict credit policy, based on counterparties’ credit ratings and requiring appropriate security.

Housing loans are provided to people on low-to-moderate incomes within Queensland. The low level of borrowers overdue indicates the credit quality of the loans. The credit risk in the housing and rural sector is mitigated through mortgages over the properties, other forms of security investments in secure assets and ongoing monitoring over amounts owed.

Liquidity Risk

Liquidity risk arises from the possibility that individual agencies may be unable to settle a transaction on the due date. A range of funding facilities is used to ensure funds are available. In light of the liquidity and credit crisis experienced during the global financial crisis, a number of measures taken to improve liquidity, such as maintaining an increased level of cash holdings to fund unexpected cash flows, remained in place during 2009-10. The contractual maturities of financial liabilities are included at Note 43.

Market Risk

Derivative Financial Instruments

The State, through its controlled entities, enters into derivative financial instruments in the normal course of business in order to hedge exposures to movements in interest rates, commodity prices and foreign currency exchange rates. They may be used to hedge exposure to fluctuations in anticipated commitments and put in place either long term floating rate funding or long term fixed rate funding. Strict criteria must be met in order for derivatives to be hedge accounted. Speculative contracts may also be entered into for the purposes of profiting from short term movements in the electricity derivative forward market. GGS entities do not engage in speculative trading.

Instruments used by the State include:

Cash flow hedges

Electricity derivatives (mostly price swaps and futures) are used to protect against movements in the price of electricity. The contracts are recognised at trade date and settled net, with cash flows expected within three years.

Commodity swaps are used to hedge against price fluctuations of commodities, such as diesel fuel.

Forward exchange contracts are entered into to protect against movements in foreign currencies. These transactions relate to contracted purchases of components used in capital investments, capital equipment and operating expenditure denominated in foreign currencies. Contracts cover up to five years and are settled on a net basis.

The portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognised directly in equity. When the cash flows occur, the State adjusts the initial measurement of the component recognised in the Balance Sheet by the amount deferred in equity.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-66

Notes to the Financial Statements—(Continued)

Total State Sector net gains/losses deferred to or removed from equity were as follows:

For the year ended 30 June 2010:

•	net gains deferred to equity totalled $411 million;

•

net gains of $155 million were removed from equity and reclassified to the Operating Result as a result of cash flow hedge settlements ($159 million), offset by $4M loss on sale related to discontinued operations; and

•	a gain of $1 million was removed from equity and transferred to the cost of components.

For the year ended 30 June 2009:

•	net gains deferred to equity totalled $387 million;

•

net losses of $258 million were removed from equity and reclassified to the Operating Result as a result of cash flow hedge settlements ($274 million), offset by gains on sales related to discontinued operations ($16 million); and

•	transfers to cost of components were immaterial.

No amounts were deferred to or removed from equity by GGS entities in 2009 or 2010.

Derivatives which do not qualify for hedge accounting

Certain derivatives do not qualify for hedge accounting as they are held for trading or not designated as hedges. These instruments typically include electricity derivatives such as swaps, caps and options. Interest rate swaps, forward rate agreements and credit default swaps are also used to hedge exposure to interest rate movements, foreign currency and credit risks but are not hedge accounted. Derivatives held for speculative purposes expire by 31 December 2015.

Interest Rate Risk

The GGS and Total State Sector are exposed to interest rate risk through investments with QIC Limited, cash deposits with the Commonwealth Bank of Australia and borrowings from the Commonwealth Government. In some instances, derivative overlays are used to protect investment portfolios from interest rate risk. The GGS is also exposed to interest rate risk through its deposits with and borrowings from QTC.

The GGS does not undertake hedging in relation to interest rate risk on cash deposits or borrowings. This is managed as per the liquidity risk management strategy.

A number of other State-owned entities enter into interest rate swaps, forward rate agreements and futures contracts to assist in the management of interest rate risk. In most instances, interest rate swaps are utilised to swap medium to long term fixed rate borrowings into floating rate borrowings at rates that are lower than those available if short term borrowings were utilised. At times, floating to fixed swaps are undertaken to generate a fixed rate term funding profile.

Price Risk

A number of State entities are exposed to price risk through their investments with QIC Limited.

The GGS is not materially exposed to other price risks.

Other State entities are exposed to commodity price risk resulting from changes in electricity, coal and gas prices, diesel prices and other commodity prices. Longer term fixed price supply agreements are utilised to manage risk in relation to coal and gas. Derivative instruments are used to hedge against the price of electricity and diesel. A variety of swaps, futures, options and forward exchange contracts are used to hedge this risk. These financial instruments have a time horizon of between 3 months and 3 years.

Foreign Exchange Risk

Foreign exchange risk arises when future commercial transactions and recognised assets and liabilities are denominated in a currency that is not the entity’s functional currency.

The State borrows offshore to provide access to additional sources of funding and diversify risk. It also undertakes investments in foreign currency assets. To effectively manage the exposure of foreign currency borrowings and offshore investments to fluctuations in exchange rates, both forward exchange contracts and cross currency swaps are used. The effectiveness of such hedges results in an immaterial foreign exchange risk to the State.

The State also enters into other transactions in currencies other than the Australian Dollar and accordingly, is exposed to foreign currency risk. Forward exchange contracts, currency options and swaps are entered into to effectively manage the exposure resulting from purchases of various plant, equipment and component parts in foreign currencies or to hedge exposures in commodity prices.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-67

Notes to the Financial Statements—(Continued)

The State’s exposure to foreign currency risk is not considered material due to the effectiveness of hedging strategies in place. Overall, the trading range for foreign exchange risk hedging of committed and forecast purchases denominated in foreign currencies to hedge is set out below.

0 - 1 year	80% - 100%
1 - 2 years	70% - 100%
2 - 3 years	60% - 100%

Sensitivity Analysis

The diverse nature of the financing and investing activities undertaken by agencies across the Queensland Government supports a decentralised approach to risk management. A summary sensitivity analysis of the material risks to which the State is exposed is provided below.

Interest Rate and Unit Price Risk

General Government Sector

The GGS is exposed to movements in interest rates and managed fund unit prices through its cash deposits, investments and borrowings.

The effect of a 1% movement in interest rates on the GGS cash balances would result in a $9 million increase/decrease (2009, $28 million) in the GGS operating result and equity.

The GGS has a fixed rate note with QTC (rate reviewed annually) and other investments with QIC Limited that are exposed to interest rate changes and changes in the unit price of the funds managed. Assuming all other variables remained constant, if the return on the loan and investments moved by +/-1%, the GGS operating result and equity would have been approximately $282 million higher or lower (2009, $264 million).

QTC borrowings are in the form of fixed rate loans, generic debt pool borrowings (which are akin to fixed rate loans) or floating rate loans. Although the majority of the GGS agency borrowings are either fixed rate loans or generic debt pool loans, the Consolidated Fund bears the risk of movements between the fixed rate and market rate. Consequently, if interest rates on QTC borrowings were to increase/decrease by 1%, the GGS operating result and equity would be approximately $152 million lower or higher (2009, $97 million).

Total State Sector

As the State’s corporate treasury, QTC undertakes portfolio management activities on behalf of customers and raises funding in advance of requirements. QTC borrows in advance of requirements to ensure Queensland public sector entities have ready access to funding when required and also to reduce the risk associated with refinancing maturing loans. In addition, QTC holds surplus funds to assist with the management of customer portfolios. These activities expose the State to interest rate risk including basis risk which is managed within a value-at-risk (VaR) framework. Given the increase in market volatility and uncertainty due to the global financial crisis, together with a large increase in levels of liquidity held to fund customers and the retirement of QTC’s borrowings, there has been a significant increase in the reported VaR over the last three years as follows:

	Total State Sector
	2010	2009
	$M	$M
Interest rate risk VaR	95	62

The above VaR calculation does not include mark-to-market impact of changes in credit spreads on the value of assets held in the QTC Cash Fund. As at 30 June 2010, the State had an exposure of approximately $759,000 (2009, $680,000) per basis point to changes in credit spreads on QTC assets and liabilities.

The effect of a 1% movement in interest rates on the State’s cash balances would result in a $13 million increase/ decrease (2009, $10 million) in the State’s operating result and equity.

The State has other investments exposed to interest rate changes and changes in the unit price of the funds managed by QIC Limited. Assuming all other variables remained constant, if the return on these investments moved by +/-1%, the State’s operating result and equity would have been approximately $260 million higher or lower (2009, $237 million).

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-68

Notes to the Financial Statements—(Continued)

Commodity Price Risk

As a result of its ownership of electricity generating Government-owned corporations, the State is exposed to Electricity Price Risk. This is the risk associated with fluctuations in electricity prices in the National Electricity Market. The entities affected manage this risk by hedging a portion of the production using electricity derivative instruments. Each entity is responsible for its own risk management and may make varying assumptions in assessing its sensitivity to such movements. The agencies with a material impact for Total State Sector are CS Energy Limited, Ergon Energy Corporation Limited, Stanwell Corporation Limited and Tarong Energy Corporation Limited. On the assumption that all other variables remain constant, the impact of electricity price movements on the State’s operating result and equity are as follows.

	2010				2009
	Operating Result		Equity		Operating Result		Equity
	$M	$M	$M	$M	$M	$M	$M	$M
	+10%	-10%	+10%	-10%	+10%	-10%	+10%	-10%
CS Energy	(4)	4	(40)	40	(17)	7	(64)	65
Ergon Energy	6	(6)	6	(6)	2	(6)	2	(6)
Stanwell	(1)	1	(56)	56	(4)	4	(50)	50
	+16%	-16%	+16%	-16%	+20%	-20%	+20%	-20%
Tarong Energy	(60)	50	(200)	175	(11)	11	(127)	127

The State is also exposed to risk of increases in the price of diesel fuel. The majority of the State’s risk in relation to this item is within QR Limited on account of its large fleet of diesel powered freight locomotives. This risk is managed through hedging of commodities using Singapore Gasoil 0.5% and Brent crude oil instruments. QR ceased using Brent crude oil instruments from September 2009.

As at 30 June 2010, had the Gasoil/Brent price decreased/increased by 40% (2009, 40%) with all other variables held constant, the State’s operating result and equity would have been $22 million lower/$27 million higher (2009, $49 million lower/higher).

Foreign Exchange Risk

The State is exposed to movements in foreign currencies as a result of future commercial transactions denominated in currencies other than the Australian dollar. To minimise the impact of foreign currency movements, the State enters into forward exchange contracts and swaps. This is managed by individual agencies. The effect of foreign currency movements on the GGS is not considered material.

For the Total State Sector, the sensitivities identified by the affected entities range from -20% to +20% (2009 -20% to +20%) currency movement. Had the exchange rate moved within these ranges, the State’s operating result would have been up to $8 million higher/$1 million higher (2009, $53 million higher/$33 million lower). The State’s equity would have been up to $13 million higher/$9 million lower (2009, $26 million higher/$19 million lower) due to the impact of hedge accounting.

Net Fair Value of Financial Instruments

Cash, deposits, receivables and payables approximate fair value. The carrying amounts of all other GGS and Total State Sector’s financial assets and liabilities equates to their net fair value, except as per table below.

	Carrying Amount		Fair Value
	2010	2009	2010	2009
	$M	$M	$M	$M
Financial Assets
Housing loans	38	34	26	32
Financial Liabilities
Commonwealth borrowings	463	484	429	414

Financial instruments measured at fair value have been classified in accordance with the hierarchy described in AASB 7 Financial Instruments: Disclosures . The three levels of fair value hierarchy reflect the significance of the inputs used to determine the valuation of these instruments.

•	Level 1 of the fair value hierarchy represents fair value measurements derived from quoted market prices (unadjusted) in active markets for identical assets and liabilities;

•	Level 2 of the fair value hierarchy represents fair value measurements derived from inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly; and

•	Level 3 of the fair value hierarchy represents fair value measurements derived from inputs that are not based on observable market date.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-69

Notes to the Financial Statements—(Continued)

Level 1

The fair value of other financial assets and financial liabilities with standard terms and conditions and traded in an active market is based on quoted market prices. Financial assets are priced at current bid prices, while financial liabilities are priced at current asking price. Financial instruments in this category include certain equity and debt investments where quoted prices are available from an active market, such as publicly traded derivatives, actively traded Commonwealth and semi-government bonds and investments in certain unit trusts.

Level 2

The fair value of other monetary financial assets and liabilities is determined by discounting expected future cash flows, using prices from observable markets. The fair value of derivative instruments is determined by using valuation techniques, using inputs other than quoted prices in an active market. Financial instruments in this category include fixed interest deposits, fixed term notes, investments in rental purchase plan properties, non-actively traded corporate, government and semi-government bonds, unit trusts and other derivatives such as over-the-counter derivatives, forward exchange contracts, commodity swaps and some electricity derivatives.

Level 3

Where financial instruments are measured using valuation techniques based on significant unobservable inputs, such instruments are included in level 3 of the fair value hierarchy. These may include derivatives for long term energy procurement, other electricity contracts.

The following table presents the GGS and Total State Sector financial assets and liabilities at fair value at 30 June 2010. Comparative information has not been provided as permitted by the transitional provisions of AASB 7.

	Level 1	Level 2	Level 3	Total
	2010	2010	2010	2010
	$M	$M	$M	$M
General Government Sector
Assets
Financial assets at fair value through profit or loss
Rental Purchase Plan	—	206	—	206
Other investments	76	4,210	—	4,286
Available-for-sale financial assets
Corporate bonds	—	297	—	297
Other equity investments	—	8	—	8

Total assets	76	4,721	—	4,797

Liabilities
Financial liabilities at fair value through profit or loss
Borrowings	—	15,182	—	15,182

Total liabilities	—	15,182	—	15,182

Total State Sector
Assets
Financial assets at fair value through profit or loss
Rental Purchase Plan	—	206	—	206
Derivatives	65	688	382	1,135
Money market deposits, securities and bonds	16,025	213	—	16,238
Other investments	142	28,255	—	28,397
Loans	—	4,385	—	4,385
Available-for-sale financial assets
Corporate bonds	—	297	—	297
Shares	—	19	—	19
Other equity investments	—	8	—	8

Total assets	16,232	34,070	382	50,684

Liabilities
Financial liabilities at fair value through profit or loss
Derivatives	61	214	39	314
Deposits	31	2,946	—	2,977
Government securities issued	62,037	6,848	—	68,885
Borrowings	—	1	—	1

Total liabilities	62,129	10,009	39	72,177

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-70

Notes to the Financial Statements—(Continued)

The following tables present the net changes in level 3 instruments for the year ended 30 June 2010.

Derivatives
$M
Total State Sector
Net Movement
Opening balance 1 July 2009	166
Settlements	(45)
Gains recognised in other comprehensive income	16
Gains recognised in profit or loss	243
Transfers out of level 3	(20)

Closing balance 30 June 2010	361

53.	Retirement Benefit Obligations

Retirement benefit liabilities include the following final salary defined benefit schemes:

•	State Public Sector Superannuation Scheme (QSuper);

•	Pensions provided in accordance with the Judges’ (Pensions and Long Leave) Act 1967 (Judges’ Scheme); and

•	Electricity Supply Industry Superannuation (QLD) (ESI Super).

QSuper and Judges’ Schemes

State public sector superannuation liabilities include defined benefit schemes for both current and former employees comprising the State Public Sector Superannuation Fund (QSuper). State Government budget dependent agencies, together with a number of statutory bodies, excluding principally the Queensland electricity supply industry, are required to make employer contributions to the QSuper scheme. The “former” defined benefit superannuation liabilities in the Balance Sheet represent the unfunded liabilities of defined benefit members who have elected to leave the scheme. The liability grows due to investment earnings and additional entrants transferring from the defined benefit scheme.

The QSuper scheme is assessed annually by the State Actuary and a full actuarial review is undertaken every three years. A full actuarial review of QSuper was completed as at 30 June 2007.

QSuper also incorporates defined contribution categories, for which the State has no further legal or constructive obligation other than to pay contributions. These liabilities and assets have been accounted for in accordance with the standards relevant to Defined Contribution schemes. In particular, no assets or liabilities relating to the funded Defined Contribution scheme have been included in the Balance Sheet. The expense relating to these schemes is the amount of employer contribution, $1.168 billion (2009, $1.032 billion).

Electricity Supply Industry Superannuation

Queensland electricity entities contribute to an industry multiple employer superannuation fund, the Electricity Supply Industry Superannuation Fund (Qld) (ESI Super). Members, after serving a qualifying period, are entitled to benefits from this scheme on retirement, resignation, retrenchment, disability or death.

The defined benefit account of this fund is a funded plan which provides defined lump sum benefits based on years of service and average final salary. Employee contributions to the fund are based on various percentages of their gross salaries. The defined benefit account of this fund is closed to new members.

The most recent actuarial assessment of the fund, as at 1 July 2008, was carried out by Mr Shane Mather, F.I.A.A. of Sunsuper Financial Services Pty Ltd on 22 May 2009.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-71

Notes to the Financial Statements—(Continued)

General Government Sector Retirement Benefit Obligations 2009-10

	Total	QSuper DB	Former DB	Judges
	$M	$M	$M	$M
Reconciliation of the Present Value of the Defined Benefit Obligation
Opening balance at 1 July 2009	28,897	26,093	2,379	425
Current service cost	1,064	1,046	—	18
Contributions by plan participants	264	264	—	—
Interest cost	1,696	1,375	297	24
Benefits paid (including contributions tax)	(1,507)	(979)	(516)	(12)
Transfers to Former DB	—	(587)	587	—
Actuarial (gain)/loss	376	385	—	(9)

Closing balance at 30 June 2010	30,790	27,597	2,747	446

Present Value of the Obligation as at 30 June 2010 by Funding Policy
Present value of the obligation - wholly unfunded	3,193
Present value of the obligation - wholly/partly funded	27,597

	30,790

	Total	QSuper DB	Former DB	Judges
Reconciliation of the Fair Value of Plan Assets
Opening balance at 1 July 2009	5,473	5,473	—	—
Expected return on plan assets	376	376	—	—
Employer contributions	1,040	524	516	—
Contributions by plan participants	264	264	—	—
Benefits paid (including contributions tax)	(979)	(979)	—	—
Former DB benefits paid from DB plan assets	(516)	—	(516)	—
Actuarial gain/(loss)	445	445	—	—

Closing balance at 30 June 2010	6,103	6,103	—	—

Reconciliation of Balance Sheet Liability/ (Asset)
Present value of the obligation	30,790	27,597	2,747	446
Fair value of plan assets	(6,103)	(6,103)	—	—

Liability/(Asset) recognised in Balance Sheet	24,687	21,494	2,747	446

Amounts recognised in Operating Statement
Current service cost	1,064	1,046	—	18
Interest cost	1,696	1,375	297	24
Expected return on plan assets	(376)	(376)	—	—

Total amounts recognised in Operating Statement	2,384	2,045	297	42

Amounts recognised in Statement of Changes in Net Assets (Equity)
Opening cumulative amount of actuarial (gains) and losses	2,499	2,479	89	(69)
Net actuarial (gain)/loss recognised in year	(69)	(60)	—	(9)

Cumulative actuarial (gains)/losses recognised in the Statement of Changes in Net Assets (Equity)	2,430	2,419	89	(78)

Plan Asset Allocations

State Public Sector Superannuation scheme hold investments with the following asset allocations:
		QSuper DB	Former DB	Judges
Equity		36%	N/A	N/A
Debt instruments		36%	N/A	N/A
Property		12%	N/A	N/A
Other		16%	N/A	N/A

Total		100%	N/A	N/A

QSuper plan assets are those held within the QSuper Trust Fund only.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-72

Notes to the Financial Statements—(Continued)

QSuper holds investments in unit trusts that hold financial instruments issued by the State. These instruments are difficult to accurately value and are immaterial in proportion to the unit trusts. In addition, these trusts own properties which are used by Government agencies. Again the exact values attributable to these tenancies are difficult to accurately determine, nor do they represent a material proportion of the fair value plan assets.

The overall expected rate of return on QSuper plan assets are based on the expected returns by asset class derived by QIC Limited, the strategic asset allocations and the expected levels of taxation applying to the QSuper scheme overall.

	Total QSuper DB		Former DB	Judges
	$M	$M	$M	$M
Actual return on plan assets	715	715	N/A	N/A
Estimate of employer contributions to be paid in 2010-11	1,474	801	673	N/A

		QSuper DB	Former DB	Judges
Principal actuarial assumptions at 30 June 2010
Gross discount rate		5.30%	11.91%	5.30%
Net discount rate (after allowance for investment taxation)		5.10%	11.91%	5.30%
Expected rates of return on plan assets (net of fees and taxes)		7.00%	N/A	N/A
Future inflationary salary increases		3.80%	N/A	4.80%
Expected CPI increases		2.30%	N/A	N/A

Retirement Benefit Obligations 2008-09
	Total QSuper DB		Former DB	Judges
	$M	$M	$M	$M
Reconciliation of the Present Value of the Defined Benefit Obligation
Opening balance at 1 July 2008	28,656	25,509	2,696	451
Current service cost	1,128	1,106	—	22
Contributions by plan participants	258	258	—	—
Interest cost	1,320	1,580	(290)	30
Benefits paid (including contributions tax)	(1,469)	(941)	(517)	(11)
Transfers to Former DB	—	(490)	490	—
Actuarial (gain)/loss	(996)	(929)	—	(67)

Closing balance at 30 June 2009	28,897	26,093	2,379	425

Present Value of the Obligation as at 30 June 2009 by Funding Policy
Present value of the obligation - wholly unfunded	2,804
Present value of the obligation - wholly/partly funded	26,093

	28,897

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-73

Notes to the Financial Statements—(Continued)

	Total	QSuper DB	Former DB	Judges
	$M	$M	$M	$M
Reconciliation of the Fair Value of Plan Assets
Opening balance at 1 July 2008	6,743	6,743	—	—
Expected return on plan assets	462	462	—	—
Employer contributions	900	455	445	—
Contributions by plan participants	258	258	—	—
Benefits paid (including contributions tax)	(941)	(941)	—	—
Former DB benefits paid from DB plan assets	(517)	(72)	(445)	—
Actuarial gain/(loss)	(1,432)	(1,432)	—	—

Closing balance at 30 June 2009	5,473	5,473	—	—

Reconciliation of Balance Sheet Liability/(Asset)

Present value of the obligation	28,897	26,093	2,379	425
Fair value of plan assets	(5,473)	(5,473)	—	—

Liability/(Asset) recognised in Balance Sheet	23,424	20,620	2,379	425

Amounts recognised in Operating Statement
Current service cost	1,128	1,106	—	22
Interest cost	1,320	1,580	(290)	30
Expected return on plan assets	(462)	(462)	—	—

Total amounts recognised in Operating Statement	1,986	2,224	(290)	52

Amounts recognised in Statement of Changes in Net Assets (Equity)
Opening cumulative amount of actuarial
(gains) and losses	2,063	1,976	89	(2)
Net actuarial (gain)/loss recognised in year	436	503	—	(67)

Cumulative actuarial (gains)/losses recognised in the Statement of Changes in Net Assets (Equity)	2,499	2,479	89	(69)

Plan Asset Allocations

State Public Sector Superannuation holds investments with the following asset allocations:
		QSuper DB	Former DB	Judges
Equity		34%	N/A	N/A
Debt		41%	N/A	N/A
Property		13%	N/A	N/A
Other		12%	N/A	N/A

Total		100%	N/A	N/A

QSuper plan assets are those held within the QSuper Trust Fund only.

QSuper holds investments in unit trusts that hold financial instruments issued by the State. These instruments are difficult to accurately value and are immaterial in proportion to the unit trusts. In addition, these trusts own properties which are used by Government agencies. Again the exact values attributable to these tenancies are difficult to accurately determine, nor do they represent a material proportion of the fair value plan assets.

The overall expected rate of return on QSuper plan assets is based on the expected returns by asset class derived by QIC Limited, the strategic asset allocations and the expected levels of taxation applying to the QSuper scheme overall.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-74

Notes to the Financial Statements—(Continued)

		Total	QSuper DB	Former DB	Judges
		$M	$M	$M	$M
Actual return on plan assets		(1,100)	(1,100)	N/A	N/A

			QSuper DB	Former DB	Judges
Principal actuarial assumptions at 30 June 2009
Gross Discount rate			5.60%	-11.46%	5.60%
Net Discount rate (after allowance for investment taxation)			5.30%	-11.46%	5.60%
Expected rates of return on plan assets (net of fees and taxes)			7.00%	N/A	N/A
Future inflationary salary increases			4.10%	N/A	5.10%
Expected CPI increases			2.60%	N/A	N/A

	2010	2009	2008	2007	2006
	$M	$M	$M	$M	$M
Experience adjustments relating to liabilities
QSuper DB	537	(524)	(14)	428	68
Former DB	—	—	—	—	89
Judges	(9)	(15)	(13)	(10)	12
Experience adjustments relating to assets
QSuper DB	445	(1,432)	(447)	457	392
Former DB	—	—	—	—	—
Judges	—	—	—	—	—
Present value of defined benefit obligation
QSuper DB	27,596	26,091	25,509	23,491	21,535
Former DB	2,747	2,380	2,696	3,111	2,653
Judges	446	425	451	409	398
Fair value of plan assets
QSuper DB	6,103	5,472	6,742	6,834	6,886
Former DB	—	—	—	—	—
Judges	—	—	—	—	—
Surplus/(deficit)
QSuper DB	(21,493)	(20,619)	(18,767)	(16,657)	(14,649)
Former DB	(2,747)	(2,380)	(2,696)	(3,111)	(2,653)
Judges	(446)	(425)	(451)	(409)	(398)
Total State Sector Retirement Benefit Obligations 2009-10
	Total	QSuper DB	Former DB	Judges	ESI Super
	$M	$M	$M	$M	$M
Reconciliation of the Present Value of the Defined Benefit Obligation
Opening balance at 1 July 2009	30,008	26,093	2,379	425	1,111
Current service cost	1,113	1,046	—	18	49
Contributions by plan participants	278	264	—	—	14
Interest cost	1,746	1,375	297	24	50
Benefits paid (including contributions tax)	(1,567)	(979)	(516)	(12)	(60)
Transfers to Former DB	—	(587)	587	—	—
Actuarial (gain)/loss	406	385	—	(9)	30

Closing balance at 30 June 2010	31,984	27,597	2,747	446	1,194

Present Value of the Obligation as at 30 June 2010 by Funding Policy
Present value of the obligation - wholly unfunded	3,193
Present value of the obligation - wholly/partly funded	28,791

	31,984

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-75

Notes to the Financial Statements—(Continued)

	Total	QSuper DB	Former DB	Judges	ESI Super
	$M	$M	$M	$M	$M
Reconciliation of the Fair Value of Plan Assets
Opening balance at 1 July 2009	6,454	5,473	—	—	981
Expected return on plan assets	433	376	—	—	57
Employer contributions	1,108	524	516	—	68
Contributions by plan participants	278	264	—	—	14
Benefits paid (including contributions tax)	(1,039)	(979)		—	(60)
Former DB benefits paid from DB plan assets	(516)	—	(516)	—	—
Actuarial gain/(loss)	484	445	—	—	39

Closing balance at 30 June 2010	7,202	6,103	—	—	1,099

Reconciliation of Balance Sheet Liability/ (Asset)
Present value of the obligation	31,984	27,597	2,747	446	1,194
Fair value of plan assets	(7,202)	(6,103)	—	—	(1,099)

Liability/(Asset) recognised in Balance Sheet	24,782	21,494	2,747	446	95

Amounts recognised in Operating Statement
Current service cost	1,113	1,046	—	18	49
Interest cost	1,746	1,375	297	24	50
Expected return on plan assets	(433)	(376)	—	—	(57)

Total amounts recognised in Operating Statement	2,426	2,045	297	42	42

Amounts recognised in Statement of Changes in Net Assets (Equity)
Opening cumulative amount of actuarial (gains) and losses	2,768	2,479	89	(69)	269
Net actuarial (gain)/loss recognised in year	(68)	(60)	—	(9)	1

Cumulative actuarial (gains)/losses recognised in the Statement of Changes in Net Assets (Equity)	2,700	2,419	89	(78)	270

Plan Asset Allocations

State Public Sector Superannuation and ESI Super plans hold investments with the following asset allocations:

		QSuper DB	Former DB	Judges	ESI Super
Equity		36%	N/A	N/A	50%
Debt instruments		36%	N/A	N/A	20%
Property		12%	N/A	N/A	10%
Other		16%	N/A	N/A	20%

Total		100%	N/A	N/A	100%

QSuper plan assets are those held within the QSuper Trust Fund but exclude the assets held by QTC in respect of these liabilities.

QSuper holds investments in unit trusts that hold financial instruments issued by the State. These instruments are difficult to accurately value and are immaterial in proportion to the unit trusts. In addition, these trusts own properties which are used by Government agencies. Again the exact values attributable to these tenancies are difficult to accurately determine, nor do they represent a material proportion of the fair value plan assets.

The overall expected rate of return on QSuper plan assets is based on the expected returns by asset class derived by QIC Limited, the strategic asset allocations and the expected levels of taxation applying to the QSuper scheme overall.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-76

Notes to the Financial Statements—(Continued)

	Total	QSuper DB	Former DB	Judges	ESI Super
	$M	$M	$M	$M	$M
Actual return on plan assets	818	715	N/A	N/A	103
Estimate of employer contributions to be paid in 2009-10	1,474	801	673	N/A	N/A

Principal actuarial assumptions at 30 June 2010
		QSuper DB	Former DB	Judges	ESI Super
Gross discount rate		5.30%	11.91%	5.30%	5.10%
Net discount rate (after allowance for investment taxation)		5.10%	11.91%	5.30%	4.30%
Expected rates of return on plan assets (net of fees and taxes)		7.00%	N/A	N/A	6.00%
Future inflationary salary increases		3.80%	N/A	4.80%	4.50%
Expected CPI increases		2.30%	N/A	N/A	N/A

Retirement Benefit Obligations 2008-09
	Total	QSuper DB	Former DB	Judges	ESI Super
	$M	$M	$M	$M	$M
Reconciliation of the Present Value of the Defined Benefit Obligation
Opening balance at 1 July 2008	29,636	25,509	2,696	451	980
Current service cost	1,174	1,106	—	22	46
Contributions by plan participants	272	258	—	—	14
Interest cost	1,371	1,580	(290)	30	51
Benefits paid (including contributions tax)	(1,528)	(941)	(517)	(11)	(59)
Transfers to Former DB	—	(490)	490	—	—
Actuarial (gain)/loss	(917)	(929)	—	(67)	79

Closing balance at 30 June 2009	30,008	26,093	2,379	425	1,111

	$M
Present Value of the Obligation as at 30 June 2008 by Funding Policy
Present value of the obligation - wholly unfunded	2,804
Present value of the obligation - wholly/partly funded	27,204

	30,008

	Total	QSuper DB	Former DB	Judges	ESI Super
	$M	$M	$M	$M	$M
Reconciliation of the Fair Value of Plan Assets
Opening balance at 1 July 2008	7,777	6,743	—	—	1,034
Expected return on plan assets	528	462	—	—	66
Employer contributions	952	455	445	—	52
Contributions by plan participants	271	258	—	—	13
Benefits paid (including contributions tax)	(1,000)	(941)		—	(59)
Former DB benefits paid from DB plan assets	(517)	(72)	(445)	—	—
Actuarial gain/(loss)	(1,563)	(1,432)	—	—	(131)
Other	6	—	—	—	6

Closing balance at 30 June 2009	6,454	5,473	—	—	981

Reconciliation of Balance Sheet Liability/ (Asset)
Present value of the obligation	30,008	26,093	2,379	425	1,111
Fair value of plan assets	(6,454)	(5,473)	—	—	(981)

Liability/(Asset) recognised in Balance Sheet	23,554	20,620	2,379	425	130

Amounts recognised in Operating Statement
Current service cost	1,174	1,106	—	22	46
Interest cost	1,371	1,580	(290)	30	51
Expected return on plan assets	(528)	(462)	—	—	(66)
Other	(6)	—	—	—	(6)
Total amounts recognised in Operating Statement	2,011	2,224	(290)	52	25

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-77

Notes to the Financial Statements—(Continued)

	Total	QSuper DB	Former DB	Judges	ESI Super
	$M	$M	$M	$M	$M
Amounts recognised in Statement of Changes in Net Assets (Equity)
Opening cumulative amount of actuarial (gains) and losses	2,113	1,976	89	(2)	50
Net actuarial (gain)/loss recognised in year	655	503	—	(67)	219

Cumulative actuarial (gains)/losses recognised in the Statement of Changes in Net Assets (Equity)	2,768	2,479	89	(69)	269

Plan Asset Allocations

State Public Sector Superannuation and ESI Super plans hold investments with the following asset allocations:

	QSuper DB	Former DB	Judges	ESI Super
Equity	34%	N/A	N/A	42%
Debt Instruments	41%	N/A	N/A	23%
Property	13%	N/A	N/A	15%
Other	12%	N/A	N/A	20%

Total	100%	N/A	N/A	100%

QSuper plan assets are those held within the QSuper Trust Fund but exclude the assets held by Queensland Treasury Corporation in respect of these liabilities.

QSuper holds investments in unit trusts that hold financial instruments issued by the State. These instruments are difficult to accurately value and are immaterial in proportion to the unit trusts. In addition, these trusts own properties which are used by Government agencies. Again the exact values attributable to these tenancies are difficult to accurately determine, nor do they represent a material proportion of the fair value plan assets.

The overall expected rate of return on QSuper plan assets is based on the expected returns by asset class derived by the QIC Limited, the strategic asset allocations and the expected levels of taxation applying to the QSuper scheme overall.

		Total	QSuper DB	Former DB	Judges	ESI Super
		$M	$M	$M	$M	$M
Actual return on plan assets		(1,165)	(1,100)	N/A	N/A	(65)

			QSuper DB	Former DB	Judges	ESI Super
Principal actuarial assumptions at 30 June 2009
Gross Discount rate			5.60%	-11.46%	5.60%	5.50%
Net Discount rate (after allowance for investment taxation)			5.30%	-11.46%	5.60%	4.70%
Expected rates of return on plan assets (net of fees and taxes)			7.00%	N/A	N/A	6.00%
Future inflationary salary increases			4.10%	N/A	5.10%	4.50%
Expected CPI increases			2.60%	N/A	N/A	N/A

		2010	2009	2008	2007	2006
		$M	$M	$M	$M	$M
Experience adjustments relating to liabilities	QSuper DB	537	(524)	(14)	428	68
	Former DB	—	—	—	—	89
	Judges	(9)	(15)	(13)	(10)	12
	ESI Super	(9)	(18)	(40)	25	(25)

Experience adjustments relating to assets	QSuper DB	445	(1,432)	(447)	457	392
	Former DB	—	—	—	—	—
	Judges	—	—	—	—	—
	ESI Super	45	(131)	(201)	79	89

Present value of defined benefit obligation	QSuper DB	27,596	26,091	25,509	23,491	21,535
	Former DB	2,747	2,380	2,696	3,111	2,653
	Judges	446	425	451	409	398
	ESI Super	1,192	1,111	980	916	907

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-78

Notes to the Financial Statements—(Continued)

		2010	2009	2008	2007	2006
		$M	$M	$M	$M	$M
Fair value of plan assets	QSuper DB	6,103	5,472	6,742	6,834	6,886
	Former DB	—	—	—	—	—
	Judges	—	—	—	—	—
	ESI Super	1,097	980	1,034	1,202	1,060

Surplus/(deficit)	QSuper DB	(21,493)	(20,619)	(18,767)	(16,657)	(14,649)
	Former DB	(2,747)	(2,380)	(2,696)	(3,111)	(2,653)
	Judges	(446)	(425)	(451)	(409)	(398)
	ESI Super	(95)	(130)	54	286	153

Employee Numbers

The number of full time equivalent employees in the GGS at 30 June 2010 relating to the GGS entities listed in Note 54 totalled 203,092 (2009, 198,897).

The number of Total State full time equivalent employees at 30 June 2010 relating to the consolidated entities listed in Note 54 totalled 234,413 (2009, 229,537).

54.	Controlled Entities

Public sector entities are generally considered material for the purposes of this report if they meet either of the following criteria:

•	net operating result in excess of $2 million; or

•	net assets in excess of $25 million.

However, in addition to material entities, the State consolidates some entities which are not material in terms of the operating position or net asset position criteria if they are either a department or if they are funded for the delivery of services.

When financial results are available in respect of non-material entities, they are reviewed with the aim of including any newly material entities in the following year’s consolidated financial statements.

Newly created entities that are expected to meet the materiality criteria on the basis of their initial budget estimates are included in the consolidated financial statements from the time of their establishment.

The following controlled entities of the Government have been included in the consolidated financial statements for the year ended 30 June 2010. The list has been classified by activity sectors as outlined in Note 1(c).

Entities denoted with an asterisk are consolidated with the accounts of the preceding entity.

The GGS has 100% ownership and voting power in other Queensland public sector entities, classified as either Public Non-financial Corporations or Public Financial Corporations below.

General Government

Departments of Government

Department of Communities

Department of Community Safety

•	Central and Northern Queensland Regional Parole Board
•	Queensland Parole Board
•	Southern Queensland Regional Parole Board

Department of Education and Training

•	Corporate and Professional Services (integrated back to the Department on 1/7/09)

Department of Employment, Economic Development and Innovation

Department of Environment and Resource Management

Department of Health

•	Queensland Health Shared Service Partner (integrated back to the Department on 1/7/09)

Department of Infrastructure and Planning

•	Property Services Group (commercialised business unit)

Department of Justice and Attorney-General

Department of Police

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-79

Notes to the Financial Statements—(Continued)

Department of the Premier and Cabinet

•	Queensland Events Corporation Pty Ltd

Department of Public Works

•	CITEC (commercialised business unit)

•	CorpTech (shared service provider)

•	Goprint (commercialised business unit)

•	Project Services (commercialised business unit)

•	Qbuild (commercialised business unit)

•	Qfleet (commercialised business unit)

•	SDS (commercialised business unit)

•	Shared Service Agency (shared service provider)

Department of Transport and Main Roads

•	RoadTek (commercialised business unit)

Treasury Department

•	Queensland Treasury Holdings Pty Ltd

•	Network Infrastructure Company Pty Ltd

Other General Government entities

Anti-Discrimination Commission

Australian Agricultural College Corporation

Board of the Queensland Museum

•	Queensland Museum Foundation Trust

City North Infrastructure Pty Ltd

Commission for Children and Young People and Child Guardian

Crime and Misconduct Commission

Electoral Commission of Queensland

Forestry Plantations Queensland Office

Gold Coast Institute of TAFE

Health Quality and Complaints Commission

Legal Aid Queensland

Legislative Assembly

Library Board of Queensland

•	Queensland Library Foundation Inc

Motor Accident Insurance Commission

Nominal Defendant

Office of the Governor

Office of the Information Commissioner

Office of the Ombudsman

Prostitution Licensing Authority

Public Service Commission

QRAA

Queensland Art Gallery Board of Trustees

•	Queensland Art Gallery Foundation

Queensland Audit Office

Queensland Building Services Authority

Queensland Future Growth Corporation

Queensland Performing Arts Trust

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-80

Notes to the Financial Statements—(Continued)

Queensland Studies Authority

Residential Tenancies Authority

South Bank Corporation

Southbank Institute of Technology

The Council of the Queensland Institute of Medical Research

The Public Trustee of Queensland

Tourism Queensland

TransLink Transit Authority

Urban Land Development Authority

Workers’ Compensation Regulatory Authority (QComp)

Public Non-financial Corporations

CS Energy Ltd

•	Aberdare Collieries Pty Ltd

•	Callide Energy Pty Ltd

•	CS Energy Kogan Creek Pty Ltd

•	CS Energy Mica Creek Pty Ltd

•	CS Energy Oxyfuel Pty Ltd

•	CS Kogan (Australia) Pty Ltd

•	CS North West Pty Ltd

•	Kogan Creek Power Pty Ltd

•	Kogan Creek Power Station Pty Ltd

•	Manzillo Insurance (PCC) Ltd - Cell EnMach

•	SE CSE Pty Ltd

•	Swanbank Energy Pty Ltd

DBCT Holdings Pty Ltd

ENERGEX Ltd

•	Beak Industries Pty Ltd

•	Energy Impact Pty Ltd

•	Metering Dynamics Business Support Pty Ltd (formerly Metering Dynamics Pty Ltd, renamed on 23/10/09)

•	Queensland Energy Services Team Pty Ltd

•	Service Essentials Pty Ltd

•	Varnsdorf Pty Ltd * VH Energy Holdings Pty Ltd

•	VH Finance Pty Ltd

•	VH Operations Pty Ltd

Ergon Energy Corporation Limited

•	Ergon Energy Queensland Pty Ltd

•	Ergon Energy Telecommunications Pty Ltd

Far North Queensland Ports Corporation Limited (formerly Cairns Ports Limited, renamed on 2/7/09)

Forestry Plantations Queensland

Gladstone Area Water Board

Gladstone Ports Corporation Limited

Gold Coast Events Co Pty Ltd (controlled entity of Department of Communities)

Mount Isa Water Board

North Queensland Bulk Ports Corporation Limited (established on 7/5/09, transitioned to a company GOC on 19/6/09, acquired 100% of the shares of Mackay Ports Limited and Ports Corporation of Queensland Limited on 2/7/09)

Port of Brisbane Corporation Limited

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-81

Notes to the Financial Statements—(Continued)

•	Bundaberg Port Corporation Pty Ltd

•	Port of Brisbane Pty Ltd (acquired on 21/5/10)

Port of Townsville Limited

Powerlink Queensland

•	Harold Street Holdings Pty Ltd

•	Powerlink Transmission Services Pty Ltd

QR Limited

•	Australian Rail Pty Ltd

•	Australian Eastern Railroad Pty Ltd

•	Australian Railroad Group Employment Pty Ltd

•	Australian Western Railroad Pty Ltd

•	AWR Lease Co Pty Ltd

•	Logistics Australasia Pty Ltd

•	CRT Group Pty Ltd

•	Golden Bros Group Pty Ltd

•	NHK Pty Ltd

•	On Track Insurance Pty Ltd

•	QR Intermodal Pty Ltd

•	Interail Australia Pty Ltd

•	QR Network Pty Ltd

•	QR Surat Basin Pty Ltd

Queensland Rail Limited (formerly QR Passenger Pty Ltd, renamed on 11/6/10 and transferred to the State on 30/6/10)

Queensland Airport Holdings (Cairns) Pty Ltd (controlled entity of Queensland Treasury Holdings Pty Ltd)

Queensland Airport Holdings (Mackay) Pty Ltd (controlled entity of Queensland Treasury Holdings Pty Ltd)

Queensland Bulk Water Supply Authority

•	South East Queensland Water Corporation Limited

Queensland Bulk Water Transport Authority

Queensland Lottery Corporation Pty Ltd (controlled entity of Queensland Treasury Holdings Pty Ltd)

Queensland Manufactured Water Authority

•	South East Queensland (Gold Coast) Desalination Company Pty Ltd

•	Western Corridor Recycled Water Pty Limited

Queensland Motorways Limited (controlled entity of Department of Transport and Main Roads)

•	Logan Motorway Company Limited

•	Port Motorway Limited

•	Queensland Motorways Management Pty Ltd

•	The Gateway Bridge Company Limited

Queensland Water Infrastructure Pty Ltd (controlled entity of Department of Infrastructure and Planning)

SEQ Water Grid Manager

Southern Regional Water Pipeline Company Pty Ltd trading as LinkWater Projects (controlled entity of Department of Infrastructure and Planning)

Stadiums Queensland

Stanwell Corporation Limited

•	EDWF Holdings 1 Pty Ltd

•	Energy Portfolio 1 Pty Ltd

•	Goondi Energy Pty Ltd

•	Wind Portfolio Pty Ltd

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-82

Notes to the Financial Statements—(Continued)

SunWater Limited

•	Burnett Water Pty Ltd

•	Eungella Water Pipeline Pty Ltd

•	North West Queensland Water Pipeline Pty Ltd

Tarong Energy Corporation Limited

•	Glen Wilga Coal Pty Ltd

•	Tarong Fuel Pty Ltd

•	Tarong North Pty Ltd (acquired 100% ownership in 2010)

•	TEC Coal Pty Ltd

•	TN Power Pty Ltd

The Trustees of Parklands Gold Coast

ZeroGen Pty Ltd (controlled entity of Department of Employment, Economic Development and Innovation)

Public Financial Corporations

QIC Limited

•	Canberra Centre Investments Pty Ltd

•	Eastland Property Holdings Pty Ltd

•	Innovis Investments Pty Ltd

•	Pacific Echo Pty Limited

•	QBF No. 1 Pty Ltd

•	QBF No. 2 Pty Ltd

•	QIC Asia Real Estate Investments Pty Ltd

•	QIC Coomera Pty Ltd

•	QIC Developments Pty Ltd

•	QIC Helensvale Pty Ltd

•	QIC Hi Yield Pty Ltd

•	QIC Infrastructure Management Pty Ltd

•	QIC Infrastructure Management No. 2 Pty Ltd

•	QIC International Real Estate Investments Pty Ltd

•	QIC Investments No.1 Pty Ltd

•	QIC Investments No.2 Pty Ltd

•	QIC Logan Hyperdome Pty Ltd

•	QIC Merry Hill Pty Ltd

•	QIC North America Investments Pty Ltd

•	QIC North Asia Real Estate Investment Pty Ltd

•	QIC Office Pty Ltd

•	QIC Private Capital Pty Ltd

•	QIC Properties Pty Ltd

•	QIC Property Investments (Jersey) No. 1 Limited

•	QIC Property Investments (Jersey) No. 2 Limited

•	QIC Property Management Pty Ltd

•	QIC Real Estate Funds Pty Ltd

•	QIC Real Estate Pty Ltd

•	QIC Retail (No 2) Pty Ltd

•	QIC Retail Pty Ltd

•	QIC Ringwood Pty Ltd

•	QIC Robina Pty Ltd

•	QIC Strategy No. 1 Pty Ltd

•	QIC Strategy No. 1A Pty Ltd

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-83

Notes to the Financial Statements—(Continued)

•	QIC Strategy No. 2 Pty Ltd

•	QIC Strategy No. 2A Pty Ltd

•	QIC Toowoomba Pty Ltd

•	QIC (UK) Management Limited

•	QIC Westpoint Pty Ltd

•	QPC Investments No. 1 Pty Ltd

•	Queensland BioCapital Funds Pty Ltd

•	Watergardens Pty Ltd

Queensland Treasury Corporation

WorkCover Queensland

55.	Reconciliation to GFS *

Reconciliation to GFS Net Operating Balance

		GGS	PNFC	PFC	Elims	Total State Sector
	Notes	$M	$M	$M	$M	$M
2010
Net result from transactions -
Net operating balance (as per Operating Statement)		(56)	440	(1,957)	(665)	(2,237)
Convergence differences
Other operating expenses - onerous contract	a	—	—	—	—	—
Other property expenses - income transferred by Public Enterprises as dividends	b	—	(652)	(13)	665	—

Total convergence differences		—	(652)	(13)	665	—

GFS Net Operating Balance		(56)	(211)	(1,970)	—	(2,237)

2009
Net result from transactions -
Net operating balance (as per Operating Statement)		(21)	539	(1,736)	(954)	(2,172)
Convergence differences
Other operating expenses - onerous contract	a	—	—	—	—	—
Other property expenses - income transferred by Public Enterprises as dividends	b	—	(935)	(18)	953	—
Total convergence differences		—	(935)	(18)	953	—

GFS Net Operating Balance		(21)	(395)	(1,754)	(1)	(2,172)

Notes:

The convergence differences comprise:

a.	GFS treats onerous contract expenses as other economic flows included in operating result. However, they are not recognised as an expense from transactions in the Operating Statement.

This difference flows through to the Total State Sector.

b.	GFS treats dividends to owners as an expense, whereas in the Operating Statement, it is treated as a distribution to owners and therefore a direct debit to equity.

The differences do not flow through to the Total State Sector as they arise from intersector transactions.

An elimination difference arises in respect of social benefits of $63 million (2009, $62 million) in the GGS and $48 million (2009, $44 million) in the Total State Sector. In accordance with the ABS GFS Manual, certain transactions within and between the GGS and the PNFC sector are not eliminated on consolidation of the GGS or Total State Sector, whereas under AASB 127, intragroup transactions are eliminated in full. These benefits are grossed up for GFS reporting in Sales of goods and services and Other operating expenses and there is no net effect on the Net operating balance.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-84

Notes to the Financial Statements—(Continued)

Reconciliation to GFS Net Lending/(Borrowing)

		GGS	PNFC	PFC	Elims	Total State Sector
	Notes	$M	$M	$M	$M	$M
2010
Net Lending/(Borrowing) (as per Operating Statement)		(6,550)	(2,676)	(2,018)	(660)	(11,904)
Convergence differences
Relating to net operating balance		—	(652)	(13)	665	—
Purchases of non-financial assets	a	(197)	—	—	—	(197)
Sales of non-financial assets	a	99	12	—	—	111
Change in net inventories	a, b	70	(67)	—	—	3

GFS Net Lending/(Borrowing)		(6,578)	(3,383)	(2,032)	5	(11,987)

2009
Net Lending/(Borrowing) (as per Operating Statement)		(4,371)	(6,044)	(1,801)	(908)	(13,124)
Convergence differences
Relating to net operating balance		—	(935)	(18)	953	—
Purchases of non-financial assets	a	(223)	(16)	—	—	(239)
Sales of non-financial assets	a	—	—	—	—	—
Change in net inventories	a, b	78	20	—	—	98

GFS Net Lending/(Borrowing)		(4,516)	(6,975)	(1,819)	44	(13,266)

Notes:
The convergence differences comprise:

a.      GFS treats purchases and sales of land inventories and assets held for rental and subsequently held for sale as purchases and sales of non-financial assets. These are reflected in changes in net inventories for AASB1049.

b. For AASB 1049, change in net inventories includes total changes in the balance of land inventories and assets held for rental and subsequently held for sale.

Reconciliation to GFS Total Change in Net Worth

2010
Comprehensive result - total change in net worth before transactions with owners as owners (as per Operating Statement)		(8,621)	(3,990)	559	3,431	(8,621)
Convergence differences
Income transferred from Public Enterprises as dividends	a	—	(652)	(13)	665	—
Relating to other economic flows
Doubtful debts	b	73	—	1	—	74
Net gain on investments in other entities	c	205	—	—	(205)	—
Deferred income tax equivalents	d	(153)	274	(121)	—	—
Net restoration costs	e	(5)	(1)	1	—	(6)
Onerous contracts	f	—	52	—	—	52
Remeasurement of shares and other contributed capital	g	—	4,317	(426)	(3,891)	—

Total convergence differences		120	3,990	(559)	(3,431)	120

GFS Total Change in Net Worth		(8,502)	—	—	—	(8,502)

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-85

Notes to the Financial Statements—(Continued)

		GGS	PNFC	PFC	Elims	Total State Sector
	Notes	$M	$M	$M	$M	$M
2009
Comprehensive result - total change in net worth before transactions with owners as owners (as per Operating Statement)		(9,561)	7,898	(5,124)	(2,774)	(9,561)
Convergence differences
Income transferred from Public Enterprises as dividends	a	—	(935)	(18)	953	—
Relating to other economic flows
Doubtful debts	b	37	(10)	—	—	27
Net gain on investments in other entities	c	195	—	—	(195)	—
Deferred income tax equivalents	d	(285)	627	(342)	—	—
Net restoration costs	e	—	(1)	—	—	(1)
Onerous contracts	f	—	(79)	—	—	(79)
Other
Remeasurement of shares and other contributed capital	g	—	(7,501)	5,484	2,016	—

Total convergence differences		(53)	(7,898)	5,124	2,774	(53)

GFS Total Change in Net Worth		(9,614)	—	—	—	(9,614)

Notes:

The convergence differences comprise:

a.	GFS treats dividends to owners as an expense, whereas in the Operating Statement, they are treated as a distribution to owners and therefore a direct debit to equity. The differences do not flow through to the Total State Sector as they arise from intersector transactions.

b.	GFS does not recognise doubtful debts, whereas the Operating Statement recognises the doubtful debts and classifies it as other economic flows. The total difference of $74 million (2009, $27 million) flows through to the Total State Sector.

c.	The measurement of equity investments in other public sector entities differs for GFS in that for example, doubtful debt provisions, onerous contract provisions and deferred income tax balances are not recognised in their net worth under GFS.

d.	GFS does not recognise deferred income tax equivalents, whereas the Operating Statement recognises the deferred income tax equivalents and classifies it as other economic flows. The differences do not flow through to the Total State Sector as they arise from intersector transactions.

e.	GFS does not recognise restoration costs, whereas restoration costs have been recognised in the Operating Statement. This difference flows through to the Total State Sector.

f.	GFS treats onerous contract expenses as Other economic flows included in Operating Result. However, they are not recognised as an expense from transactions in the Operating Statement. This difference flows through to the Total State Sector.

g.	GFS measures net worth as assets less liabilities less shares/contributed equity (remeasured). Shares/contributed equity are not deducted under Australian Accounting Standards.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-86

Notes to the Financial Statements—(Continued)

Reconciliation to GFS Net Worth

		GGS	PNFC	PFC	Elims	Total State Sector
	Notes	$M	$M	$M	$M	$M
2010
Net Worth (as per Balance Sheet)		175,655	22,499	(3,032)	(19,467)	175,655
Convergence differences
Financial assets
Accounts receivable	a	433	25	2	—	460
Investment in other entities	b	4,951	—	—	(4,951)	—
Non-financial assets
Restoration assets	c	(5)	(82)	—	—	(87)
Deferred tax assets	d	(6,622)	(1,393)	(555)	8,569	—
Liabilities
Deferred tax liabilities	e	1,947	6,613	9	(8,569)	—
Restoration provision	f	1	179	1	—	181
Provision onerous contracts	g	—	152	—	—	152
Shares and other contributed equity	h	—	(27,994)	3,575	24,418	—

Total convergence differences		706	(22,499)	3,032	19,467	706

GFS Net Worth		176,361	—	—	—	176,361

2009
Net Worth (as per Balance Sheet)		184,277	27,339	(3,578)	(23,761)	184,277
Convergence differences
Financial assets
Accounts receivable	a	360	25	1	—	386
Investment in other entities	b	4,746	—	—	(4,746)	—
Non-financial assets
Restoration assets	c	—	(62)	—	—	(62)
Deferred tax assets	d	(6,230)	(1,270)	(438)	7,939	—
Liabilities
Deferred tax liabilities	e	1,709	6,216	14	(7,939)	—
Restoration provision	f	1	160	—	—	161
Provision onerous contracts	g	—	100	—	—	100
Shares and other contributed equity	h	—	(32,509)	4,001	28,507	—

Total convergence differences		586	(27,339)	3,578	23,761	586

GFS Net Worth		184,862	—	—	—	184,862

Notes:

The convergence differences comprise:

a.	GFS does not recognise doubtful debts, whereas a provision for doubtful debts is recognised in the Balance Sheet. This total difference of $460 million (2009, $386 million) flows through to the Total State Sector.

b.	The measurement of equity investments in other public sector entities differs for GFS in that for example, doubtful debt provisions, net restoration provisions, onerous contract provisions and deferred income tax balances are not recognised in their net worth under GFS.

c.	GFS does not recognise restoration assets, whereas restoration assets have been recognised in the Balance Sheet. This difference flows through to the Total State Sector.

d.	GFS does not recognise deferred tax assets, whereas deferred tax assets are classified as non-financial assets in the Balance Sheet. The differences do not flow through to the Total State Sector as they arise from intersector transactions.

e.	GFS does not recognise deferred tax liabilities, whereas deferred tax liabilities are classified as non-financial liabilities in the Balance Sheet. The differences do not flow through to the Total State Sector as they arise from intersector transactions.

f.	GFS does not recognise restoration provisions, whereas restoration provisions have been recognised in the Balance Sheet. This difference flows through to the Total State Sector.

g.	GFS does not recognise provision for onerous contracts, whereas a provision for onerous contracts is recognised in the balance sheet. This difference flows through to the Total State Sector.

h.	GFS measures net worth as assets less liabilities less shares/contributed equity. Shares/contributed equity are not deducted under Australian Accounting Standards.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-87

Notes to the Financial Statements—(Continued)

Reconciliation to GFS Cash Surplus/(Deficit)

		GGS	PNFC	PFC	Elims	Total State Sector
	Notes	$M	$M	$M	$M	$M
2010
Cash surplus/(deficit)		(5,305)	(3,319)	(1,720)	—	(10,343)
Convergence differences
Acquisitions under finances leases and similar arrangements	a	(61)	(1)	—	—	(61)

GFS Cash Surplus/(Deficit)		(5,366)	(3,320)	(1,720)	—	(10,404)

2009
Cash surplus/(deficit)		(2,866)	(6,533)	(1,830)	(142)	(11,370)
Convergence differences
Acquisitions under finances leases and similar arrangements	a	(20)	(6)	—	—	(26)

GFS Cash Surplus/(Deficit)		(2,886)	(6,539)	(1,830)	(142)	(11,397)

Notes:

a.	The convergence differences arise because GFS recognises a notional cash outflow relating to new finance leases and similar arrangements in calculating cash surplus/(deficit), whereas the Cash Flow Statement does not recognise notional cash flows. This total difference flows through to the Total State Sector.

*	Determined in accordance with the ABS GFS Manual.

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M

56. Expenses from Transactions by Function

General public services	1,892	1,657	1,730	1,739
Public order and safety	3,413	3,178	3,381	3,145
Education	9,371	8,197	9,338	8,166
Health	10,267	9,246	10,191	9,174
Social security and welfare	2,399	2,194	2,344	2,142
Housing and community amenities	1,383	1,424	1,739	1,770
Recreation and culture	910	817	941	867
Fuel and energy	375	1,227	3,444	3,978
Agriculture, forestry, fishing and hunting	971	1,124	1,089	1,250
Mining, manufacturing and construction	248	200	248	200
Transport and communications	4,552	4,666	7,700	6,662
Other economic affairs	955	852	954	852
Other purposes	3,047	2,317	7,531	6,241

	39,785	37,099	50,631	46,186

Continuing Operations	39,785	37,099	47,575	43,905
Discontinuing Operations	—	—	3,056	2,281

	39,785	37,099	50,631	46,186

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-88

Notes to the Financial Statements—(Continued)

	General Government Sector		Total State Sector
	2010	2009	2010	2009
	$M	$M	$M	$M

57. Sector Assets by Function

General public services	5,048	6,056	4,983	4,720
Public order and safety	6,580	6,316	6,567	6,298
Education	19,204	17,958	19,224	17,978
Health	7,427	7,350	7,406	7,329
Social security and welfare	798	754	793	747
Housing and community amenities	17,646	16,066	22,973	19,393
Recreation and culture	5,790	5,787	6,649	6,719
Fuel and energy	6,719	5,874	29,818	27,227
Agriculture, forestry, fishing and hunting	66,565	66,255	67,451	67,761
Mining, manufacturing and construction	1,183	1,101	1,168	1,086
Transport and communications	50,232	50,494	69,142	73,320
Other economic affairs	75	235	2	158
Other purposes [1]	41,026	45,161	53,944	58,509

	228,292	229,405	290,121	291,245

1	Includes Crown land subject to lease for a range of purposes and investments held in trust.

58.	Discontinued Operations

On 2 June 2009, the Queensland Government announced its intention to undertake a significant sale program. To date, significant progress has been made in disposal of two of the asset groups identified. Details are provided below of the outcome of the QR Limited Initial Public Offering (IPO) and the Forestry Plantations Queensland 99 year license sale.

QR Limited

The sale program included the sale of QR Limited’s above and below rail coal businesses and certain freight services and related services. The State retains full ownership of the passenger transport business.

Following conclusion of a scoping study, the State announced on 8 December 2009 that the business of QR Limited would be restructured to separate the passenger business and the infrastructure assets for retention under government ownership from the coal and freight operations.

This restructure was effected under the Infrastructure Investment (Asset Restructuring and Disposal) Act, 2009 by:

•

Transferring the passenger and non-coal network and business to Queensland Rail Limited which was subsequently converted to a Government Owned Corporation under the Government Owned Corporations Act 1993. This business is a continuing operation for whole of Government financial statements.

•

Transferring the ownership of the coal and freight network to Queensland Treasury Holdings Pty Ltd and leasing the infrastructure back to QR Limited for a period of 99 years effective 30 June 2010 at a lease rental of $1 per annum, with an option to renew the lease for a further period of 99 years. In the event of termination of the lease, the lessee will be entitled to recover the fair value of the assets subject to the lease.

The remaining business of QR Limited (i.e. the above rail coal and freight operations) is a discontinued operation for the purposes of the whole of Government financial statements.

On 21 September 2010, QR Limited became a wholly owned subsidiary of QR National Limited, a newly incorporated Government owned entity. The shares in QR National Limited were offered to the market by way of an Initial Public Offering which occurred on 22 November 2010.

The Government will retain an interest of up to 40% of QR National Limited at IPO and hold this interest until at least 2012. This interest is to be held through Queensland Treasury Holdings Pty Ltd.

Forestry Plantations Queensland (FPQ)

On 18 May 2010, the Treasurer announced that a 99 year licence for FPQ, which manages state-owned forestry plantations, would be sold to Hancock Queensland Plantations, a company managed by Hancock Timber Resources Group, for $613 million. Financial close for this transaction was achieved on 30 June 2010.

The normal operations of FPQ are not considered material for detailed disclosure as a discontinued operation in the State Finance Report, however a net downward valuation adjustment of $652 million in relation to the value of plantation assets has been disclosed as “Other economic flows from discontinued operations” in (a) below.

Refer to Note 59 Future Developments for other proposed asset sales by the State.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-89

Notes to the Financial Statements—(Continued)

(a) Financial Performance information in relation to discontinued operations

	2010	2009
	$M	$M
Revenue	2,838	2,272
Employee Expenses	(1,070)	(933)
Depreciation	(607)	(351)
Other expenses	(1,379)	(997)

Net Operating Balance from discontinued operations[1]	(218)	(9)
Other economic flows from discontinued operations	(2,042)	(138)

Operating Result from discontinued operations	(2,260)	(147)

Net cash flows from operating activities	639	812
Net cash flows from investing activities	(1,721)	(2,428)
Net cash flows from financing activities	984	1,667

Net cash flows from discontinued operations	(98)	51

(b) Carrying amounts of assets and liabilities of disposal group

QR Limited only met the AASB 5 Assets Held for Sale and Discontinued Operations requirements for a discontinued operation on 30 June 2010. As a result, the 2009 balance sheet has not been restated and no comparatives are shown below.

2010
$M
Assets
Receivables	530
Property, plant and equipment	6,281
Other	267

7,079

Liabilities [1]
Payables	335
Other	744

1,079

Net Assets [2]	6,000

1 The effect of Income Tax is excluded from the transactions and balances disclosed as it is an inter-entity transaction within the State and is therefore eliminated.

2       Borrowings of QR Limited are with Queensland Treasury Corporation which is a Queensland Government entity. These amounts are therefore eliminated and are not included as liabilities of the disposal group. The net assets of QR have been revalued to reflect the fair value less costs to sell in accordance with AASB 5 Non-Current Assets Held for Sale and Discontinued Operations.

59.	Future Developments

Queensland Infrastructure Reform and Sale Program

Following the announcement on 2 June 2009 by the Queensland Government of a significant asset sale program, a number of the declared projects are expected to be completed within the next financial year.

a.	The business of QR National Limited is classified in this report as held for sale, with shares offered to the market on 22 November 2010. Shares worth $4.05 billion were allocated to private sector investors with the State of Queensland retaining up to 40% of stock with a value of $2.1 billion. On listing, $500 million of QTC debt was re-financed by a consortium of private sector banks. Proceeds from the sale will be used to retire debt. Users are referred to the Discontinued Operations disclosures (Note 58) for more information.

b.	The business of the Port of Brisbane was sold by way of a sale of its subsidiary company Port of Brisbane Pty Ltd in late 2010. The new owner was granted a 99 year lease over port land and a charging power for the use of port facilities. The transaction delivers $2.1 billion in cash proceeds to the State and the new owner agreed to fund the future upgrade of section 3 of the Port of Brisbane motorway, with an estimated cost of $200 million. The State retains ownership of the port land and key infrastructure and will continue in the role of Harbour Master with responsibility for the safety, security and movement of ships within the Moreton Bay shipping channel and Brisbane River. The proceeds from the sale will be used to retire debt.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-90

Notes to the Financial Statements—(Continued)

c.	The Abbot Point Coal Terminal will be offered to the market by way of trade sale. This sale will include a 99 year lease of the terminal. The proceeds from the sale will be used to retire debt of the North Queensland Bulk Ports Corporation Limited.

d.	Queensland Motorways Limited is to be divested of the Port of Brisbane Motorway, which will remain under State control. The company will enter into new leases of road land and a Road Franchise Agreement before being acquired by an investment trust of QIC Limited. The proceeds from this transaction will be used to retire debt.

At balance date there was significant uncertainty around the timing and detail of the disposal of the Port of Brisbane, Queensland Motorways Limited and the Abbot Point Coal Terminal. Therefore the State considers that the criteria to reclassify the relevant non-current assets or disposal groups as ‘held for sale’ in accordance with AASB 5 Non-current Assets Held for Sale and Discontinued Operations as amended have not been met for these three sales.

60.	Immaterial Modified Audit Opinions over Agency Financial Statements

The following are emphases of matter reported by the Auditor-General for individual agency financial statements which have been individually assessed as not having a material impact upon these General Government and Whole of Government financial statements:

•

The Auditor-General reported that in relation to a new payroll system for Queensland Health, there was material non-compliance with the prescribed requirements for the Department to maintain appropriate systems of internal control, though the deficiencies have not had a material effect on disclosed employee expenses.

•

Property, plant and equipment balances include Mary Valley properties, which in the absence of available market value data have been valued using land indices, on the assumption the land use will not change. The Auditor-General has drawn attention to the fact that the State has not yet finalised the strategy for future use or divestment of these properties.

•

SunWater Limited has irrigation assets that have been assessed for impairment using value-in-use cash flow calculations which are sensitive to key assumptions such as price. With the appointment of the QCA to set new prices from June 2011, the Auditor-General has raised an emphasis of matter in relation to significant uncertainty over the calculation of value-in-use of infrastructure assets in the absence of an approved future pricing structure for irrigation water.

•

The South East Queensland bulk water authorities (Queensland Manufactured Water Authority, the Queensland Bulk Water Supply Authority and the Queensland Bulk Water Transport Authority) have performed an impairment assessment on their bulk water assets based on current bulk water pricing arrangements under normal pricing principles for regulated assets. The assumptions used in the impairment assessment are particularly sensitive to changes in bulk water pricing parameters set by the State and this has been noted as an emphasis of matter in the audit reports of these entities.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-91

Notes to the Financial Statements—(Continued)

61.	General Government Sector Budget to Actual Comparison

Operating Statement

		Variance	Published Budget 2010	Actual 2010	Change	Change
		Notes	$M	$M	$M	%
	Revenue from Transactions
	Taxation revenue		9,287	9,375	88	0.9%
	Grants revenue	1	18,735	20,205	1,470	7.8%
	Sales of goods and services	2	3,650	3,962	312	8.5%
	Interest income	3	2,017	2,205	188	9.3%
	Dividend and income tax equivalents income	4	1,150	950	(199)	-17.4%
	Other revenue	5	2,354	3,032	678	28.8%
	Total Revenue from Transactions		37,192	39,729	2,536	6.8%
Less	Expenses from Transactions
	Employee expenses		15,006	15,566	559	3.7%
	Superannuation expenses
	Superannuation interest cost	6	1,468	1,320	(147)	-10.0%
	Other superannuation expenses		2,093	2,051	(42)	-2.0%
	Other operating expenses		7,776	7,756	(20)	-0.3%
	Depreciation and amortisation	7	2,773	2,500	(273)	-9.8%
	Other interest expense	8	887	803	(84)	-9.5%
	Grants expenses	9	9,143	9,789	645	7.1%
	Total Expenses from Transactions		39,146	39,785	638	1.6%
Equals	Net Operating Balance		(1,954)	(56)	1,898
	Other Economic Flows - Included in Operating Result
	Gain on sale of assets and investments		20	—	(20)	-100.0%
	Revaluation increments and impairment loss reversals		9	27	18	201.0%
	Loss on sale of assets and investments		(15)	(13)	2	-14.5%
	Asset write-down, revaluation decrements and impairment loss	10	(184)	(399)	(216)	117.4%
	Actuarial adjustments to liabilities		17	(56)	(73)	-418.9%
	Deferred income tax equivalents	11	219	(139)	(358)	-163.5%
	Dividends and tax equivalents from privatisations		—	—	—	N/A
	Other	12	—	(320)	(320)	N/A
	Total Other Economic Flows - Included in Operating Result		66	(900)	(966)	-1461.1%
	Operating Result		(1,888)	(956)	931
	Other Economic Flows - Other Movements in Equity
	Revaluations	13	3,240	(7,586)	(10,826)	-334.2%
	Other		(11)	(79)	(69)	645.1%
	Total Other Economic Flows - Other Movements in Equity		3,229	(7,665)	(10,894)	-337.4%
	Comprehensive Result - Total Changes in Net Worth		1,342	(8,621)	(9,963)
	KEY FISCAL AGGREGATES
	Net Operating Balance		(1,954)	(56)	1,898	-97.1%
Less	Net Acquisition/(Disposal) of Non-Financial Assets
	Purchases of non-financial assets		9,270	8,767	(503)	-5.4%
	Less Sales of non-financial assets		251	218	(32)	-12.9%
	Less Depreciation		2,773	2,500	(273)	-9.8%
	Plus Change in inventories		63	82	19	30.6%
	Plus Other movement in non-financial assets		45	363	319	716.7%
	Equals Total Net Acquisition/(Disposal) of Non-Financial Assets		6,354	6,494	140	2.2%
Equals	Net Lending/(Borrowing)		(8,308)	(6,550)	1,758	-21.2%

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-92

Notes to the Financial Statements—(Continued)

Balance Sheet

	Variance	Published Budget 2010	Actual 2010	Change	Change
	Notes	$M	$M	$M	%
Assets
Financial Assets
Cash and deposits	14	1,751	904	(847)	-48.4%
Receivables and loans
Receivables		3,427	3,497	71	2.1%
Advances paid		635	570	(65)	-10.2%
Loans paid		22,768	23,350	582	2.6%
Securities other than shares		4,763	4,896	133	2.8%
Shares and other equity investment
Investments in public sector entities	15	15,672	19,402	3,730	23.8%
Investments in other entities		2	3	1	62.2%
Investments accounted for using equity method		36	51	15	40.8%
Total Financial Assets		49,056	52,675	3,619	7.4%
Non-Financial Assets
Inventories		563	603	40	7.2%
Assets held for sale		169	129	(40)	-23.5%
Investment properties	16	57	254	197	346.1%
Biological assets		11	10	(1)	-7.7%
Property, plant and equipment	17	148,140	166,817	18,677	12.6%
Intangibles		949	858	(91)	-9.6%
Deferred tax asset		6,342	6,622	280	4.4%
Other non-financial assets		242	324	82	34.1%
Total Non-Financial Assets		156,471	175,617	19,146	12.2%
Total Assets		205,527	228,292	22,765	11.1%
Liabilities
Payables	18	2,839	3,749	910	32.1%
Employee benefit obligations
Superannuation liability	19	25,303	24,687	(617)	-2.4%
Other employee benefits		4,071	4,176	105	2.6%
Deposits held		4	—	(4)	-100.0%
Borrowings and advances
Advances received		467	463	(4)	-0.9%
Borrowings	20	18,775	15,916	(2,859)	-15.2%
Securities other than shares		—	—	—	N/A
Deferred tax liability	21	1,266	1,947	681	53.8%
Provisions	22	979	1,141	162	16.5%
Other liabilities	23	678	557	(121)	-17.8%
Total Liabilities		54,382	52,636	(1,746)	-3.2%
Net Assets		151,144	175,655	24,511	16.2%
Net Worth
Accumulated surplus		48,882	89,156	40,274	82.4%
Reserves		102,262	86,500	(15,762)	-15.4%
Total Net Worth		151,144	175,655	24,511	16.2%

KEY FISCAL AGGREGATES
Net Financial Worth		(5,327)	39	5,365	-100.7%
Net Financial Liabilities		20,999	19,364	(1,635)	-7.8%
Net Debt		(10,672)	(13,342)	(2,670)	25.0%

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-93

Notes to the Financial Statements—(Continued)

Cashflow Statement

		Published Budget 2010	Actual 2010	Change	Change
	Notes	$M	$M	$M	%
Cash Flows from Operating Activities
Cash received
Taxes received		9,286	9,311	25	0.3%
Grants and subsidies received	24	18,735	20,078	1,343	7.2%
Sales of goods and services	25	4,050	4,433	383	9.5%
Interest receipts		2,010	2,205	195	9.7%
Dividends and income tax equivalents		1,042	1,102	60	5.8%
Other receipts	26	3,219	4,342	1,122	34.9%
		38,341	41,470	3,129	8.2%
Cash paid
Payments for employees		(16,975)	(17,684)	(709)	4.2%
Payments for goods and services	27	(8,442)	(9,351)	(908)	10.8%
Grants and subsidies		(9,097)	(9,627)	(530)	5.8%
Interest paid		(883)	(803)	80	-9.1%
Other payments		(762)	(763)	—	—
		(36,160)	(38,227)	(2,067)	5.7%
Net Cash Flows from Operating Activities		2,181	3,244	1,062	48.7%
Cash Flows from Investing Activities
Non-Financial Assets
Purchases of non-financial assets	28	(9,270)	(8,767)	503	-5.4%
Sales of non-financial assets		251	218	(32)	-12.9%
		(9,020)	(8,549)	471	-5.2%
Financial Assets (Policy Purposes)
Equity acquisitions		(743)	(1,102)	(359)	48.3%
Equity disposals		436	885	449	102.8%
	29	(307)	(217)	89	-29.1%
Financial Assets (Liquidity Purposes)
Sales of investments		1,924	1,754	(170)	-8.8%
Purchases of investments		(3,262)	(3,332)	(70)	2.2%
	30	(1,338)	(1,578)	(240)	17.9%
Net Cash Flows from Investing Activities		(10,665)	(10,344)	320	-3.0%
Cash Flows from Financing Activities
Cash received
Advances received		12	—	(12)	-100.0%
Proceeds of borrowing	31	8,324	5,621	(2,703)	-32.5%
Deposits received		—	1	1	100%
		8,336	5,622	(2,714)	-32.6%
Cash paid
Advances paid		(29)	(21)	8	-28.3%
Borrowing repaid	31	(370)	(439)	(69)	18.7%
Dividends paid		0	—	(0)	-100.0%
Deposits withdrawn		—	(1)	(1)	100%
		(399)	(461)	(62)	15.5%
Net Cash Flows from Financing Activities		7,937	5,161	(2,776)	-35.0%
Net increase/(decreased) in Cash and Deposits Held		(546)	(1,939)	(1,393)	255.0%
Cash and deposits at the beginning of the financial year		2,298	2,844	546	23.8%
Cash and Deposits Held at the End of the Financial Year		1,751	905	(847)	-48.4%

KEY FISCAL AGGREGATES
Net Cash from Operating Activities		2,181	3,244	1,062	48.7%
Net Cash Flow from Investments in Non-Financial Assets		(9,020)	(8,549)	471	-5.2%
CASH SURPLUS/(DEFICIT)		(6,838)	(5,305)	1,533	-22.4%

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-94

Notes to the Financial Statements—(Continued)

Variance Notes

1	Grants revenue has increased by $1.470 billion over the original 2009-10 Budget. This was due to increased receipts from Goods and Services Tax (GST) ($505 million) as the impact of the global financial crisis on consumption was not as severe as anticipated. In addition, National Partnership Payments were higher than budgeted ($514 million) as the Commonwealth brought forward funding under the Nation Building Program for the Ipswich Motorway and Douglas Arterial Road projects. Grants revenue also includes grants received from the Commonwealth to be on-passed to entities outside the State. Grants for on-passing increased by $303 million against budget mainly due to grants to non-government schools. The outflow of these grants is included in grants expense (refer Note 9).

2	Sales of goods and services increased by $312 million over the original budget and is in part due to the inclusion of revenue received from the Commonwealth for the provision of high cost drugs, additional funding from the Department of Veteran’s Affairs and other State Governments to cover costs from providing services to patients normally resident in other states and greater than expected revenue received through the Pharmaceutical Benefits Scheme (PBS).

3	The increase in interest revenue was largely a result of 11.9% return on assets held for former defined benefit superannuation liabilities. Former defined benefit superannuation obligations represent the liabilities of defined benefit members who have elected to leave the defined benefit scheme. These liabilities are largely offset by matching investments which fluctuate with investment earnings. The return on these assets at budget was the long-term expected rate of return of 7.5% per annum. Higher actual earnings on these investments are offset by higher superannuation interest costs (refer to note 6).

4	Dividend and tax equivalent income declined $199 million from the 2009-10 Budget. This variance is due to lower tax equivalents and dividends for the transport sector ($291 million) as profitability declined due to impairment of goodwill and rollingstock freight assets and additional employee expenses. These variances were partially offset by higher than budgeted income from ports ($80 million), electricity entities ($23 million) and QTC ($22 million).

5	Other revenues have increased by $678 million over original budget reflecting a $340 million increase in mining royalties due to higher commodity prices and increased coal export volumes, partially offset by higher exchange rate of the Australian Dollar against the US Dollar (the currency in which most commodity sale prices are contracted) and a $283 million increase in land contributions from developers.

6	Superannuation interest costs have declined $147 million since the 2009-10 Budget as a result of a change in the net discount rate from 6.2% to 5.3% resulting in a decline of $265 million in defined benefit superannuation interest costs, offset in part by an increase in former defined benefit superannuation expense of $118 million due to actual returns of 11.9% on assets held for former defined benefit liabilities compared to budget return of 7.5% (refer to note 3).

7	Depreciation and amortisation expense has fallen $273 million compared to budget largely due to lower than budgeted road asset valuations by the Department of Main Roads and Transport.

8	The decline in interest expense of $84 million primarily reflects lower borrowings as a result of improved operating and investing cash flows.

9	Grants expenses have increased $645 million since the original budget was published. This is mainly due to a $273 million payment to Queensland Water Infrastructure Pty Ltd related to the discontinuation of the Traveston Crossing Dam; $110 million additional funding for Natural Disaster Relief and Recovery Arrangements and the bring forward of funding for the Local Government Grant and Subsidy programs; Health grants of $160 million primarily to the Mater Hospital and National Blood Authority; $52 million grant funding to South East Queensland (SEQ) Water Grid manager; $115 million funding to Townsville Port Limited for the development of the Townsville Marine Industry Precinct and grants received from the Commonwealth for on-passing, including $280 million to non-government schools. These increases were partially offset by a $186 million reduction in community service obligation payments to QR Limited and Ergon Energy and $147 million deferral of expenditure within Housing and Homelessness Services.

10	Asset write-downs, revaluation decrements and impairment losses are $216 million higher than budgeted in the 2009-10 Budget due to an additional $98 million write down of road network infrastructure following Natural Disaster Relief and Recovery Arrangements (NDRRA) assessments, accounts receivable impairments of $50 million by Queensland Treasury and land decrements of $41 million by the Urban Land Development Authority.

11	The decline in deferred tax equivalent income of $358 million is mainly attributable to the derecognition of deferred tax assets following the sale of forestry plantation assets outside of the State, and tax losses incurred by QR Limited and WorkCover.

12	Other economic flows included in operating result reflect the change in market value of whole of Government borrowings.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-95

Notes to the Financial Statements—(Continued)

13	Revaluations included in Other economic flows are lower than original budget by $10.826 billion due to downward valuations of non-financial assets particularly by the Department of Transport and Main Roads ($3.44 billion), Department of Education and Training ($1 billion), Department of Health ($720 million) and Department of Environment and Resource Management ($618 million). In addition there has been a decline in value of the GGS investment in public sector entities (excluding equity injections/repatriations and dividends) of $4.133 billion mainly as a result of valuation adjustments to rail infrastructure and plant and equipment as well as the plantation assets of Foresrty Plantations Queensland.

14	Refer to Cash Flow Statement variances notes 24 to 31.

15	Investments in public sector entities increased $3.730 billion from published Budget. This was largely attributable to changes in valuation for rail property, plant and equipment and improved operating results for the Public Financial Sector, offset in part by the sale of forestry plantation assets and the transfer of land parcels and other assets from the Port of Brisbane Corporation to a number of GGS entities.

16	Investment properties have increased from 2009-10 Budget primarily reflecting the transfer of investment properties from the Port of Brisbane Corporation, a Public Non-financial Corporation, to the Urban Land Development Authority.

17	Property, plant and equipment increased $18.677 billion since the 2009-10 Budget. The variance is largely due to opening balance increase of $25.4 billion representing initial valuation of land under roads and downward revaluations of road infrastructure assets offset in part by downward revaluations of $6.6 billion in 2009-10 (refer to note 13).

18	Payables are $910 million higher than budgeted. Significant variances include capital payables by the Department of Education and Training, particularly in relation to the Australian Government’s program Building the Education Revolution ($249 million), transport sector community service obligation payments ($116 million) and repayment of GST to the Australian Government ($91 million).

19	The superannuation liability declined $617 million largely as a result of opening balance adjustment of $526 million, mainly representing the actuarial loss recorded in 2008-09.

20	Borrowings are lower as a result of improved operating and investing cash flows and variations in the timing of the Government’s capital program (refer note 31).

21	The $681 million increase in the deferred tax liability was due to changes in Public Financial and Non-financial Corporations’ future income tax liabilities, specifically WorkCover ($427 million), water entities ($162 million) and QR Limited ($250 million), partially offset by electricity entities (-$81 million) and Forestry Plantation Queensland following de-recognition of tax liabilities upon sale at 30 June 2010 (-$92 million).

22	Higher than budgeted provisions largely reflects growth in outstanding health and property claims of the Queensland Government Insurance Fund.

23	Other liabilities declined by $121 million from published budget reflecting a reduction in unearned Commonwealth revenue by the Department of Transport and Main Roads.

24	Refer Note 1

25	Refer Note 2

26	Other receipts are higher than the original budget by $1,122 million. This is partly due to GST receipts and payments being netted off in the budget and grossed up in the actuals combined with a $185 million increase in mining royalties (refer to note 5).

27	The increase in payments for goods and services of $908 million largely reflects the gross up of GST paid on purchases.

28	Purchases of non-financial assets decreased by $503 million from the 2009-10 Budget largely due to variations in timing of social housing expenditure as well as floods and heavy rainfall reducing expenditure on some health and road projects. Offsetting these decreased outflows was the purchase from Queensland Water Infrastructure Pty Ltd of land previously acquired for the Traveston Dam project.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-96

Notes to the Financial Statements—(Continued)

29	Equity funding to Public Non-financial Corporation sector entities increased by $333 million from the 2009-10 Budget. Higher equity injections reflect increased funding to Tarong Energy Corporation Ltd of $275 million for the purchase of another 50% of the Tarong North Power Station, Queensland Manufactured Water Authority of $150 million and Energex of $102 million offset in part by reduced funding to Queensland Rail of $186 million.

Offsetting the above increases were proceeds of $421 million from the sale of the forestry license granted by the Department of Environment and Resource Management which were received in 2009-10 ahead of the original expectation of 2010-11.

30	Net investment in financial assets held for liquidity purposes increased by $240 million from the original 2009-10 Budget reflecting higher reinvestment of interest due to 11.9% earnings on former defined benefit investments compared to a budgeted 7.5%.

31	Borrowing receipts have decreased $2.703 billion from 2009-10 Budget estimates primarily due to increased operating cash flows, more efficient utilisation of cash resources and variations in timing of the Government’s capital works program (refer note 28).

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-97

Certificate of Queensland State Government Financial Statements

General Government Sector and Total State Sector Consolidated Financial Statements 2009-10

Management Certificate

The foregoing GGS and Total State Sector consolidated financial statements have been prepared pursuant to section 25(1)(a) and (b) of the Financial Accountability Act 2009 and other prescribed requirements.

In our opinion and in terms of section 25(3) of the Financial Accountability Act 2009, we certify that the GGS and Total State Sector consolidated financial statements have been properly drawn up, under the prescribed requirements, to present a true and fair view of:

(i)	the financial operations and cash flows of the Government of Queensland for the financial year; and

(ii)	the financial position of the Government of Queensland at 30 June 2010.

At date of certification of the statements, we are not aware of any material circumstances that would render any particulars included in the GGS and Total State Sector consolidated financial statements misleading or inaccurate.

David Newby, CA Manager, Fiscal Reporting Queensland Treasury	Gerard Bradley, CPA, FCA Under Treasurer Queensland Treasury	ANDREW FRASER Treasurer Minister for Employment and Economic Development

Date 30 November 2010

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-98

INDEPENDENT AUDITOR’S REPORT

To the Treasurer of Queensland

Matters Relating to the Electronic Presentation of the Audited Financial Report

The audit report relates to the financial report of the Government of Queensland including General Government Sector and Total State Sector for the financial year ended 30 June 2010 included on the Queensland Treasury Department’s website. The Under Treasurer is responsible for the integrity of the Queensland Treasury Department’s website. I have not been engaged to report on the integrity of the Queensland Treasury Department’s web site. The auditor’s report refers only to the statements named below. It does not provide an opinion on any other information which may have been hyperlinked to/from these statements. If users of the financial report are concerned with the inherent risks arising from electronic data communications they are advised to refer to the hard copy of the audited financial report, available from Queensland Treasury, to confirm the information included in the audited financial report presented on this website.

These matters also relate to the presentation of the audited financial report in other electronic media including CD Rom.

Report on the Financial Report

I have audited the accompanying financial report of the Government of Queensland including General Government Sector and Total State Sector, which comprises the balance sheet as at 30 June 2010, and the operating statement, statement of changes in net assets (equity) and cash flow statement for the year ended on that date, a summary of significant accounting policies, other explanatory notes and the certificates given by the Treasurer, Under Treasurer and the Manager, Fiscal Reporting. The financial report includes the consolidated financial statements of the Government of Queensland and the entities it controlled at the year’s end or from time to time during the financial year.

Treasurer’s Responsibility for the Financial Report

The Treasurer, through the Treasury Department, is responsible for the preparation and fair presentation of the financial report in accordance with prescribed accounting requirements identified in the Financial Accountability Act 2009 and with applicable Australian Accounting Standard AASB 1049 Whole of Government and General Government Sector Financial Reporting. AASB 1049 requires compliance with other applicable Australian Accounting Standards. This responsibility includes establishing and maintaining internal controls relevant to the preparation and fair presentation of the financial report that is free from material misstatement, whether due to fraud and error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

My responsibility is to express an opinion on the financial report based on the audit. The audit was conducted in accordance with the Auditor-General of Queensland Auditing Standards, which incorporate the Australian Auditing Standards. These auditing standards require compliance with relevant ethical requirements relating to audit engagements and that the audit is planned and performed to obtain reasonable assurance whether the financial report is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor’s judgement, including the assessment of risks of material misstatement in the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers the entity’s preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control, other than in expressing an opinion on compliance with prescribed requirements. An audit also includes evaluating the appropriateness of accounting policies and the reasonableness of accounting estimates made by the Accountable Officer, as well as evaluating the overall presentation of the financial report and any mandatory financial reporting requirements as approved by the Treasurer for application in Queensland.

I believe that the audit evidence obtained is sufficient and appropriate to provide a basis for my audit opinion.

My audit is not designed to provide assurance on the accuracy or appropriateness of the budgetary information in the financial report.

Independence

The Auditor-General Act 2009 promotes the independence of the Auditor-General and all authorised auditors. The Auditor-General is the auditor of all Queensland public sector entities and can only be removed by Parliament.

The Auditor-General may conduct an audit in any way considered appropriate and is not subject to direction by any person about the way in which audit powers are to be exercised. The Auditor-General has for the purposes of conducting an audit, access to all documents and property and can report to Parliament matters which in the Auditor-General’s opinion are significant.

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-99

INDEPENDENT AUDITOR’S REPORT—(Continued)

Auditor’s Opinion

In accordance with s.42 of the Auditor-General Act 2009 -

(a)	I have received all the information and explanations which I have required; and

(b)	in my opinion -

(i)	the prescribed requirements in respect of the establishment and keeping of accounts have been complied with in all material respects; and

(ii)	the financial report has been drawn up under prescribed requirements, so as to present a true and fair view, of the financial operations and cash flows of the Government of Queensland for the financial year 1 July 2009 to 30 June 2010 and of the financial position as at the end of that year.

G G POOLE FCPA, FCA	Queensland Audit Office
Auditor-General of Queensland	Brisbane

Audited Consolidated Financial Statements 2009–10 – Government of Queensland	6-100